As filed with the Securities and Exchange Commission on May 28, 2021

File No. 024-11447

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 3)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Clubhouse Media Group, Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

Phone: (702) 479-3016

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Amir Ben-Yohanan

Chief Executive Officer

Clubhouse Media Group, Inc.

3651 Lindell Road, D517

Las Vegas, Nevada 89103

Phone: (702) 479-3016

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony L.G., PLLC 625 N. Flagler Drive, Suite 600 West Palm Beach, Florida 33401 Telephone: (561) 514-0936	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 Telephone: (202) 869-0888

7900	99-0364697
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

May 28, 2021

Subject to Completion

CLUBHOUSE MEDIA GROUP, INC.

3651 Lindell Road, D517

Las Vegas, Nevada, 89103

(702) 479-3016

$1,000,000 Minimum Offering Amount (250,000 Shares of Common Stock)

$30,000,000 Maximum Offering Amount (7,500,000 Shares of Common Stock)

CLUBHOUSE MEDIA GROUP, INC., a Nevada corporation, is offering a minimum of 250,000 shares of common stock and a maximum of 7,500,000 shares of common stock, par value of $0.001 per share, on a “best efforts” basis, which we refer to as the Offered Shares. The minimum offering amount is $1,000,000, which we refer to as the Minimum Offering Amount, and the maximum offering amount is $30,000,000, which we refer to as the Maximum Offering Amount. The initial public offering price per share of Common Stock is $4.00 per share. This offering will terminate on the date which is ninety (90) days immediately following the date of qualification by the SEC of the Offering Statement of which this Offering Circular is a part, subject to extension for up to ninety (90) days with our mutual agreement of the Company and the Placement Agent, as defined below; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the Minimum Offering Amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii) the date on which the Maximum Offering Amount is sold (such earliest date, the “Termination Date”). Affiliates of our Company, including our officers and directors, may invest in the offering and their investment would be counted toward achieving the Minimum Offering Amount. If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A. Our Company and the Placement Agent will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. We expect to have Additional Closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this Offering Circular.  Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the Offered Shares subscribed for.  An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next closing unless we reject the investor’s subscription. An investor will receive a confirmation of the investor’s purchase promptly following the closing in which the investor participates.

Until we achieve the Minimum Offering Amount, the proceeds for the offering will be kept in a segregated non-interest-bearing account (the “Offering Escrow Account”) at Pacific Mercantile Bank with Sutter Securities Clearing, LLC (the “Deposit Account Agent”), serving as the Offering Escrow Account agent. Sutter Securities Clearing, LLC is an affiliate of our Placement Agent. Upon achievement of the Minimum Offering Amount and the closing on such amount, the proceeds from the Minimum Offering Amount will be distributed to us and the associated Offered Shares will be issued to the investors. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. Checks should be made payable to Sutter Securities Clearing, LLC as Deposit Account Agent for the Company.

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price by ACH debit transfer, wire transfer, credit card or check into the Offering Escrow Account. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.”

The minimum purchase requirement per investor is $250; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. We expect to commence the sale of the Offered Shares as of the date on which the Offering Statement the of which this Offering Circular is a part, is qualified by the SEC.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “CMGR.” On May 25, 2021, the last reported sale price of our common stock was $6.54.

We have engaged Boustead Securities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”), as the placement agent (the “Placement Agent”) to offer the Offered Shares to prospective investors in the United States on a best-efforts basis, and the Placement Agent will have the right to engage such other broker-dealers or agents as it determines to assist in such offering.

A maximum of $30,000,000 of Offered Shares will be offered worldwide. No sales of Offered Shares will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Shares will be initially offered in all jurisdictions at the same U.S. dollar price that is set forth in this Offering Circular.

See “Plan of Distribution” and “Description of Securities” for a description of our capital stock.

Shares Offered by Company	Number of Shares (2)	Price to Public		Underwriting Discounts and Commissions (1) (2)		Proceeds, Before Expenses, to Company (3)
Per Share	1		$4.00		$0.26		$3.74
Total Minimum	250,000		$1,000,000		$65,000		$935,000
Total Maximum	7,500,000		$30,000,000		$1,950,000		$28,050,000
Placement Agent’s Warrant:(2)	75,000	$	Not applicable	$	Not applicable	$	Not applicable
Shares of Common Stock underlying Placement Agent’s Warrant:(2)	75,000	$	Not applicable	$	Not applicable	$	Not applicable

(1) This table depicts broker-dealer commissions of 6.5% of the gross offering proceeds. Please refer to the section entitled “Plan of Distribution” beginning on page 40 of this Offering Circular for additional information regarding total underwriter compensation.

We have agreed to reimburse the Placement Agent for reasonable out-of-pocket expenses incurred relating to the offering, regardless of whether the offering is consummated, including payment of up to $45,000 for reimbursement of the Placement Agent’s legal counsel fees. Any out-of-pocket expenses above $1,000 are to be pre-approved by the Company. We have paid $20,000 to the Placement Agent as a refundable advance, all of which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to us to the extent any portion of the advance is not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A) in the event of the termination of the offering.

(2) In addition to the broker-dealer discounts and commissions included in the above table, upon consummation of this offering, we will issue to the Placement Agent or its designees warrants to purchase an aggregate number of shares of our common stock equal to 1% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 125% of the initial public offering price of $4.00 per share, with an aggregate value of $375,000. Assumes that the maximum aggregate offering price of $30,000,000.00 is received by the Company from investors. The aggregate offering price of this offering is $30,375,000, which includes the maximum offering amount of common stock that may be sold to investors in this offering ($30,000,000) and the value of the shares of common stock underlying the warrants issued to the Placement Agent in connection with the offering ($375,000).

(3) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, deposit Account Agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this offering. We estimate the total expenses of this offering, excluding the Placement Agent’s commissions, will be approximately $245,000 (which includes $45,000 of the Placement Agent’s expenses). See “Plan of Distribution” beginning on page 40.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our common stock is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 18.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

The date of this Offering Circular is _________, 2021.

ITEM 2: TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We do not take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Offered Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular.

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MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms or third-party financial or analytics firms that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Offering Circular include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	fluctuations in the number of influencers living in our Clubhouses or that we contract with and their number of social media followers;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Offering Circular. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Offering Circular and the documents that we reference in this Offering Circular and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Offering Circular represent our views as of the date of this Offering Circular. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Offering Circular, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Offering Circular. You should not place undue reliance on the forward-looking statements included in this Offering Circular. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

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ITEM 3: SUMMARY AND RISK FACTORS

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Offering Circular, unless the context indicates otherwise, “Clubhouse Media,” the “Company,” “we,” “our,” “ours” or “us” refer to Clubhouse Media Group, Inc., a Nevada corporation, and its subsidiaries, including West of Hudson Group, Inc., a Delaware corporation, and its subsidiaries.

SUMMARY

Overview

We operate a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Our Company offers management, production and deal-making services to our handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Our management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

Through our subsidiary, West of Hudson Group, Inc., or WOHG, we currently generate revenues primarily from talent management of social media influencers residing in our Clubhouses and for paid promotion by companies looking to utilize such social media influencers to promote their products or services. We solicit companies for potential marketing collaborations and cultivated content creation, work with the influencers and the marketing entity to negotiate and formalize a brand deal and then execute the deal and receive a certain percentage from the deal. In addition to the in-house brand deals, we generate income by providing talent management and brand partnership deals to external influencers not residing in our Clubhouses. Through Digital Influence Inc. (doing business as Magiclytics), a 100% wholly owned subsidiary of WOHG, we currently generate revenues primarily by providing predictive analytics for content creation brand deals.

For the period from January 2, 2020 (inception) to December 31, 2020, Clubhouse Media generated revenues of $1,010,405 and reported a net loss of $2,577,721 and negative cash flow from operating activities of $1,967,551. For the three months ended March 31, 2021, Clubhouse Media generated revenues of $523,376, reported a net loss of $5,798,578, and had negative cash flow from operating activities of $1,628,118. As noted in the consolidated financial statements of Clubhouse Media, as of March 31, 2021, Clubhouse Media had an accumulated deficit of $8,456,996. There is substantial doubt regarding the ability of Clubhouse Media to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the period from January 2, 2020 (inception) to December 31, 2020.”

Principal Products and Services

Our current principal products and services are comprised of (1) our Clubhouses, (2) our talent management services and (3) our brand development and content creation.

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The Clubhouses

Through WOHG, we are the sole owner of “The Clubhouse,” which is an integrated social media influencer incubator with a physical and digital footprint in Southern California and Europe. The Clubhouse is a collection of content creation houses located in scenic mansions in Southern California (4 locations), Las Vegas, Nevada (1) and Europe (1 location) that houses who we believe to be some of the most prominent and widely followed social media influencers, together carrying a currently estimated follower base of approximately 280 million social media followers as of May 25, 2021 across all Clubhouse influencers. The foregoing consists of approximately 150 million followers on Tik Tok, 60 million followers on Instagram, 53 million followers on YouTube, 6 million followers on Snapchat and 12 million followers on Twitter. The influencers who live in our Clubhouses, as well as the number of their social media followers, can fluctuate significantly at any given time, and we cannot predict the increase or decline of the number of influencers who live in our Clubhouses or the number of followers for our Clubhouse influencers at any given time in the future.

Content Houses at a Glance

Content houses originated from gaming houses in the gaming industry, where professional video game players and gaming teams lived in the same residence with each other in order to practice gaming and create content to build their own following. Eventually this concept was adopted by lifestyle influencers and was found to be a way for individual influencers to create new content with other influencers and grow followers together.

Our Clubhouses

The Clubhouse is an established network of social media content creation houses (Clubhouse BH, Just A House (“JAH”), Society Las Vegas, Dobre Bothers House, Weheartfans House and Clubhouse Europe that each provide a picturesque living environment for our band of social media influencers, complete with in-house media production teams, including photographers and videographers. We believe that this enables the influencers living at these houses to maximize the depth, breadth and scale of followers that those influencers can build across popular social media platforms.

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“Clubhouse BH” is located in the heart of Beverly Hills in Los Angeles, California and is occupied by a group of content creators who live and work together 24 hours per day and seven days per week, and are equipped with a full media team. We believe that this structure enables successful collaboration and content creation by the content-creators. Clubhouse BH is 12,000 square feet, has 11 bedrooms and sits on one acre of land. Clubhouse BH is targeting men and women aged 17 to 30.

“Dance Dome LA” is housed under the Clubhouse BH location that targets a subgenre of influencers in the dance community. Dance Dome aims to target the young male and female demographic of 12-30 years old specifically those interested in the subgenre of dancing related content.

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●	“Just a House” (“JAH”) is located in Los Angeles. JAH is in the process expanding its digital footprint with a young female following aimed at a demographic of women aged 12 to 30.

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“Dobre Brothers House” is located in the hill tops of Beverly Hills. Dobre brothers consist of Darius, Cyrus, Marcus and Lucas Dobre. Dobre Brothers House is aimed at a demographic of men and women aged 12 to 35.

●	“Clubhouse Europe” is located in the Republic of Malta, where we’ve expanded our international footprint by bringing together under one roof who we believe to be some of Europe’s most popular influencers. Clubhouse Europe is targeting European demographic of men and women aged 14 to 30.

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“Weheartfans House” is a house dedicated to Clubhouse’s weheartfans.com platform. The website provides fans with exclusive content. The website is currently in beta mode. Weheartfans House is targeting demographic of men and women aged 18 to 55.

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●	“Society Las Vegas” is Clubhouse’s first house in Las Vegas. Society Las Vegas seeks to target the Las Vegas demographic market of men and women aged 16 to 45.

“The Clubhouse” Online Presence and Plans for Expansion of the Physical Clubhouses

While “The Clubhouse” network consists of physical locations (as described above), there are numerous “Clubhouse” accounts owned by The Clubhouse, with a combined following of over 9.4 million followers as of May 25, 2021 across Instagram, Snapchat, YouTube, and TikTok. These accounts are directly held by us (as opposed to the Clubhouse team of influencers) and therefore we have direct access to the followers of these accounts, which we consider to be our followers.

We are constantly surveying opportunities to establish new Clubhouses, and intend to expand our Clubhouse locations as our business continues to grow. We specifically plan on expanding the Clubhouse footprint further into Europe and the U.S. as well as into Asia, into other content niche types such as e-gaming, beauty and music. We currently intend to expand with two to four additional Clubhouses each year, depending on available funding for such expansion and we cannot provide any assurance that we’ll be able to expand at this intended rate. We also intend to engage in a cross-house collaborative strategy that we believe has not yet been established in the industry and we have talent that can be deployed to a broad range of brand partnership and other opportunities that we believe can lead to significant growth opportunities through diversified revenue streams.

Why We Believe that Influencers Benefit from Content Houses

Influencers need to constantly create original content to grow their following, and collaborations with other influencers can help facilitate creative content while allowing for sharing of followers among influencers. Our Clubhouses provide a unique living situation where influencers can collaborate and work together to grow each other’s following. For example, one of the influencers who was living in our Clubhouses experienced in four months, growth from 3.22 million followers on Instagram to 5.2 million followers on Instagram. Another one of the influencers who lived in our Clubhouses experienced in four months, growth from 1.5 million followers on Instagram to 2.3 million followers on Instagram.

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Clubhouse and Influencer Fit

At Clubhouse Media, we strive to cultivate a large and committed following for our team of influencers, which we plan to leverage to popularize our in-house brands, driving sales and brand-awareness to our target customers. Our approach is to create a balance between social media creativity and the business of social media marketing. We believe that this symbiotic balance creates a higher output for both our Clubhouses and influencers and creates an attractive one-stop shop for brands to advertise and for influencers to grow and collaborate. The Clubhouse’s goal is to develop and successfully monetize on its network of influencers through a portfolio of valuable brands by becoming the world’s leading hub for new media content. The Clubhouse has already received media coverage in publications such as Forbes, the New York Times, Business Insider and Seventeen, among others.

Talent Management Services

Doiyen LLC, our indirectly wholly owned subsidiary, is a talent management company for social media influencers and generates revenues based on the earnings of its influencer-clients (or “Creators”) by receiving a percentage of the earnings of its Creators. Certain influencers who live in our various Clubhouses enter into an Exclusive Management Agreement (the “Management Agreement(s)”). Through Doiyen, we seek to represent some of the world’s top talent in the world of social media. We plan to hire experienced talent and management agents as well as build our support and administrative resources seeking to expand operations. Our influencers include entertainers, content creators, and style icons.

Through Doiyen, we currently represent more than 24 social media influencers, with a combined number of followers on Instagram, TikTok, and YouTube of over 70,000,000. We are dedicated to helping Doiyen’s influencer-clients build their brands, maintain creative control of their destinies, and diversify and grow their businesses through “The Clubhouse,” providing them opportunities to increase their monetization potential and amplify their reach.

We also may enter into non-exclusive management agreements with certain Creators, however this is extremely rare, as we prefer to only enter into exclusive management agreements.

Brand Development and Content Creation

Through WOH Brands, LLC, a 100% wholly owned subsidiary of WOHG, we engage and also plan to engage in a number of activities with respect to brand development and incubation, content creation, and technology development, as follows:

●	Content Creation: original long and short form content creation for streaming services or other platforms involved in content distribution;

●	Brand Development and Product Sales: acquiring or creating in-house brands and selling products in various categories, including apparel, beauty, and other lifestyle brands; and

●	Technology: development and/or acquisition of software geared towards social media, which may be licensed, sold outright, or otherwise monetized by us.

Through Digital Influence Inc. (doing business as Magiclytics), a 100% wholly owned subsidiary of WOHG, we provide predictive analytics for content creation brand deals.

Industry Overview and Market Opportunity

Social Media and Influencer Marketing and Promotion

According to a Business Insider Intelligence report titled “Influencer Marketing: State of the social media influencer market in 2021” originally published in December 2019 and updated February 2021, influencer marketing spending has grown significantly since 2015 and is expected to reach $13.8 billion annually by 2021. According to the same source, currently 78% of companies spend over 10% of their marketing budget on influencer marketing and 11% of companies allocate more than 40% of their marketing budget on influencer marketing and the percentage is expected to grow as more companies become comfortable with the channel. Also according to the same source, companies surveyed about influencer marketing noted that content quality, aligned target audience demographic and engagement rate were the three most important determinants in choosing influencer partners and that the two most important goals for influencer marketing based on survey responses were increasing brand awareness and reaching new audiences in order to expand their existing customer base.

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WOHG intends to capitalize on this growing social media and influencer based advertising spending, utilizing its Clubhouse influencers to attract advertisers directly, as well as generating business for Creators, for which it will receive compensation pursuant to its Management Agreements.

Apparel

The United States apparel market was valued at approximately 368 billion U.S. dollars as of 2019. Store-based retailing was valued at over 268 billion U.S., while e-commerce brought in over 100 million U.S. dollars of revenue. As the internet increasingly influences social and economic activities, the e-commerce market for retail goods is expected to grow steadily. Our core customer demographic is anywhere from 12 to 30-year old women and men.

Competition

We seek to effectively compete with such competitors by out-scaling our competition, focusing on in-house business infrastructure and providing superior support and management services for our Clubhouse influencers. We strive to have more physical locations than other influencer-house networks. Currently, we are unaware of any other company that is combining into one business the various business aspects in which we engage. In addition, we believe the experience of our management team provides us with a significant advantage in the social media influencer business, as participants in this space have traditionally lacked the business experience that our executive management team possesses, which we intend to use to our advantage. Notwithstanding, we may not be able to effectively compete with such competitors.

Customers

Our customers include our influencer-clients, or Creators, (through Doiyen), companies that contract directly with us (through Doiyen) for paid promotion, and the consumers that purchase our products (through WOH Brands).

Doiyen and its Creators have already worked with a number of notable brands, including, but not limited to, Fashion Nova, Spotify, McDonalds, Amazon, and Boohoo.

Sales and Marketing

We generally attract clients through our social media presence across various platforms, including YouTube, Instagram, and TikTok.

As a respected name in the social media influencer industry, we are often approached by influencers who want us to represent them (through Doiyen), or want to live in one of our Clubhouses. We also scout for up-and-coming talented influencers on various social media platforms, who we then attempt to engage as clients.

For paid promotion, we generally receive inbound inquiries for promotional opportunities from companies looking to promote their brands or products. Doiyen also has a sales team to reach out to specific brands that we believe fits a specific influencer’s style, which is another way we generate business.

All products that we sell are marketed through our Clubhouse team of influencers, who provide promotion and marketing social media posts on our behalf as part of the terms of their living arrangements in the Clubhouses.

Government Regulation

We are subject to various federal, state and local laws, both domestically and internationally, governing matters such as:

●	licensing laws for talent management companies, such as California’s Talent Agencies Act;
●	licensing, permitting and zoning;
●	health, safety and sanitation requirements;

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●	harassment and discrimination, and other similar laws and regulations;
●	compliance with the Foreign Corrupt Practices Act (“FCPA”) and similar regulations in other countries;
●	data privacy and information security;
●	marketing activities;
●	environmental protection regulations;
●	imposition by the U.S and/or foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed and ownership restrictions; and
●	government regulation of the entertainment industry.

We monitor changes in these laws and believe that we are in material compliance with applicable laws and regulations. See “Risk Factors—Risks Related to Our Business—We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.”

Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 60 of this Offering Circular.

Overview of the Business of West of Hudson Group, Inc.

West of Hudson Group, Inc., or WOHG, our directly wholly owned subsidiary, is primarily a holding company, and operates various aspects of its business through its operating subsidiaries of which WOHG is the 100% owner and sole member, in the case of limited liability companies, and which are as follows:

Doiyen, LLC – a talent management company that provides representation to Clubhouse influencers.

WOH Brands, LLC – a content-creation studio, social media marketing company, technology developer.

Digital Influence Inc. (doing business as Magiclytics) – a company that provides predictive analytics for content creation brand deals.

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Organizational Structure

The following reflects our organization structure after this offering:

Management
Existing Investors
Public Shareholders
74,727,832 Shares of Common Stock
Voting interest: 73.0%
Economic interest: 73.0%
1 Share of Series X Preferred Stock held by Amir Ben-Yohanan
Voting Interest: equal to all votes of the issued and outstanding capital stock plus one.
Economic Interest: 0%
Not Convertible
20,111,447 Shares of Common Stock
Voting interest: 19.7%
Economic interest: 19.7%
7,500,000 Shares of Common Stock
Voting interest: 7.3%
Economic interest: 7.3%
Clubhouse Media Group, Inc.
Voting interest: 100%
Economic interest: 100%
West of Hudson Group, Inc.
Voting interest: 100%
Economic interest: 100%
Doiyen LLC
Voting interest: 100%
Economic interest: 100%
Clubhouse Studios, LLC
Voting interest: 100%
Economic interest: 100%
Voting interest: 100%
Economic interest: 100%
WHO Brands, LLC
DAK Brands, LLC
Voting interest: 100%
Economic interest: 100%
Digital Influence Inc. (doing business as Magiclytics)

Effects of Coronavirus on the Company

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict the movement of our influencers outside of or within a specific Clubhouse or even effect the influencer’s ability to create content. The coronavirus may also cause a decrease in advertising spending by companies as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from advertising. Further, if there is a spread of the coronavirus within any of our Clubhouses, it may cause an inability for our content creators to create and post content and could potentially cause a specific Clubhouse location to be entirely quarantined. Additionally, we may encounter negative publicity or a negative public reaction when creating and posting certain content while a coronavirus related lockdown is enacted. The continued coronavirus outbreak may also restrict our ability to raise funding when needed, and may cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond our control and knowledge. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our company.

Notwithstanding the foregoing possible negative impacts on our business and results of operations, up until now, we do not believe our prior and current business operations, financial condition, and results of operations have been negatively impacted by the coronavirus pandemic and related shutdowns. As the social media sector appears to have been thriving during the pandemic and shutdowns, we believe that our social media-based business and our results of operations have been thriving as well. More specifically, we have been successful at opening several houses, actively recruiting influencers/creators, creating content, and generating revenue during the pandemic and shutdowns. Notwithstanding, the ultimate impact of the coronavirus pandemic on our operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the coronavirus outbreak, new information which may emerge concerning the severity of the coronavirus pandemic, and any additional preventative and protective actions that governments, or our company, may direct, which may result in an extended period of business disruption and reduced operations. The long-term financial impact cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

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Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this Offering Circular summary and elsewhere in this Offering Circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

●	Clubhouse Media has a history of operating losses;

●	There are no assurances we will realize the anticipated benefits from the acquisition of WOHG;

●	The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company;

●	We may be adversely affected by political tensions between the United States and China;

●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance;

●	We may suffer from lack of availability of additional funds;

●	The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs;

●	We are not a party to certain of the leases for its Clubhouse properties, and therefore is subject to the risk of those leases being terminated or altered without its consent;

●	Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks;

●	Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators;

●	Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business;

●	Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control;

●	We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies;

●	Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business;

●	We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship;

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●	Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business;

●	Our failure to identify, sign and retain influencer-clients could adversely affect our business;

●	The markets in which we operate are highly competitive, both within the United States and internationally;

●	We operate in a fast-evolving industry, and we are in the early stage of our business. We cannot guarantee that our monetization strategies will be successfully implemented or generate sustainable revenues and profit;

●	We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business;

●	Increases in the costs of content may have an adverse effect on our business, financial condition and results of operations;

●	In our paid promotion business, if we are unable to prove that our advertising and sponsorship solutions provide an attractive return on investment for our customers, our financial results could be harmed;

●	We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business;

●	Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed;

●	As a creator and a distributor of content over the internet, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute;

●	We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business;

●	We could become involved in claims or litigations that may result in adverse outcomes; and

●	A limited market for our common stock.

In addition, the management of Clubhouse Media has concluded that its historical recurring losses from operations and negative cash flows from operations as well as its dependence on securing private equity and other financings raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the period from January 2, 2020 (inception) to December 31, 2020.

Company Information

Our principal office is located at 3651 Lindell Road, D517, Las Vegas, Nevada 89103 and our phone number is (702) 479-3016. Our corporate website address is www.clubhousemediagroup.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular.

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THE OFFERING

Issuer:	Clubhouse Media Group, Inc.

Securities Offered:	A minimum of 250,000 and a maximum of 7,500,000 shares of our common stock, par value $0.001 per share (“Offered Shares”), at an initial public offering price of $4.00 per Offered Share.

Offering Price:	Initial public offering price is $4.00 per Offered Share.

Number of Shares Outstanding Before the Offering:	There are outstanding as of the date hereof the following shares of our capital stock: 94,839,279 shares of common stock and one share of Series X Preferred Stock.

Number of Shares Outstanding After the Offering:	95,089,279 shares common stock, if the Minimum Offering Amount of Offered Shares is sold, and 102,339,279 shares of common stock, if the Maximum Offering Amount of Offered Shares is sold.

Minimum Offering Amount:

250,000 shares at $4.00 per Offered Shares, or $1,000,000. Affiliates of our Company, including our officers and directors, may invest in the offering and their investment would be counted toward achieving the Minimum Offering Amount.

Maximum Offering Amount:	7,500,000 shares at $4.00 per Offered Share, or $30,000,000

Minimum Investment Amount:	The minimum investment amount per investor is $250; however, we may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The subscriptions, once received, are irrevocable.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Payment for Offered Shares:

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price by ACH debit transfer, wire transfer, credit card or check into a segregated non-interest-bearing account at Pacific Mercantile Bank (the “Offering Escrow Account”). Sutter Securities Clearing, LLC will serve as the Offering Escrow Account agent. Credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Checks should be made payable to Sutter Securities Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for the Company. Until we achieve the Minimum Offering Amount, the proceeds for the offering will be kept in the Offering Escrow Account. Upon achievement of the Minimum Offering Amount and the closing (“Initial Closing”) on such amount, the proceeds from the Minimum Offering Amount will be distributed to us and the associated Offered Shares will be issued to the investors. Following the Initial Closing of this offering, we expect to have several subsequent closings (“Additional Closings”) of this offering until the Maximum Offering Amount is raised or the offering is terminated. Our Company and the Placement Agent will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. We expect to have Additional Closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this Offering Circular.  Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the Offered Shares subscribed for.  An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next closing unless we reject the investor’s subscription. You will receive a confirmation of your purchase promptly following the closing in which you participate. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest.

Use of Proceeds:

We expect to receive net proceeds from this offering of approximately $27,805,000 after deducting estimated underwriting discounts and commissions (6.5% of the gross proceeds of the offering) and after our offering expenses, estimated at $245,000 (which includes $45,000 of the Placement Agent’s expenses). We intend to use a portion of the net proceeds from this offering for the implementation of our business plan, including but not limited to, (i) funding business growth initiatives, (ii) funding marketing expenses and (iii) working capital and general corporate purposes. See “Use of Proceeds.”

Offering:

We have engaged Boustead Securities, LLC, as the Placement Agent to offer the Offered Shares to prospective investors in the United States, on a best-efforts basis, and the Placement Agent will have the right to engage such other broker-dealers or agents as it determines to assist in such offering.

A maximum of $30,000,000 of Offered Shares will be offered worldwide. All Offered Shares will be initially offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular; after the initial offering of the Offered Shares, the offering price and other selling terms may be subject to change.

Capital Stock:	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors. Our preferred stock is “blank check” preferred stock whereby the Board of Directors has authority to determine the powers, preferences, rights, qualifications, limitations and restrictions without separate shareholder approval.

Voting Rights:	The common stock offered hereby are entitled to one vote per share. The one share of Series X Preferred Stock outstanding, which is held by Amir Ben-Yohanan, our Chief Executive Officer, is entitled to the number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

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Placement Agent’s Warrant:

The Offering Statement of which this Offering Circular is a part also qualifies for sale warrants (the “Placement Agent’s Warrant”) to purchase up to 75,000 shares of our common stock (1.0% of the shares of common stock sold in this offering) to the Placement Agent, as a portion of the underwriting compensation payable in connection with this offering as well as the underlying common stock. The Placement Agent’s Warrant will be exercisable at any time, and from time to time, in whole or in part, during the five-year period commencing 180 days following the qualification date of the Offering Statement of which this Offering Circular is a part at an exercise price of 125% of the initial offering price. Please see “Plan of Distribution—Placement Agent’s Warrant” for a description of these warrants.

Risk Factors:	See “Risk Factors” beginning on page 18 of this Offering Circular for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading Symbols:	Our common stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “CMGR.”

Termination of Offering:	This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to extension for up to ninety (90) days with the mutual agreement of the Company and the Placement Agent; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the Minimum Offering Amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii) the date on which the Maximum Offering Amount is sold (such earliest date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. The initial 90-day offering period and any additional 90 day-incremental offering periods will, in the aggregate, not exceed 24 months from the date of this Offering Circular, pursuant to Rule 251(d)(3) of Regulation A.

Transfer Agent and Registrar:	Empire Stock Transfer is our transfer agent and registrar in connection with the offering.

Dividends:	Our ability to pay dividends depends on both our achievement of positive cash flow and our Board of Directors’ discretion in declaring dividends. The order and priority of our dividends is further described in “Description of Capital Stock – Dividends.”

Unless we indicate otherwise, all information in this Offering Circular:

●	is based on 94,839,279 shares of common stock issued and outstanding as of May 25, 2021; and

●	excludes 75,000 shares of our common stock underlying the Placement Agent’s Warrant to be issued to the Placement Agent in connection with this offering if the Maximum Offering Amount is sold.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents the Company’s selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the period from January 2, 2020 (inception) to December 31, 2020 and the balance sheet data as of December 31, 2020 are derived from the Company’s audited financial statements. The summary historical financial data for the three months ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020 and the balance sheet data as of March 31, 2021 are derived from the Company’s unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Clubhouse Media and the notes thereto included elsewhere in this Offering Circular.

	For the Period from January 2, 2020 (inception) to December 31, 2020	For the Three Months Ended March 31, 2021	For the Period from January 2, 2020 (inception) to March 31, 2020
		(unaudited)
Statement of Operations Data
Total revenues	$1,010,405	$523,376	$-
Total operating expenses	2,725,105	4,367,363	227,079
Loss before income taxes	$(2,577,721)	$(5,798,578)	$(227,079)
Income tax expense	-	-	-
Net income (loss)	(2,577,721)	(5,798,578)	$(227,079)
Basic and diluted net loss per share	$(0.05)	$(0.06)	$(0.00)

Balance Sheet Data (at period end)
Cash and cash equivalents	$37,774	$1,938,247
Working capital (deficit) (1)	(234,316)	(2,551,073)
Total assets	534,988	2,528,833
Total liabilities	2,867,074	4,937,177
Stockholders’ equity (deficit)	(2,332,086)	(2,408,344)

(1)	Working capital (deficit) represents total current assets less total current liabilities

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CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents and capitalization as of March 31, 2021 on an actual basis.

This table should be read in conjunction with the information contained in this Offering Circular, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements of Clubhouse Media and the related notes thereto appearing elsewhere in this Offering Circular.

As of March 31, 2021
Actual
(Unaudited)
Cash and cash equivalents	$1,938,247

Convertible notes payable, net	563,873
Convertible notes payable, net - related party	2,551,535

Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized and 94,302,795 shares issued and outstanding on an actual basis	94,302
Preferred stock, $0.001 par value; 50,000,000 shares authorized and 1 share issued and outstanding on an actual basis	-
Additional paid-in capital	5,954,350
Accumulated deficit	(8,456,996)
Accumulated other comprehensive income	-
Total stockholders’ deficit	(2,408,344)
Total capitalization	$707,064

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RISK FACTORS

The purchase of the securities offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●

Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included an explanatory paragraph relating to its ability to continue as a going concern in its audit report for the period from January 2, 2020 (inception) to December 31, 2020.

●	We are a holding company and our principal asset is our 100% equity interest in WOHG, through which we own 100% of each of WOHG’s subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.
●	WOHG is an early stage company with a limited operating history. Such limited operating history of WOHG may not provide an adequate basis to judge our future prospects and results of operations.
●	Since inception of WOHG, WOHG has experienced losses, and we may have to further reduce our costs by curtailing future operations to continue as a business.
●	There are no assurances we will realize the anticipated benefits from the acquisition of WOHG.
●	The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.
●	We may be adversely affected by political tensions between the United States and China.
●	We may fail to successfully execute our business plan.
●	Our acquisition strategy creates risks for our business.
●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.
●	We may suffer from lack of availability of additional funds.
●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.
●	The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.
●	We are not a party to certain of the leases for its Clubhouse properties, and therefore is subject to the risk of those leases being terminated or altered without its consent.
●	Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks.
●	Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators.
●	Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.
●	Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control.
●	We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.
●	Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business.
●	We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship.
●	Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business.

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●	Our failure to identify, sign and retain influencer-clients could adversely affect our business.
●	The markets in which we operate are highly competitive, both within the United States and internationally.
●	We operate in a fast-evolving industry, and we are in the early stage of our business. We cannot guarantee that our monetization strategies will be successfully implemented or generate sustainable revenues and profit.
●	We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.
●	The commercial success of our products is dependent, in part, on factors outside our control.
●	Increases in the costs of content may have an adverse effect on our business, financial condition and results of operations.
●	In our paid promotion business, if we are unable to prove that our advertising and sponsorship solutions provide an attractive return on investment for our customers, our financial results could be harmed.
●	We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.
●	Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.
●	We may be unable to scale our operations successfully.
●	Economic conditions or changing consumer preferences could adversely impact our business.
●	Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.
●	We may be found to have infringed the intellectual property rights of others, which could expose us to substantial damages or restrict our operations.
●	As a creator and a distributor of content over the internet, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute.
●	We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.
●	Our results of operations, which are reported in U.S. dollars, could be adversely affected if currency exchange rates fluctuate substantially in the future.
●	Our amended and restated bylaws provide that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
●	By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us.
●	As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.
●	We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.
●	We could become involved in claims or litigations that may result in adverse outcomes.
●	Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.
●	Our stock price is likely to be highly volatile because of several factors, including a limited public float.
●	If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.
●	Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

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●	FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.
●	If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.
●	We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.
●	Our privately issued common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.
●	This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.
●	The sale and issuance of additional shares of our common stock could cause dilution as well as the value of our common stock to decline.
●	Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.
●	Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.
●	Fiduciaries investing the assets of a trust or pension or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.
●	We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.
●	Risks of investing using a credit card.
●	Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.
●	We do not expect to pay dividends in the foreseeable future.

We encourage you, however, to read the full risk factors presented below.

RISKS RELATED TO OUR BUSINESS

Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included an explanatory paragraph relating to its ability to continue as a going concern in their audit report for the period from January 2, 2020 (inception) to December 31, 2020.

Clubhouse Media has a history of operating losses and have incurred cash flow deficits. For the period from January 2, 2020 (inception) to December 31, 2020, Clubhouse Media reported a net loss of $2,577,721 and negative cash flow from operating activities of $1,967,551. For the three months ended March 31, 2021, Clubhouse Media generated revenues in the amount of $523,376, reported a net loss of $5,798,578, and had negative cash flow from operating activities of $1,628,118. As of March 31, 2021, Clubhouse Media had an aggregate accumulated deficit of $8,456,996. There is substantial doubt regarding the ability of Clubhouse Media to continue as going concerns as a result of their historical recurring losses and negative cash flows from operations as well as their dependence on private equity and financings. Clubhouse Media anticipates that it will continue to report losses and negative cash flow for the foreseeable future. The management of Clubhouse Media has concluded that their historical recurring losses from operations and negative cash flows from operations as well as their dependence on private equity and other financings raise substantial doubt about their ability to continue as a going concern the auditor of Clubhouse Media has included an explanatory paragraph relating to their ability to continue as a going concern in its audit report for the period from January 2, 2020 (inception) to December 31, 2020.

The consolidated financial statements of Clubhouse Media do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Ability to Continue as a Going Concern.”

We are a holding company and our principal asset is our 100% equity interest in WOHG, through which we own 100% of each of WOHG’s subsidiaries, and accordingly we are dependent upon distributions from such operating subsidiaries to pay taxes and other expenses.

We are a holding company and our principal asset is our 100% equity interests in WOHG. WOHG operates through its subsidiary wholly-owned companies, of which it owns 100% of each. Accordingly, we are dependent upon distributions from our operating subsidiaries to pay taxes and other expenses. If our operating subsidiaries do not generate sufficient revenues such that they can provide distributions to us, we may be unable to pay our taxes and other expenses which would have a materially adverse effect on our business operations and our Company as a whole.

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WOHG is an early stage company with a limited operating history. Such limited operating history of WOHG may not provide an adequate basis to judge our future prospects and results of operations.

On November 12, 2020, pursuant to the closing of the Share Exchange Agreement, we acquired WOHG, and WOHG thereafter became our wholly owned subsidiary, and the business of WOHG became the business of the Company going forward. WOHG has limited experience and a limited operating history in which to assess its future prospects as a company. In addition, the market for the products and services offered through WOHG is highly competitive. If we fail to successfully develop and offer the products and services offered through WOHG in an increasingly competitive market, we may not be able to capture the growth opportunities associated with them or recover our development and marketing costs, and our future results of operations and growth strategies could be adversely affected. The limited history of WOHG may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects.

Since inception of WOHG, WOHG has experienced losses, and we may have to further reduce our costs by curtailing future operations to continue as a business.

Since inception of WOHG, WOHG has had operating losses and its cash flow has been inadequate to support its ongoing operations. Its ability to fund its capital requirements out of its available cash and cash generated from its operations depends on a number of factors, including its ability to gain interest in its products and services and continue growing its existing operations and its ability to raise funds as needed. If we cannot continue to generate positive cash flow from operations, we will have to reduce our costs and try to raise working capital from other sources. These measures could materially and adversely affect our ability to execute our operations and expand our business.

There are no assurances we will realize the anticipated benefits from the acquisition of WOHG.

Our future success will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining Clubhouse Media and WOHG. The combined company may encounter the following difficulties, costs and delays involved in integrating these operations:

●	failure to integrate both companies’ businesses and operations;
●	failure to successfully manage relationships with customers and other important relationships;
●	failure of customers to continue using the services of the combined company;
●	challenges encountered in managing larger operations;
●	the loss of key employees;
●	failure to manage the growth and growth strategies of both companies;
●	diversion of the attention of management from other ongoing business concerns;
●	potential incompatibility of technologies and systems; and
●	potential impairment charges incurred to write down the carrying amount of intangible assets generated as a result of the mergers.

If the combined company’s operations do not meet the expectations of the pre-existing customers of our companies before, then these customers may cease doing business with the combined company altogether, which would harm our results of operations and financial condition. If the management team is not able to develop strategies and implement a business plan that successfully addresses these difficulties, we may not realize the anticipated benefits of combining the companies. In particular, we are likely to realize lower earnings per share, which may have an adverse impact on our Company and the market price of our common stock.

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The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict the movement of our influencers outside of or within a specific Clubhouse or even effect the influencer’s ability to create content. The coronavirus may also cause a decrease in advertising spending by companies as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from advertising. Further, if there is a spread of the coronavirus within any of our Clubhouses, it may cause an inability for our content creators to create and post content and could potentially cause a specific Clubhouse location to be entirely quarantined. Additionally, we may encounter negative publicity or a negative public reaction when creating and posting certain content while a coronavirus related lockdown is enacted. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond our control and knowledge. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Notwithstanding the foregoing possible negative impacts on our business and results of operations, up until now, we do not believe our prior and current business operations, financial condition, and results of operations have been negatively impacted by the coronavirus pandemic and related shutdowns. As the social media sector appears to have been thriving during the pandemic and shutdowns, we believe that our social media-based business and our results of operations have been thriving as well. More specifically, we have been successful at opening several houses, actively recruiting influencers/creators, creating content, and generating revenue during the pandemic and shutdowns. Notwithstanding, the ultimate impact of the coronavirus pandemic on our operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the coronavirus outbreak, new information which may emerge concerning the severity of the coronavirus pandemic, and any additional preventative and protective actions that governments, or our company, may direct, which may result in an extended period of business disruption and reduced operations. The long-term financial impact cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

We may be adversely affected by political tensions between the United States and China.

Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak and sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC. On August 6, 2020 then-President Donald Trump issued an executive order requiring ByteDance to sell TikTok to an American company, or risk being banned in the United States entirely. While ByteDance ultimately complied with this executive order and TikTok was not banned in the United States, and it is unclear what the Biden administration’s position with respect to TikTok will be, a ban of a social media platform on which our influencers have acquired significant followers, such as TikTok, would have a material adverse effect on our business, prospects, financial condition and results of operations. Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. If any legislation were to be enacted or any regulations were to be adopted along these lines that ultimately had the effect of harming or outright banning a social media platform utilized by our Company and/or its influencers, it could have a material adverse effect on our business and operations.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

Our acquisition strategy creates risks for our business.

We expect that we will pursue acquisitions of other businesses, assets or technologies to grow our business. We may fail to identify attractive acquisition candidates or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired.

We may pay for acquisitions by issuing additional shares of our common stock, which would dilute our shareholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

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●	diversion of management’s attention from other business concerns;

●	over-valuation by us of acquired companies;

●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former shareholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;

●	entering markets in which we have no prior experience and may not succeed;

●	risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance.

As we grow our business we may incur increasing costs, such as operating costs and marketing costs. If such expansion is not properly managed, it may adversely affect our financial and operating resources without achieving the desired effects.

As we only have a limited history of operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to grow in the future. In addition, our costs and expenses may increase rapidly as we expand our business and continue to invest in our Clubhouses to enhance our competitiveness. Continued growth could also strain our ability to maintain reliable service levels for our clients and customers, develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. Our costs and expenses may grow faster than our revenues and may be greater than what we anticipate. If we are unable to generate adequate revenues and to manage our costs and expenses, we may continue to incur losses in the future and may not be able to achieve or subsequently maintain profitability. Managing our growth will require significant expenditures and the allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition could be harmed.

We may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations altogether. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

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In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

The ability of our Chief Executive Officer, Amir Ben-Yohanan, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Voting control of the Company is held by our Chief Executive Officer, Mr. Ben-Yohanan, through the share of Series X Preferred Stock he holds. This share of Series X Preferred Stock has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity or debt securities of the Company, or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. In addition, as of the date of this Offering Circular, Mr. Ben-Yohanan beneficially owned 57,642,068 shares of our common stock, which represents 60.8% of the voting power of our outstanding common stock. Following this offering, Mr. Ben-Yohanan will control approximately 56.3% of the voting power of our outstanding common stock if all the common stock being offered are sold. Because of this voting control through the shares of Series X Preferred Stock and the common stock he beneficially owns, he is able to significantly influence membership of our Board of Directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our Chief Executive Officer.

We are not a party to certain of the leases for its Clubhouse properties, and therefore is subject to the risk of those leases being terminated or altered without its consent.

We are not listed as the tenant on the lease agreements for each of Clubhouse BH and Weheartfans House – Bel Air. Instead, our Chief Executive Officer, Amir Ben-Yohanan, is listed as the tenant of these properties pursuant the lease agreements for these houses. While Mr. Ben-Yohanan intends to assign these leases to the Company in the future, there is a possibility that Mr. Ben-Yohanan may not assign these leases in the near term, or at all. If Mr. Ben Yohanan were to depart the Company, pursuant to a disagreement or otherwise, before assigning these lease agreements to the Company, Mr. Ben-Yohanan could terminate these leases, or our right to inhabit these properties, without consent or notice to us. Such an event could materially harm our operating results, as well as our reputation within the influencer community, which is important to our ability to attract and retain talent.

Our business is subject to fluctuations that are not predictable, which subjects our business to increase risks.

Our business is subject to fluctuations with respect to both our influencers and the number of followers on social media we are able to access through our influencers and our own social media channels. The influencers who live in our Clubhouses, in general, do not stay for long periods of time. Influencers are not required by contract to live in our Clubhouses, and therefore may leave at any point. While we will still generate income from our influencers with which we have entered into Management Agreements regardless of whether such influencers live in our Clubhouses or not, either party may terminate the Management Agreement upon 30 days’ notice without cause. As such, our roster of Clubhouse influencers can change rapidly and significantly, which also affects the number of social media followers we can access, which we believe is a material factor in our ability to generate revenues. For example, at least one of our Clubhouse influencers has over 11 million followers as of the date of this Offering Circular. If this influencer were to leave our Clubhouse, we would immediately lose access to those followers through our Creator Occupancy Agreement. While we always seek to fill openings in our Clubhouses quickly, there is no guarantee we will be able to do so, or to fill such openings with influencers with an equal number of followers that the previous occupant-influencer had. Further, followers on social media in general often fluctuate significantly due to external factors that are not predictable. The unexpected loss of one or more of our influencers and/or a reduction in the number of ours or our influencers’ followers could have a negative impact on our business.

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Our business depends on our ability to provide customers and followers with interesting and useful content, which in turn depends on the content contributed by the content creators.

The quality of the content offered by our influencers and their followers’ level of engagement are critical to our success. In order to attract and retain users and compete effectively, we must offer interesting and useful content and enhance followers’ viewing experience. It is vital to our operations that we remain sensitive to and responsive to evolving public and consumer preferences and offer content that appeals to our followers and customers. We have also been providing our content creators with support and guidance in various forms, including technical support for content distribution, editing and uploading. However, we cannot assure you that our content creators can contribute to create popular contents. If our content creators cease to contribute content, or their uploaded content fails to attract or retain our followers and customers, we may experience a decline in our business and suffer a reduction in revenue.

Changes in public and consumer tastes and preferences and industry trends could reduce demand for our services and content offerings and adversely affect our business.

Our ability to generate revenues is highly sensitive to rapidly changing consumer preferences and industry trends, as well as the popularity of the talent, brands and owners of IP we represent, and the assets we own. Our success depends on our influencers’ ability to create quality content through popular social media channels that meet the changing preferences of the broad consumer market and respond to competition from an expanding array of choices facilitated by technological developments in the delivery of content. Our operations and revenues are affected by consumer tastes and entertainment trends, which are unpredictable and subject to change and may be affected by changes in the social and political climate. Changes in consumers’ tastes or a change in the perceptions of our business partners, whether as a result of the social and political climate or otherwise, could adversely affect our operating results. Our failure to avoid a negative perception among consumers or anticipate and respond to changes in consumer preferences, including in the form of content creation or distribution, could result in reduced demand for our product and/or content offerings, or a reduced social media followings and business opportunities for our Creators, which could have an adverse effect on our business, financial condition and results of operations.

Our ability to create popular, social media-based entertainment content is increasingly important to the success of our business and our ability to generate revenues. The production of entertainment content is inherently risky because the revenues we derive from various sources primarily depend on our ability to reach large audiences and satisfy consumer tastes and expectations in a consistent manner. The popularity of our content and owned assets is affected by our ability to maintain or develop strong brand awareness and target key audiences, the sources and nature of competing content offerings, the time and manner in which consumers acquire and view some of our entertainment products and the options available to advertisers for reaching their desired audiences. Consumer tastes change frequently and it is a challenge to anticipate what offerings will be successful at any point in time. We invest substantial capital in our content and owned assets, including in the creation of original content, before learning the extent to which it will achieve popularity with consumers. A lack of popularity of these, our other content offerings or our owned assets, as well as labor disputes, unavailability of a star performer, equipment shortages, cost overruns, disputes with production teams or adverse weather conditions, could have an adverse effect on our business, financial condition and results of operations.

Our ability to generate revenue from discretionary and corporate spending, such as corporate sponsorships and advertising, is subject to many factors, including many that are beyond our control.

Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as unemployment levels, fuel prices, interest rates, changes in tax rates and tax laws that impact companies or individuals and inflation can significantly impact our operating results. While consumer and corporate spending may decline at any time for reasons beyond our control, the risks associated with our businesses become more acute in periods of a slowing economy or recession, which may be accompanied by reductions in corporate sponsorship and advertising. During periods of reduced economic activity, many consumers have historically reduced their discretionary spending and advertisers have reduced their sponsorship and advertising expenditures, which can result in a reduction in sponsorship opportunities. There can be no assurance that consumer and corporate spending will not be adversely impacted by current economic conditions, or by any future deterioration in economic conditions, thereby possibly impacting our operating results and growth. A prolonged period of reduced consumer or corporate spending could have an adverse effect on our business, financial condition and results of operations.

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We may not be able to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies.

We must successfully adapt to and manage technological advances in our industry, including the emergence of alternative social media platforms. If we are unable to adopt or are late in adopting technological changes and innovations, it may lead to a loss of consumers viewing our content, and a corresponding reduction in revenues from advertisers. It may also lead to a reduction in ours or our Creators’ ability to monetize new platforms. Our ability to effectively generate revenue from new content distribution platforms and viewing technologies will affect our ability to maintain and grow our business. Emerging forms of content distribution may provide different economic models and compete with current distribution methods (such as Instagram and TikTok) in ways that are not entirely predictable, which could reduce demand for promotional posts by our team of influencers. We must also adapt to changing consumer behavior driven by advances in technology. If we fail to adapt our distribution methods and content to emerging technologies and new distribution platforms, our ability to generate revenue from our targeted audiences may decline and could result in an adverse effect on our business, financial condition and results of operations.

Because our success depends substantially on our ability to maintain a professional reputation, adverse publicity concerning us, one of our businesses, our Creators or our key personnel could adversely affect our business.

Our professional reputation is essential to our continued success and any decrease in the quality of our reputation could impair our ability to, among other things, recruit and retain qualified and experienced talent managers and other key personnel, retain or attract Creators, and retain or attract advertisers, purchasers of our products, (i.e. our customers). Our overall reputation may be negatively impacted by a number of factors, including negative publicity concerning us, members of our management, our Creators, our customers, and other key personnel. Any adverse publicity relating to such individuals or entities that we employ or represent, or to our Company, including from reported or actual incidents or allegations of illegal or improper conduct, such as harassment, discrimination or other misconduct, could result in significant media attention, even if not directly relating to or involving WOHG, and could have a negative impact on our professional reputation, potentially resulting in termination of contracts, our inability to attract new customer or client relationships, or the loss or termination of such employees’ services, all of which could adversely affect our business, financial condition and results of operations. Our professional reputation could also be impacted by adverse publicity relating to one or more of our owned or majority owned brands or businesses.

We depend on the relationships of our talent managers and other key personnel with clients across many categories, including fashion, music, digital, and sponsorship.

We depend heavily upon relationships that our talent managers and other key personnel have developed with our influencer-clients, as well as our corporate customers that utilize our team of influencers for advertising and paid promotion. The personal relationships that our talent managers, influencers, and other key personnel have developed with brands and other key business contacts help us to secure access to sponsorships, endorsements, professional contracts, events and other opportunities for our Creators, which is critical to our success. Due to the importance of those contacts to us, a substantial deterioration in these relationships, or substantial loss of talent managers or other key personnel who maintain these relationships, could adversely affect our business. In particular, our talent management business is dependent upon the highly personalized relationships between our team at Doiyen LLC and their Creators – i.e. the influencers with whom we contract with and represent. A substantial deterioration in the team managing a client may result in a deterioration in our relationship with, or the loss of, the clients represented by that manager. The substantial loss of multiple talent managers could have an adverse effect on our business, financial condition and results of operations. Our talent managers and other key personnel are not party to long-term contracts and, in any event, can leave our Company with little or no notice. We can give no assurance that all or any of these individuals will remain with us or will retain their associations with key business contacts.

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Our success depends, in part, on our continuing ability to identify, recruit and retain qualified and experienced talent managers. If we fail to recruit and retain suitable talent managers or if our relationships with our talent managers change or deteriorate, it could adversely affect our business.

Our success depends, in part, upon our continuing ability to identify, recruit and retain qualified and experienced talent managers. There is great competition for qualified and experienced talent managers in the social media industry, and we cannot assure you that we will be able to continue to hire or retain a sufficient number of qualified persons to meet our requirements, or that we will be able to do so under terms that are economically attractive to us. Any failure to retain certain talent managers could lead to the loss of sponsorship and other engagements and have an adverse effect on our business, financial condition and results of operations.

Our failure to identify, sign and retain influencer-clients could adversely affect our business.

We derive substantial revenue from the engagements, sponsorships, and branding deals entered into by our influencer-clients. We depend on identifying, signing and retaining as clients those influencers with significant social media followings, that are deemed to be favorable candidates for companies to utilize for advertising, promotion, and branding. Our competitive position is dependent on our continuing ability to attract, develop and retain such clients whose work is likely to achieve a high degree of value and recognition as well as our ability to provide such clients with sponsorships, endorsements, professional contracts, productions, events and other opportunities. Our failure to attract and retain these clients, an increase in the costs required to attract and retain such clients, or an untimely loss or retirement of these clients could adversely affect our financial results and growth prospects. We have not entered into written agreements with many of the clients we represent. These clients may decide to discontinue their relationship with us at any time and without notice. In addition, the clients with whom we have entered into written contracts may choose not to renew their contracts with us on reasonable terms or at all or they may breach or seek to terminate these contracts. If any of our clients decide to discontinue their relationships with us, whether they are under a contract or not, we may be unable to recoup costs expended to develop and promote them and our financial results may be adversely affected. Further, the loss of such clients could lead other of our clients to terminate their relationships with us.

The markets in which we operate are highly competitive, both within the United States and internationally.

We face competition from a variety of other domestic and foreign companies. We face competition from alternative providers of the content, services, and products we and our Creators offer and from other forms of entertainment in a rapidly changing and increasingly fragmented marketplace. There are other companies and individuals currently providing similar products and services as us in the social media influencer industry. Our competitors include, but are not limited to, Hype House, Glam House and any other social media influencer collectives and/or talent management companies specializing in representing influencers, each of which may have greater financial and other resources than us. We may be unable to successfully compete with these competitors, and may expend significant resources without success. Further, any increased competition, which may not be foreseeable, or our failure to adequately address any competitive factors, could result in reduced demand for our content, clients or key brands, which could have an adverse effect on our business, financial condition and results of operations.

We operate in a fast-evolving industry, and we are in the early stage of our business. We cannot guarantee that our monetization strategies will be successfully implemented or generate sustainable revenues and profit.

We are in the early stage of our business, and our monetization model is evolving. We generate revenues primarily by providing our users with valuable content. We also generate revenues from advertising and other services. We cannot assure you that we can successfully implement the existing monetization strategies to generate sustainable revenues, or that we will be able to develop new monetization strategies to grow our revenues. If our strategic initiatives do not enhance our ability to monetize or enable us to develop new monetization approaches, we may not be able to maintain or increase our revenues or recover any associated costs. In addition, we may introduce new products and services to expand our revenue streams, including products and services with which we have little or no prior development or operating experience. If these new or enhanced products or services fail to engage users, content creators or business partners, we may fail to diversify our revenue streams or generate sufficient revenues to justify our investments and costs, and our business and operating results may suffer as a result.

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We rely on technology, such as our information systems, to conduct our business. Failure to protect our technology against breakdowns and security breaches could adversely affect our business.

We rely on technology, such as our information systems and social media platforms, to conduct our business. This technology is vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners and vendors, or from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including organized criminal groups, “hacktivists,” nation states and others. The techniques used to breach security safeguards evolve rapidly, and they may be difficult to detect for an extended period of time, and the measures we take to safeguard our technology may not adequately prevent such incidents.

While we have taken steps to protect our confidential and personal information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information. Such incidents could adversely affect our business operations, reputation and client relationships. Any such breach would require us to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including the payment of fines. Although we maintain an insurance policy that covers data security, privacy liability and cyber-attacks, our insurance may not be adequate to cover losses arising from breaches or attacks on our systems. We also may be required to notify regulators about any actual or perceived personal data breach as well as the individuals who are affected by the incident within strict time periods.

In addition, our use of social media presents the potential for further vulnerabilities. For instance, we may be subject to boycotts, spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, DDOS attacks, password attacks, man-in-the-middle attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting. While we have internal policies in place to protect against these vulnerabilities, we can make no assurances that we will not be adversely affected should one of these events occur.

The commercial success of our products is dependent, in part, on factors outside our control.

The commercial success of our products is dependent upon unpredictable and volatile factors beyond our control, such as the success of our competitors’ products. Our failure to attract market acceptance and a sustainable competitive advantage over our competitors would materially harm our business.

Increases in the costs of content may have an adverse effect on our business, financial condition and results of operations.

We need to produce or acquire popular content. The production and acquisition of such content depends on our ability to retain our content creators. As our business develops, we may incur increasing revenue-sharing costs to compensate our content creators of producing original content. Increases in market prices for licensed content may also have an adverse effect on our business, financial condition and results of operations. If we are not able to procure licensed content at commercially acceptable costs, our business and results of operations will be adversely impacted. In addition, if we are unable to generate sufficient revenues to outpace the increase in market prices for licensed content, our business, financial condition and results of operations may be adversely affected. We rely on our team to generate creative ideas for original content and to supervise the original content origination and production process, and we intend to continue to invest resources in content production. If we are not able to compete effectively for talents or attract and retain top influencers at reasonable costs, our original content production capabilities would be negatively impacted.

In our paid promotion business, if we are unable to prove that our advertising and sponsorship solutions provide an attractive return on investment for our customers, our financial results could be harmed.

Our ability to grow revenue from our paid promotion business will be dependent on our ability to demonstrate to marketers that their marketing campaigns with us provide a meaningful return on investment relative to offline and other online opportunities. Our ability, however, to demonstrate the value of advertising and sponsorship on paid promotion business properties will depend, in part, on the quality of our products and contents, the actions taken by our competitors to enhance their offerings, whether we meet the expectations of our customers and a number of other factors. If we are unable to maintain sophisticated and high-quality contents that provide value to our customers or demonstrate our ability to provide value to our customers, our financial results will be harmed.

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We will be attempting to launch brands in new markets and with new products. Our inability to effectively execute our business plan in relation to these new brands could negatively impact our business.

We are attempting launch new product brands into markets in which we have no experience offering products. Launching new products into new markets is risky, and requires extensive marketing and business expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful in launching these new business efforts.

Our management team’s attention may be diverted by acquisitions and searches for new acquisition targets, and our business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time intensive, requiring significant commitment of our management team’s focus and resources. If our management team spends too much time focused on acquisitions or on potential acquisition targets, our management team may not have sufficient time to focus on our existing business and operations. This diversion of attention could have material and adverse consequences on our operations and our ability to be profitable.

We may be unable to scale our operations successfully.

Our growth strategy will place significant demands on our management and financial, administrative and other resources. Operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of its operations, then the quality of its services, its ability to retain key personnel, and its business could be harmed.

Economic conditions or changing consumer preferences could adversely impact our business.

A downturn in economic conditions in one or more of the Company’s markets could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on our results of operations, financial condition, business and prospects.

Our intellectual property rights are valuable, and if we are unable to protect them or are subject to intellectual property rights claims, our business may be harmed.

The content created by Clubhouse influencers, including the rights related to that content, are important assets for us, as is the “Clubhouse Media Group and Clubhouse BH” name. We do not hold any patents protecting our intellectual property, and we have only filed a trademark application for “The Clubhouse” recently, which has not yet been granted as of the date of this Offering Circular. The Company subsequently fell out of the trademark response period and was deemed abandoned. The Company has since filed a petition to revive the abandoned application to continue the pursuant of the trademark. Various events outside of our control pose a threat to our intellectual property rights as well as to our business. Regardless of the merits of the claims, any intellectual property claims could be time-consuming and expensive to litigate or settle. In addition, if any claims against us are successful, we may have to pay substantial monetary damages or discontinue any of our practices that are found to be in violation of another party’s rights. We also may have to seek a license to continue such practices, which may significantly increase our operating expenses or may not be available to us at all. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We may be found to have infringed the intellectual property rights of others, which could expose us to substantial damages or restrict our operations.

We expect to be subject to legal claims that we have infringed the intellectual property rights of others. The ready availability of damages and royalties and the potential for injunctive relief have increased the costs associated with litigating and settling patent infringement claims. Any claims, whether or not meritorious, could require us to spend significant time, money, and other resources in litigation, pay damages and royalties, develop new intellectual property, modify, design around, or discontinue existing products, services, or features, or acquire licenses to the intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available at all or have acceptable terms. As a result, intellectual property claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

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As a creator and a distributor of content over the internet, we face potential liability for legal claims based on the nature and content of the materials that we create or distribute.

Failure to identify and prevent illegal or inappropriate content from being created or distributed by our influencer may subject us to liability. To the extent that U.S. and foreign authorities find any content being created or distributed by our influencer objectionable, they may require us to limit or eliminate the dissemination of such content in the form of take-down orders, or otherwise. We may have to conduct a self-inspection by taking a comprehensive review of the content created by us. However, there can be no assurance that we can identify all the videos or other content that may violate relevant laws and regulations.

We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.

Our operations are subject to federal, state and local laws, statutes, rules, regulations, policies and procedures in the United States and around the world, which are subject to change at any time, governing matters such as:

●	licensing laws for talent agencies, such as California’s Talent Agencies Act;

●	licensing, permitting and zoning requirements for operation of our Clubhouses;

●	health, safety and sanitation requirements;

●	harassment and discrimination, and other labor and employment laws and regulations;

●	compliance with the U.S. Americans with Disabilities Act of 1990;

●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and similar regulations in other countries, which prohibit U.S. companies and their intermediaries from engaging in bribery or other prohibited payments to foreign officials and require companies to keep books and records that accurately and fairly reflect the transactions of the Company and to maintain an adequate system of internal accounting controls;

●	compliance with applicable antitrust and fair competition laws;

●	compliance with international trade controls, including applicable import/export regulations, and sanctions and international embargoes that may limit or restrict our ability to do business with specific individuals or entities or in specific countries or territories;

●	compliance with anti-money laundering and countering terrorist financing rules, currency control regulations, and statutes prohibiting tax evasion and the aiding or abetting of tax evasion;

●	marketing activities;

●	compliance with current and future privacy and data protection laws imposing requirements for the processing and protection of personal or sensitive information, including the GDPR and the E.U. e-Privacy Regulation;

●	compliance with cybersecurity laws imposing country-specific requirements relating to information systems and network design, security, operations, and use;

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●	compliance with laws or regulations that regulate the content contained within videos, games and other content formats created by our influencers;

●	tax laws; and

●	imposition by foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed or ownership restrictions.

Noncompliance with these laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, reputational harm, adverse media coverage, and other collateral consequences. Multiple or repeated failures by us to comply with these laws and regulations could result in increased fines or proceedings against us. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, results of operations and financial condition. While we attempt to conduct our business and operations in a manner that we believe to be in compliance with such laws and regulations, there can be no assurance that a law or regulation will not be interpreted or enforced in a manner contrary to our current understanding. In addition, the promulgation of new laws, rules and regulations could restrict or unfavorably impact our business, which could decrease demand for our services, reduce revenue, increase costs or subject us to additional liabilities.

In some United States and foreign jurisdictions, we may have direct and indirect interactions with government agencies and state-affiliated entities in the ordinary course of our business. In the event that we fail to comply with the regulations of a particular jurisdiction, whether through our acts or omissions or those of third parties, we may be prohibited from operating in those jurisdictions, which could lead to a decline in various revenue streams in such jurisdictions, and could have an adverse effect on our business, financial condition and results of operations.

We are also required to comply with economic sanctions laws imposed by the United States or by other jurisdictions where we do business, which may restrict our transactions in certain markets, and with certain customers, business partners and other persons and entities. As a result, we are not permitted to, directly or indirectly (including through a third party intermediary), procure goods, services, or technology from, or engage in transactions with, individuals and entities subject to sanctions. While we believe we have been in compliance with sanctions requirements, there can be no guarantee that we will remain in compliance. Any violation of corruption or sanctions laws could result in fines, civil and criminal sanctions against us or our employees, prohibitions on the conduct of our business (e.g., debarment from doing business with International Development Banks and similar organizations) and damage to our reputation, which could have an adverse effect on our business, financial condition and results of operations.

Our results of operations, which are reported in U.S. dollars, could be adversely affected if currency exchange rates fluctuate substantially in the future.

As we expect to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We generally collect revenue from our international markets in the local currency. Rapid appreciation of the U.S. dollar against these foreign currencies can harm our reported results and cause the revenue derived from our foreign users to decrease. Such appreciation could increase the costs of purchasing our products to our customers outside of the U.S., adversely affecting our business, results of operations and financial condition.

We will also incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of our expenses being higher which may not be offset by additional revenue earned in the local currency. This could have a negative impact on our reported results of operations.

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Our amended and restated bylaws provide that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 7.4 of our amended and restated bylaws provides that “[u]nless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.” This exclusive forum provision is intended to apply to claims arising under Nevada state law and would not apply to claims brought pursuant to the Exchange Act or Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our amended and restated bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. The state or federal court of the State of Nevada may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ bylaws has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us.

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

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We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial but could prove to be material. Litigations are inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management’s attention and resources from other matters.

RISKS RELATED TO OUR COMMON STOCK AND THE OFFERING

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock currently trades on the OTC Pink tier of OTC Market Group LLC’s Marketplace under the symbol “CMGR” and the Company is currently labeled as a “Shell Risk” at this time. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like Nasdaq Capital Market or a stock exchange like the NYSE American. These factors may result in investors having difficulty reselling any shares of our common stock.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

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●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Offered Shares or find an exemption under the securities laws of each state in which we offer the Offered Shares, each investor may have the right to rescind his, her or its purchase of the Offered Shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

Our common stock has been in the past, and may be in the future, a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock has been in the past, and may be in the future, a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we successfully list our common stock on a national securities exchange, or maintain a per-share price above $5.00, these “penny stock” rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

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●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. If our common stock is a “penny stock,” these requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting has weaknesses and conditions that require correction or remediation. For the period from January 2, 2020 (inception) to December 31, 2020, we identified a material weakness in our assessment of the effectiveness of disclosure controls and procedures. We do not have accounting staff with sufficient technical accounting knowledge relating to accounting for U.S. income taxes and complex U.S. GAAP matters. Currently, we contract with an outside certified public accountant to assist us in maintaining our disclosure controls and procedures and the preparation of our financial statements for the foreseeable future. We plan to increase the size of our accounting staff at the appropriate time for our business and its size to ameliorate our concern that we do not have accounting staff with sufficient technical accounting knowledge relating to accounting for U.S. income taxes and complex U.S. GAAP matters, which we believe would resolve the material weakness in disclosure controls and procedures, but there can be no assurances as to the timing of any such action or that we will be able to do so.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

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Our privately issued common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the common stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the share exchange in connection with the acquisition of WOHG, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of this share exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company filed Form 10 Information with the SEC on November 12, 2020, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

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The sale and issuance of additional shares of our common stock could cause dilution as well as the value of our common stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 500,000,000 shares of common stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell or issue more common stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s common stock could seriously decline in value.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $5.741 per share. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Fiduciaries investing the assets of a trust or pension or profit-sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Consideration.”

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering is to raise additional capital. We currently intend to use the proceeds we receive from this offering after deducting estimated underwriting discounts and commissions and fees and expenses associated with qualification of offering under Regulation A, including legal, auditing, accounting, transfer agent, and other professional fees, primarily for the (i) funding of business growth initiatives, (ii) funding of marketing expenses, and (iii) working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

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Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the lesser of $5,000 or the amount permitted by applicable law, per subscriber. An investment in the common stock is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the common stock. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation and our bylaws, as amended, may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. Further, our articles of incorporation, as amended, authorize the issuance of up to approximately 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if the $30 million maximum is not sold.

If you invest in the common stock and less than Maximum Offering Amount is sold, the risk of losing your entire investment will be increased. We are offering our common stock on a “best efforts” basis, and we can give no assurance that all of the Offered Shares will be sold. If less than Maximum Offering Amount is sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds. No assurance can be given to you that any funds will be invested in this offering other than your own.

Affiliates of the Company, including officers, directors and existing members of the Company, may invest in this offering and their funds will be counted toward the Company achieving the Minimum Offering Amount.

There is no restriction on affiliates of the Company, including its officers, directors and existing members, investing in the offering. As a result, it is possible that if the Company has raised some funds, but not reached the Minimum Offering Amount, affiliates can contribute the balance so that there will be an Initial Closing. The Minimum Offering Amount is typically intended to be a protection for investors and gives investors confidence that other investors, along with them, are sufficiently interested in the offering and the Company, and its prospects to receive investments of at least the Minimum Offering Amount. By permitting affiliates to invest in the offering and make up any shortfall between what non-affiliate investors have invested and the Minimum Offering Amount, this protection is largely eliminated. Investors should be aware that no funds other than their own and those of affiliates investing along with them may be invested in this offering.

 DETERMINATION OF OFFERING PRICE

The public offering price of the common stock was determined by negotiation between the Company and the Placement Agent. That public offering price is subject to change as a result of market conditions and other factors. The principal factors considered in determining the public offering price of the Offered Shares included:

●	the information in this Offering Circular, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

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●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the market price of our common stock quoted on the OTC Pink;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the OTC Pink tier of OTC Market Group LLC’s Marketplace under the symbol “CMGR”, where the Company is currently labeled as a “shell risk” at this time. Prior to January 20, 2021, our common stock publicly traded on the OTC Marketplace of OTC Market Group LLC under the symbol “TONJ.” On January 20, 2021, we changed the symbol of our common stock from “TONJ” to “CMGR,” in conjunction with our name change from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.”

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. The closing price of our common stock on the OTC Pink on May 25, 2021 was $6.54.

The following table sets forth, for the periods indicated the high and low bid quotations for our common stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Period Fiscal Year 2021	High	Low
First Quarter (January 1, 2021 – March 31, 2021)	$28.43	$1.35
Second Quarter (April 1, 2021 – June 30, 2021)*	$12.55	$4.21

Period Fiscal Year 2020	High	Low
First Quarter (January 1, 2020 – March 31, 2020)	$0.12	$0.055
Second Quarter (April 1, 2020 – June 30, 2020)	$0.85	$0.055
Third Quarter (July 1, 2020 – September 30, 2020)	$3.90	$0.29
Fourth Quarter (October 1, 2020 – December 31, 2020)	$6.96	$0.85

*Through May 25, 2021

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Holders

As of May 25, 2021, we had 94,839,279 shares of our common stock par value, $0.001 issued and outstanding. There were approximately 331 holders of record of our common stock.

Issuances

On June 18, 2020, pursuant to the terms of the Stock Purchase Agreement, dated May 29, 2020, by and among WOHG, the Company, Algonquin Partners Inc. (“Algonquin”), and Joseph Arcaro, WOHG purchased, and Algonquin sold, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000. Thereafter, WOHG distributed the 30,000,000 shares of common stock among the shareholders of WOHG, consisting of Amir Ben-Yohanan, Chris Young and Simon Yu (the “WOHG Shareholders”).

On November 12, 2020, pursuant to the terms of the Share Exchange Agreement (“Share Exchange Agreement”), dated August 11, 2020, among (i) WOHG, (ii) WOHG Shareholders and (iii) Mr. Ben-Yohanan as the representative of the WOHG Shareholders, we issued 46,811,195 shares of common stock to the WOHG Shareholders in exchange for 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG.

On November 12, 2020, pursuant to the terms of the Share Exchange Agreement, we issued and sold to Amir Ben-Yohanan one share of Series X Preferred Stock at a purchase price of $1.00.

On December 8, 2020, the Company issued to Scott Hoey 10,833 shares of Company common stock upon the conversion of the convertible promissory note issued to Scott Hoey in the principal amount of $7,500 on September 10, 2020 at a conversion price of $0.69 per share.

On December 8, 2020, the Company issued 18,182 shares of Company common stock to Laura Anthony with a value of $0.0001  per share for legal services rendered to the Company.

On December 8, 2020, the Company issued 30,231 shares of Company common stock to Adam Miguest with a value of $2.27 per share as compensation for bringing in brand deals for influencers.

On December 8, 2020, the Company issued 15,050 shares of Company common stock to Adam Miguest with a value of $2.27 per share as compensation for bringing in brand deals for influencers.

On January 13, 2021, the Company issued 15,688 shares of Company common stock to Laura Anthony with a value of $0.0001 per share for legal services rendered to the Company.

On January 20, 2021, in connection with the issuance of a convertible promissory note to ProActive Capital SPV I, LLC in the principal amount of $250,000, the Company sold to ProActive Capital SPV I, LLC 50,000 shares of Company common stock at a purchase price of $0.001 per share.

On January 25, 2021, in connection with the issuance of a convertible promissory note to GS Capital Partners, LLC in the principal amount of $288,889, the Company sold to GS Capital Partners, LLC 50,000 shares of Company common stock at a purchase price of $0.001 per share.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021 at a conversion price of $1.59 per share.

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On February 12, 2021, in connection with the issuance of a convertible promissory note to Tiger Trout Capital Puerto Rico, LLC in the principal amount of $1,540,000, the Company sold to Tiger Trout Capital Puerto Rico, LLC 220,000 shares of Company common stock at a purchase price of $0.001 per share.

On February 17, 2021, the Company issued 3,472 shares of Company common stock to Laura Anthony with a value of $0.0001 per share for legal services rendered to the Company.

On February 17, 2021, the Company issued 2,630 shares of Company common stock to Adam Miguest with a value of $6.37 per share as compensation for bringing in brand deals for influencers.

On February 17, 2021, the Company issued Gary Marenzi shares of Company common stock to 54,539 with a value of $0.001 per share as compensation for services as a director to the Company. However, 34,346 of these shares of common stock were inadvertently issued to Mr. Marenzi. Therefore, the Company redeemed 34,346 shares of common stock from Mr. Marenzi for an aggregate purchase price $1.00 on March 16, 2021.

On February 19, 2021, in connection with the issuance of a second convertible promissory note to GS Capital Partners, LLC in the principal amount of $577,778, the Company sold to GS Capital Partners, LLC 100,000 shares of Company common stock at a purchase price of $0.001 per share.

On February 23, 2021, the Company issued Digital Frontier Holdings, Inc. shares of Company common stock to 330,610 with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics .

On February 23, 2021, the Company issued 22,041 shares of Company common stock to Robert Cohen with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On February 23, 2021, the Company issued 330,610 shares of Company common stock to Wilfred Man with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On February 24, 2021, the Company issued 30,231 shares of Company common stock to Adam Miguest with a value of $2.74 per share as compensation for bringing in brand deals for influencers.

On February 26, 2021, the Company issued 7,944 shares of Company common stock to Lindsay Brewer with a value of $17.62 per share as compensation for services to the Company.

On March 1, 2021, the Company issued 51,428 shares of Company common stock to Sultan Jaber Alsuwaidi with a value of $4.76 per share as consideration for the share exchange agreement with Magiclytics.

On March 3, 2021, the Company issued 5,300 shares of Company common stock to Laura Anthony with a value of $0.001 per share as compensation for legal services rendered to the Company.

On March 4, 2021, the Company issued 2,964 shares of Company common stock to Steven Chang with a value of $0.001 per share as compensation for services to the Company.

On March 5, 2021, the Company issued 667 shares of Company common stock to Wilfred Man with a value of $14.36 per share as compensation for services to the Company.

On March 5, 20201, the Company issued 2,353 shares of Company common stock to Adam Miguest with a value of $14.36 per share as compensation for bringing in brand deals for influencers.

On March 9, 2021, the Company issued 31,821 shares of Company common stock to Amir Ben-Yohanan, Chief Executive Officer of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 10, 2021, the Company issued 31,821 shares of Company common stock to Simon Yu, Chief Operating Officer of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 10, 2021, the Company issued 31,821 shares of Company common stock to Christian Young, President of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 11, 2021, in connection with issuance of a convertible promissory note to Labrys in the principal sum of $1,000,000, the Company issued to Labrys 125,000 shares of its common stock as a commitment fee with a value of $13.40 per share.

On March 16, 2021, the Company issued 25,322 shares of Company common stock to Harris Tulchin, a Director of the Company, with a value of $0.001 per share as compensation for services to the Company.

On March 22, 2021, in connection with the issuance of a third convertible promissory note to GS Capital Partners, LLC in the principal amount of $577,778, the Company sold to GS Capital Partners, LLC 100,000 shares of Company common stock at a purchase price of $0.001 per share.

On March 29, 2021, the Company issued 5,000 shares of Company common stock to Scott Hoey with a value of $11.55 per share as compensation for services to the Company.

On April 1, 2021, the Company issued 15,000 shares of Company common stock to Anthony Demonte with a value of $0.001 per share as compensation for services to the Company.

On April 1, 2021, the Company issued 11,848 shares of Company common stock to Lindsay Brewer with a value of $0.001 per share as compensation for services to the Company.

On April 1, 2021, in connection with the issuance of a convertible promissory note to Labrys in the principal sum of $1,000,000, the Company issued to Labrys 48,076 shares of its common stock as an additional commitment fee  with a value of $9.25 per share.

On April 5, 2021, the Company issued 945 shares of Company common stock to Wilfred Man with a value of $14.36 per share as compensation for services to the Company.

On April 5, 2021, the Company issued 821 shares of Company common stock to Steven Chang with a value of $10.41 per share as compensation for services to the Company.

On April 7, 2021, in connection with the issuance of a fourth convertible promissory note to GS Capital Partners, LLC in the principal amount of $550,000, the Company sold to GS Capital Partners, LLC 45,000 shares of Company common stock at a purchase price of $0.001 per share.

On April 7, 2021, the Company issued 10,584 shares of Company common stock to Laura Anthony with a value of $0.001 per share as compensation for legal services rendered to the Company.

On April 7, 2021, the Company issued 401 shares of Company common stock to Noah Faria da Sa Tucker with a value of $12.88 per share as compensation for services to the Company.

On April 9, 2021, the Company issued 1,851 shares to each of Amir Ben-Yohanan (Chief Executive Officer of the Company), Harris Tulchin (a Director of the Company), Christian Young (President of the Company), Gary Marenzi (a Director of the Company), and Simon Yu (Chief Operating Officer of the Company) with a value of $13.51 per share as compensation for each of their services to the Company.

On April 14, 2021, in connection with the issuance of a convertible promissory note to Eagle Equities LLC in the principal amount of $1,100,000, the Company sold to Eagle Equities LLC 165,000 shares of Company common stock at a purchase price of $0.001 per share.

On April 16, 2021, the Company issued 7,732 shares of Company common stock to John Michael Stommel II with a value of $17.62 per share as compensation for services to the Company.

On April 26, 2021, the Company issued 1,208 shares of Company common stock to Adam Miguest with a value of $10.14 per share as compensation for bringing in brand deals for influencers.

On April 29, 2021, the Company issued 5,684 shares of Company common stock to Lindsay Brewer with a value of $8.80 per share as compensation for services to the Company.

On May 4, 2021, the Company issued 1,124 shares of Company common stock to Wilfred Man with a value of $5.82 per share as compensation for services to the Company.

On May 4, 2021, the Company issued 978 shares of Company common stock to Steven Chang with a value of $5.82 per share as compensation for services to the Company.

On May 4, 2021, the Company issued 4,071 shares of Company common stock to Adam Miguest with a value of $5.82 per share as compensation for bringing in brand deals for influencers.

On May 6, 2021, in connection with the issuance of a fifth convertible promissory note to GS Capital Partners, LLC in the principal amount of $550,000, the Company sold to GS Capital Partners, LLC 125,000 shares of Company common stock at a purchase price of $0.001 per share.

On May 11, 2021, the Company issued 1,173 shares of Company common stock to Andrew Omori with a value of $0.001 per share as compensation for services to the Company.

On May 11, 2021, the Company issued 701 shares of Company common stock to Arlene G. Todd with a value of $0.001 per share as compensation for services to the Company.

On May 11, 2021, the Company issued 2,348 shares of Company common stock to Andrew Omori with a value of $0.001 per share as compensation for services to the Company.

On May 11, 2021, the Company issued 701 shares of Company common stock to Arlene G. Todd with a value of $0.001 per share as compensation for services to the Company.

On May 12, 2021, the Company issued 5,880 shares of Company common stock to Laura Anthony with a value of $0.001 per share as compensation for legal services rendered to the Company.

On May 13, 2021, the Company issued 8,334 shares of Company common stock to John Michael Stommel II with a value of $0.001 per share as compensation for services to the Company.

On May 13, 2021, the Company issued 55,556 shares of Company common stock to Phoenix Media & Entertainment with a value of $0.001 per share as compensation for services to the Company.

On May 17, 2021, the Company issued 7,732 shares of Company common stock to John Michael Stommel II with a value of $0.001 per share as compensation for services to the Company.

On May 19, 2021, the Company issued 444 shares of Company common stock to Tommy Shek with a value of $9.39 per share as compensation for services to the Company.

On May 25, 2021, the Company issued 444 shares of Company common stock to Victoria Daniel with a value of $9.39 per share as compensation for services to the Company.

On May 25, 2021, the Company issued 444 shares of Company common stock to Lindsey Heppner with a value of $9.39 per share as compensation for services to the Company.

The issuances were made pursuant to an exemption from registration as set forth in 506 of Regulation D and Section 4(2) of the Securities Act.

Transfer Agent and Registrar

The Company’s transfer agent Empire Stock Transfer, located at 1859 Whitney Mesa Drive, Henderson, NV 89014.

Equity Compensation Plans

None.

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ITEM 4: DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of March 31, 2021, our net tangible book value was approximately $(2,487,997), or $(0.026) per share. Net tangible book value is the value of our total tangible assets less total liabilities.

Based on an initial offering price of $4.00 per Offered Share of common stock, on an as adjusted basis as of March 31, 2021, after giving effect to the offering of shares of common stock and the application of the related net proceeds, our net tangible book value would be:

(i) $25,317,003, or $0.249 per share of common stock, assuming the sale of 100% of the shares offered (7,500,000 shares) with net proceeds in the amount of $27,805,000 after deducting estimated broker commissions of $1,950,000 and estimated offering expenses of $245,000;

(ii) $18,304,503, or $0.183 per share of common stock, assuming the sale of 75% of the shares offered (5,625,000 shares) with net proceeds in the amount of $20,792,500 after deducting estimated broker commissions of $1,462,500 and estimated offering expenses of $245,000;

(iii) $11,292,003, or $0.115 per share of common stock, assuming the sale of 50% of the shares offered (3,750,000 shares) with net proceeds in the amount of $13,780,000 after deducting estimated broker commissions of $975,000 and estimated offering expenses of $245,000; and

(iv) ($1,797,997), or ($0.019) per share of common stock, assuming the sale of 10% of the shares offered (250,000 shares) with net proceeds in the amount of $690,000 after deducting estimated broker commissions of $65,000 and estimated offering expenses of $245,000.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 10% of the shares being offered in this offering:

Percentage of offering shares of Common Stock sold	100%	75%	50%	10%
Offering price per share of Common Stock	$4.00	$4.00	$4.00	$4.00
Net tangible book value per share of Common Stock before this offering	$(0.026)	$(0.026)	$(0.026)	$(0.026)
Increase in net tangible book value per share attributable to new investors	$0.275	$0.209	$0.141	$(0.007)
Pro forma net tangible book value per share after this offering	$0.249	$0.183	$0.115	$(0.019)
Immediate dilution in net tangible book value per share to new investors	$3.751	$3.817	$3.885	$4.019

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 10% of the maximum number of Offered Shares in this offering, as of March 31, 2021, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this offering at the offering price of $4.00 per Offered Share, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

	100% of the Maximum Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of March 31, 2021	94,302,795	92.6%	$6,048,652	16.8%	$0.064
New investors	7,500,000	7.4%	$30,000,000	83.2%	$4.000
Total	101,802,795	100.0%	36,048,652	100.0%	$0.354

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	75% of the Maximum Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of March 31, 2021	94,302,795	94.4%	$6,048,652	21.2%	$0.064
New investors	5,625,000	5.6%	$22,500,000	78.8%	$4.000
Total	99,927,795	100.0%	$28,548,652	100.0%	$0.286

	50% of the Maximum Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of March 31, 2021	94,302,795	96.2%	$6,048,652	28.7%	$0.064
New investors	3,750,000	3.8%	$15,000,000	71.3%	$4.000
Total	98,052,795	100.0%	$21,048,652	100.0%	$0.215

	10% of the Maximum Shares Sold (Minimum Offering Amount)
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of March 31, 2021	94,302,795	99.7%	$6,048,652	85.8%	$0.064
New investors	250,000	0.3%	$1,000,000	14.2%	$4.000
Total	94,552,795	100.0%	$7,048,652	100.0%	$0.075

The foregoing discussion and tables above do not give effect to the 75,000 shares of our common stock issuable upon the exercise of warrants at an exercise price of 125% of the initial offering price per Offered Share which would be issued by us to the Placement Agent in connection with the offering assuming all of the shares offered in this offering are sold.

ITEM 5: PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with the Placement Agent, with respect to the shares of our common stock in this offering. Under the terms and subject to the conditions contained in the placement agency agreement, we have agreed to issue and sell to the public through the Placement Agent, and the Placement Agent has agreed to offer and sell, up to 7,500,000 shares of our common stock, on a best efforts basis. The initial public offering price per share of common stock is $4.00 per share.

The placement agency agreement provides that the obligation of the Placement Agent to arrange for the offer and sale of the shares of our common stock, which is on a best-efforts basis, is subject to certain conditions precedent. The Placement Agent is under no obligation to purchase any shares of our common stock for its own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The Placement Agent may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. The Placement Agent proposes to offer the Offered Shares to investors at the public offering price, and will receive cash equal to six and a half percent (6.5%) of the gross amount to be disbursed to the Company at the Initial Closing and each Additional Closing, if any. The gross proceeds of this offering will be deposited in an Offering Deposit Account established by us, until we have sold a minimum of 250,000 shares of common stock.

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This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to extension for up to ninety (90) days with the mutual agreement of the Company and the Placement Agent; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the Minimum Offering Amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing, or (ii) the date on which the Maximum Offering Amount is sold. Once we satisfy the Minimum Offering Amount, the funds will be released to us, less offering expenses, including but not limited to, underwriter’s fees and expenses. Affiliates of our Company, including our officers and directors, may invest in the offering and their investment would be counted toward achieving the Minimum Offering Amount.

The Placement Agent has informed us that they may provide an allowance not in excess of $0.20 per share to other dealers out of the Placement Agent’s commission of $0.26 per share.

Compensation and Expenses

The following table and the two succeeding paragraphs summarize the underwriting compensation and estimated expenses we will pay:

	Public Offering Price	Underwriting Commissions	Proceeds to Us, Before Expenses
Per Share	$4.00	$0.26	$3.74
Total minimum offering	$1,000,000	$65,000	$935,000
Total maximum offering	$30,000,000	$1,950,000	$28,050,000

We have agreed to reimburse the Placement Agent for reasonable out-of-pocket expenses incurred relating to the offering, regardless of whether the offering is consummated, including payment of up to $45,000 for reimbursement of the Placement Agent’s legal counsel fees. Any out-of-pocket expenses above $1,000 are to be pre-approved by the Company. We have paid $20,000 to the Placement Agent as a refundable advance, all of which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to the Company to the extent any portion of the advance is not actually incurred, in compliance with FINRA Rule 5110(g)(4)(A) in the event of the termination of the offering. We estimate that the total expenses of this offering (including the foregoing expenses set forth in this paragraph), excluding underwriting commissions described above, will be approximately $245,000.

Placement Agent’s Warrants

As additional compensation to the Placement Agent, upon consummation of this offering, we will issue to the Placement Agent or its designees warrants to purchase an aggregate number of shares of our common stock equal to one percent (1%) of the shares of common stock issued in this offering, at an exercise price per share equal to 125% of the initial public offering price. The Placement Agent Warrants and the underlying shares of common stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Placement Agent Warrants by any person for a period of 180 days from the qualification date of the Offering Circular for this offering in accordance with FINRA Rule 5110(e)(1). The Placement Agent Warrants will expire on the fifth anniversary of the commencement of sales of the offering in accordance with FINRA Rule 5110(g)(8)(A). The Placement Agent Warrant to be received by the Placement Agent and related persons in connection with this offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

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Right of First Refusal

Pursuant to that placement agency agreement with the Placement Agent, we granted the Placement Agent a right of first refusal, for a period of 24 months following the consummation of a private placement transaction assisted by the Placement Agent that closed on January 29, 2021, to act as financial advisor or a joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity assets of the Company, whether in conjunction with another broker-dealer or on the Company’s own volition.

Lock-Up Agreements

The Company, our executive officers, directors and holder(s) of five percent (5%) or more of our outstanding common stock have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common stock for a period of (i) one year, in the case of our officers and directors and (ii) 180 days, in the case of the Company and such beneficial holders of our common stock, following the initial closing of this offering, subject to certain exceptions (the “Lock-Up Period”).

Notwithstanding the above, the Placement Agent may engage in stabilization activities. The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification and Contribution

The placement agency agreement provides for indemnification between us and the placement agents against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the placement agents to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Electronic Offer, Sale and Distribution of Offered Shares

An Offering Circular in electronic format may be made available on the websites maintained by the Placement Agent, or selling group members, if any, participating in the offering. The Placement Agent may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Placement Agent and selling group members that may make Internet distributions on the same basis as other allocations.

We intend to market the Offered Shares in this offering, in whole or in part, through an online platforms (the “Platform”) operated by Sutter Securities Group, Inc. (collectively, with its subsidiaries and affiliates, “Sutter Group”), where this Offering Circular will be posted. Sutter Group is an affiliate of our Placement Agent, and through its wholly owned subsidiary, Sutter Securities Clearing, LLC, a FINRA member, has been further engaged to provide certain services, including Offering Deposit Account services, in connection with this offering (Sutter Clearing Services). The fee for Sutter Clearing Services is equal to the greater of $25,000 or 0.15% of the gross offering proceeds ($45,000 for the maximum offering amount raised). Further, we will pay Sutter Securities Clearing, LLC applicable fees for fund transfers and accounting, including: funds transfer fees – $1.00 per ACH transfer; $10.00 per incoming wire transfer; $15.00 per outgoing domestic wire transfer; $25.00 per outgoing international wire transfer; $10.00 per check; $10.00 per ACH exception; $10.00 per NACHA upload per file; and other banking and vendor fees as appropriate for funds processing; and Sutter Securities Group, Inc. applicable fees for debit/credit card processing, including: debit/credit card processing fee of 3.0% - 4.0%; finance charge of 1.5% per month on any outstanding balance owed.

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ERISA Considerations

Special considerations apply when contemplating the purchase of Offered Shares on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Offered Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Marketability

Our common stock is currently quoted on the OTCQX tier of the OTC Markets. The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Notwithstanding our common stock being quoted on the OTC Markets, a purchaser of the Offered Shares may not be able to resell them. Broker-dealers may be discouraged from effecting transactions in our common stock because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse or spousal equivalent) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the Offered Shares and impede the sale of our Offered Shares in the secondary market, assuming one develops.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our Offered Securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Offered Securities and the distribution of the prospectus outside the United States.

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Investor Perks

To encourage participation in the offering, the Company is providing specific perks for investors who purchase a minimum of 112 shares of its Common Stock (“Shares”) in this offering. Additional perks are available for purchases of a greater number of Shares. All perks must be redeemed within two years of receiving the Shares in this offering, except as indicated below. The Company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future services of the Company, or a “thank you” to investors that help the Company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The table below presents the investment level to receive the stated perk, and the approximate cash value of the perk:

Investment Amount	Perk Description	Number of Possible Winners	Approximate Cash Value†
$1,000	Tier 1	unlimited winners	$60
	The investor receives a Clubhouse Owner hoodie sweatshirt, part of an exclusive Clubhouse merchandise collection for investors.

$5,000	Tier 2	unlimited winners	$560
	Everything in Tier1
	The investor receives exclusive Clubhouse merchandise personally signed by a Clubhouse Media Group affiliated creator.

$25,000	Tier 3	unlimited winners	$1,560
	Everything in Tier 2
	The investor receives a personal shoutout from a Clubhouse creator on one of Clubhouse Media Group’s Instagram or Tik Tok profiles.

$50,000	Tier 4	up to 50 winners	$4,560
	Everything in Tier 3
	The investor receives a photo shoot session on location at one of the Clubhouses facilitated by Clubhouse Media Group’s professionally trained in-house photographers.

$100,000	Tier 5	up to 20 winners	$8,560
	Everything in Tier 4
	The investor receives choice of either dance lessons by Dance Dome’s creators (@dancedomela) or a workout session with Clubhouse Media Group affiliated creators. Activities will be followed by lunch with creators and management team.

$250,000	Tier 6	up to 20 winners	$10,560
	Everything in Tier 4
	The investor receives a brand awareness promotion where a Clubhouse Media Group affiliated creator or Clubhouse’s social media account will post a social media post on the platform of Clubhouse’s choosing to promote the investor’s brand, product or services. Subject to social media platform’s terms of use, terms of service, or social media community guidelines.

$500,000	Tier 7	up to 18 winners	$13,060
	Everything in Tier 4
	The investor along with a friend (i.e. in a foursome including a Clubhouse affiliated creator and a management team member) is invited to a golf tournament with other investor foursomes including other Clubhouse affiliated creators and management team members. Meals included.

$750,000	Tier 8	up to 6 winners	$34,560
	Everything in Tier 4
	The investor and a friend receive the right to attend a studio recording with one of Clubhouse Media Group’s affiliated creator and musician Austin Mahone (@austinmahone) or equivalent.

$1,000,000	Tier 9	up to 5 winners	$84,560
	Everything in Tier 4
	The investor along with a friend receives the right to have paddock access during a race in which Clubhouse Media Group affiliated creator and professional racecar driver Lindsay Brewer (@lindsaymariebrewer) is competing, as well as the right to join Lindsay and the team for a post-race dinner. 2-day travel and accommodations included.

† The approximate cash value was determined by management’s best estimates of the value of each item or unique event. Exclusive Clubhouse sweatshirt design and print ($60), Clubhouse Media Group affiliated creators time in signing sweater and endorsement ($500 ), Clubhouse creator time to create a shutout and post on social media profile ($2,000), rental of Clubhouse location for photoshoot ($1,000), photographer time ($1,000), creative director for photoshoot time ($1,000), dance lessons for team of dancers from Dance Dome ($3,000), group lunch for creators, management team and investors ($1,000), workout session with Clubhouse affiliated creators ($2,500), studio rental for gym ($500), social media post from one of Clubhouse Media Group’s creator to promote a brand ($4,000), Clubhouse Media Group’s creative director to develop concept for brand post ($2,000), Golf course rental for up to 50 attendees ($30,000 of which $2,500 is cost allocable to investor), time of Clubhouse affiliated creator and management team member participating in the foursome with investor ($5,000), meals for investor, management and creator during day of golf tournament ($1,000), Studio rental and sound engineer rental ($20,000), Austin Mahone and his team ($20,000), Catering food to studio ($2,000), production assistants for studio session ($8,000), flights to car race event ($5,000), access to PADDOCK ($55,000), hotel accommodations for investors, management, staff two night stay ($10,000), meals for investors, management and staff for two days ($10,000). Actual cash value my differ. Subject to COVID-19 restrictions. Actual cash value may differ. Subject to COVID-19 restrictions.

*Due to the uniqueness and limited availability of Tiers 5, 6, 7 and 8 to a certain number of investors, we are limiting inclusion of lower tier perks regarding these tiers to the perks of Tier 4.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

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As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares;

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Offered Shares, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

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(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Offered Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

This offering will start on the date this Offering Circular is declared qualified by the SEC. This offering will terminate on the date which is ninety (90) days immediately following the date of qualification, subject to extension for up to ninety (90) days with the mutual agreement of the Company and the Placement Agent; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before the date which is ninety (90) days immediately following the date of qualification, or the end of the ninety (90) day extension, if exercised, then we will close on the Minimum Offering Amount (the “Initial Closing”) and this offering will continue until the earliest of (i) the date which is ninety (90) days after the Initial Closing or (ii) the date on which the Maximum Offering Amount is sold (such earliest date, the “Termination Date”). Affiliates of our Company, including our officers and directors, may invest in the offering and their investment would be counted toward achieving the Minimum Offering Amount. If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. Our Company and the Placement Agent will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing and the eligibility of additional investors under applicable laws.

Procedures for Subscribing

If you decide to subscribe for any common stock in this offering, you should:

Go to the offering page at https://invest.clubhousemediagroup.com/clubhousemedia , click on the “Invest” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us through DocuSign, a Subscription Agreement; and

2.	Deliver funds only by ACH, wire transfer, credit card or check for the amount set forth in the Subscription Agreement directly to the specified bank account maintained by the Deposit Account Agent.

The Clubhouse Media website will redirect interested investors via the “Invest Now” button to a site operated by Sutter Securities group, Inc., where investors can receive, review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares the Offering Statement qualified.

Following the Initial Closing on the Minimum Offering Amount, we anticipate that we may hold one or more additional closings for purchases of the Offered Shares until the offering is fully subscribed or we terminate the offering. Our Company and the Placement Agent will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. We expect to have Additional Closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this Offering Circular.  Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the Offered Shares subscribed for.  An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next closing unless we reject the investor’s subscription. You will receive a confirmation of your purchase promptly following the closing in which you participate. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest.

Proceeds will be held with the Deposit Account Agent in an Offering Deposit Account subject to compliance with Exchange Act Rule 15c2-4 until closing occurs. The Placement Agent and/or the participating broker-dealers will submit a subscriber’s form(s) of payment in compliance with Exchange Act Rule 15c2-4, generally by noon of the next business day following receipt of the subscriber’s subscription agreement and form(s) of payment.

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You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the shares of common stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the shares of common stock for your own account and that your rights and responsibilities regarding your shares of common stock will be governed by our chart and bylaws, each filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Deposit Account Agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Non-U.S. investors may participate in this offering by depositing their funds in the Offering Deposit Account held at Pacific Mercantile Bank. Sutter Securities Clearing, LLC will serve as the Deposit Account Agent. Any such funds that the Deposit Account Agent receives shall be held on deposit until the applicable closing of the offering or such other time as mutually agreed between the Company and the Placement Agent, and then used to complete securities purchases, or returned if this offering fails to close.

ITEM 6: USE OF PROCEEDS TO ISSUER

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of the offering under Regulation A of up to $245,000, including legal, auditing, accounting, transfer agent, and other professional fees; (b) second towards the funding of (i) business growth initiatives and (ii) marketing expenses; and (c) the balance towards working capital and general corporate purposes. In the event that we sell less than the maximum shares offered in the offering, our first priority is to pay fees associated with the qualification of this offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

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The gross proceeds of this offering will be $30,000,000 if all of the Offered Shares offered hereunder are purchased. However, we cannot guarantee that we will sell all of the Offered Shares we are offering. The following table summarizes how we anticipate using the gross proceeds of this offering, depending upon whether we sell 10%, 50%, 75%, or 100% of the Maximum Offering Amount in the offering:

	If 10% of Offered Shares Sold (Minimum Offering Amount)	If 50% of Maximum Offered Shares Sold	If 75% of Maximum Offered Shares Sold	If 100% of Maximum Offered Shares Sold
Gross Proceeds	$1,000,000	$15,000,000	$22,500,000	$30,000,000
Offering Expenses (Underwriting Discounts and Commissions to broker dealers)	$(65,000)	$(975,000)	$(1,462,500)	$(1,950,000)

Net Proceeds	$935,000	$14,025,000	$21,037,500	$28,050,000

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, transfer agent, and other professional fees)	$(245,000)	$(245,000)	$(245,000)	$(245,000)
Business Growth Initiatives	(483,000)	(9,646,000)	(14,554,750)	(19,463,500)
Marketing Expenses	(69,000)	(1,378,000)	(2,079,250)	(2,780,500)
Working Capital and General Corporate Purposes	(138,000)	(2,756,000)	(4,158,500)	(5,561,000)
Total Use of Proceeds	$1,000,000	$15,000,000	$22,500,000	$30,000,000

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities and including investments in related parties.

ITEM 7: DESCRIPTION OF BUSINESS

Overview

We operate a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Our Company offers management, production and deal-making services to our handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Our management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

Through our subsidiary, West of Hudson Group, Inc., or WOHG, we currently generate revenues primarily from talent management of social media influencers residing in our Clubhouses and for paid promotion by companies looking to utilize such social media influencers to promote their products or services. We solicit companies for potential marketing collaborations and cultivated content creation, work with the influencers and the marketing entity to negotiate and formalize a brand deal and then execute the deal and receive a certain percentage from the deal. In addition to the in-house brand deals, we generate income by providing talent management and brand partnership deals to external influencers not residing in our Clubhouses. Through Digital Influence Inc. (doing business as Magiclytics), a 100% wholly owned subsidiary of WOHG, we currently generate revenues primarily by providing predictive analytics for content creation brand deals.

For the period from January 2, 2020 (inception) to December 31, 2020, Clubhouse Media generated revenues of $1,010,405 and reported a net loss of $2,577,721 and negative cash flow from operating activities of $1,967,551. For the three months ended March 31, 2021, Clubhouse Media generated revenues of $523,376, reported a net loss of $5,798,578, and had negative cash flow from operating activities of $1,628,118. As noted in the consolidated financial statements of Clubhouse Media, as of March 31, 2021, Clubhouse Media had an accumulated deficit of $8,456,996. There is substantial doubt regarding the ability of Clubhouse Media to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— Clubhouse Media has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of Clubhouse Media has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the period from January 2, 2020 (inception) to December 31, 2020.”

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Principal Products and Services

Our current principal products and services are comprised of (1) our Clubhouses, (2) our talent management services and (3) our brand development and content creation.

The Clubhouses

Through WOHG, we are the sole owner of “The Clubhouse,” which is an integrated social media influencer incubator with a physical and digital footprint in Southern California and Europe. The Clubhouse is a collection of content creation houses located in scenic mansions in Southern California (4 locations), Las Vegas, Nevada (1) and Europe (1 location) that houses who we believe to be some of the most prominent and widely followed social media influencers, together carrying a currently estimated follower base of approximately 280 million social media followers as of May 25, 2021 across all Clubhouse influencers. The foregoing consists of approximately 155 million followers on Tik Tok, 62 million followers on Instagram, 53 million followers on YouTube, 5.8 million followers on Snapchat and 12 million followers on Twitter. The influencers who live in our Clubhouses, as well as the number of their social media followers, can fluctuate significantly at any given time, and we cannot predict the increase or decline of the number of influencers who live in our Clubhouses or the number of followers for our Clubhouse influencers at any given time in the future.

Content Houses at a Glance

Content houses originated from gaming houses in the gaming industry, where professional video game players and gaming teams lived in the same residence with each other in order to practice gaming and create content to build their own following. Eventually this concept was adopted by lifestyle influencers and was found to be a way for individual influencers to create new content with other influencers and grow followers together.

Our Clubhouses

The Clubhouse is an established network of social media content creation houses (Clubhouse BH, Just A House (“JAH”), Society Las Vegas, Dobre Bothers House, Weheartfans House and Clubhouse Europe that each provide a picturesque living environment for our band of social media influencers, complete with in-house media production teams, including photographers and videographers. We believe that this enables the influencers living at these houses to maximize the depth, breadth and scale of followers that those influencers can build across popular social media platforms.

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Clubhouse BH Location

“Clubhouse BH” is located in the heart of Beverly Hills in Los Angeles, California and is occupied by a group of content creators who live and work together 24 hours per day and seven days per week, and are equipped with a full media team. We believe that this structure enables successful collaboration and content creation by the content-creators. Clubhouse BH is 12,000 square feet, has 11 bedrooms and sits on one acre of land. Clubhouse BH is targeting men and women aged 17 to 30.

“Dance Dome LA” is housed under the Clubhouse BH location that targets a subgenre of influencers in the dance community. Dance Dome aims to target the young male and female demographic of 12-30 years old specifically those interested in the subgenre of dancing related content.

Just a House Los Angeles Location

“Just a House” (“JAH”) is located in Los Angeles. JAH is in the process expanding its digital footprint with a young female following aimed at a demographic of women aged 12 to 30.

Dobre Brothers House Beverly Hills Location

“Dobre Brothers House” is located in the hill tops of Beverly Hills. Dobre brothers consist of Darius, Cyrus, Marcus and Lucas Dobre. Dobre Brothers House is aimed at a demographic of men and women aged 12 to 35.

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Republic of Malta Location

“Clubhouse Europe” is located in the Republic of Malta, where we’ve expanded our international footprint by bringing together under one roof who we believe to be some of Europe’s most popular influencers. Clubhouse Europe is targeting European demographic of men and women aged 14 to 30.

Weheartfans House Bel-Air Location

“Weheartfans House” is a house dedicated to Clubhouse’s weheartfans.com platform. The website provides fans with exclusive content. The website is currently in beta mode. Weheartfans House is targeting demographic of men and women aged 18 to 55.

Society Las Vegas Location

“Society Las Vegas” is Clubhouse’s first house in Las Vegas. Society Las Vegas seeks to target the Las Vegas demographic market of men and women aged 16 to 45.

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“The Clubhouse” Online Presence and Plans for Expansion of the Physical Clubhouses

While “The Clubhouse” network consists of physical locations (as described above), there are numerous “Clubhouse” accounts owned by The Clubhouse, with a combined following of over 9.4 million followers as of May 25, 2021 across Instagram, Snapchat, YouTube, and TikTok. These accounts are directly held by us (as opposed to the Clubhouse team of influencers) and therefore we have direct access to the followers of these accounts, which we consider to be our followers.

We are constantly surveying opportunities to establish new Clubhouses, and intend to expand our Clubhouse locations as our business continues to grow. We specifically plan on expanding the Clubhouse footprint further into Europe and the U.S. as well as into Asia, into other content niche types such as e-gaming, beauty and music. We currently intend to expand with two to four additional Clubhouses each year, depending on available funding for such expansion and we cannot provide any assurance that we’ll be able to expand at this intended rate. We also intend to engage in a cross-house collaborative strategy that we believe has not yet been established in the industry and we have talent that can be deployed to a broad range of brand partnership and other opportunities that we believe can lead to significant growth opportunities through diversified revenue streams.

Why We Believe that Influencers Benefit from Content Houses

Influencers need to constantly create original content to grow their following, and collaborations with other influencers can help facilitate creative content while allowing for sharing of followers among influencers. Our Clubhouses provide a unique living situation where influencers can collaborate and work together to grow each other’s following. For example, one of the influencers who was living in our Clubhouses experienced in four months, growth from 3.22 million followers on Instagram to 5.2 million followers on Instagram. Another one of the influencers who lived in our Clubhouses experienced in four months, growth from 1.5 million followers on Instagram to 2.3 million followers on Instagram.

Clubhouse and Influencer Fit

At Clubhouse Media, we strive to cultivate a large and committed following for our team of influencers, which we plan to leverage to popularize our in-house brands, driving sales and brand-awareness to our target customers. Our approach is to create a balance between social media creativity and the business of social media marketing. We believe that this symbiotic balance creates a higher output for both our Clubhouses and influencers and creates an attractive one-stop shop for brands to advertise and for influencers to grow and collaborate. The Clubhouse’s goal is to develop and successfully monetize on its network of influencers through a portfolio of valuable brands by becoming the world’s leading hub for new media content. The Clubhouse has already received media coverage in publications such as Forbes, the New York Times, Business Insider and Seventeen, among others.

Agreements and Terms of Living in the Clubhouses

Each influencer who lives at a Clubhouse location enters into a Creator Occupancy Agreement with Doiyen, LLC (“Doiyen”), a 100% wholly owned subsidiary of out subsidiary, WOHG (“Creator Occupancy Agreement(s)”). Pursuant to the Creator Occupancy Agreements, we agree that the influencer will not be required to pay or remit any money for their occupancy in the Clubhouse, nor will be required to pay any associated utility costs associated.

In exchange, the influencer agrees adhere to a number terms and conditions for continued stay in the Clubhouse including, but not limited to:

●	Participation in branding and/or promotional endeavors, either on behalf of Clubhouse Media and our subsidiaries, or for third-party advertisers that pay Doiyen for promotion (we believe that this relationship creates what we refer to as “Free Earned Media Value”);
●	Regular content-creation with required social media posting on various social media platforms; and
●	Intermittent tagging and/or mentioning of The Clubhouse on the influencer’s profile and social media posts across various platforms.

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Through Doiyen, we retain legal ownership of the content created pursuant to each Creator Occupancy Agreement; however, the content can be shared with the influencer so that he or she can utilize it for his or her own benefit as well. Pursuant to the Creator Occupancy Agreements, we may offer influencers individual branding partnerships, including, but not limited to promotional song placements and promotional events. For all promotional partnership brought by us to the influencers, we receive a percentage of the compensation received by the influencer pursuant to such partnership, as set forth in each Creator Occupancy Agreement.

Pursuant to the Creator Occupancy Agreements, influencers will have access to a fully staffed media creation team, videographers, photographers and editors, as well as collaborative filming facilities and in-house cleaning and security services that we provide. The Creator Occupancy Agreements also contain a code of conduct that the influencers must follow while living in the Clubhouse, including, but not limited to, refraining from illegal activities, and being respectful and mindful to other occupants and neighboring homes.

Each influencer can terminate the Creator Occupancy Agreement at any time for any reason with five days written notice to us. We can terminate the agreement at any time for any reason and must give the influencer seven days from the date of termination to vacate the Clubhouse.

Talent Management Services

Doiyen, our indirectly wholly owned subsidiary, is a talent management company for social media influencers. Through Doiyen, we seek to represent some of the world’s top talent in the world of social media. We plan to hire experienced talent and management agents as well as build our support and administrative resources seeking to expand operations. Our influencers include entertainers, content creators, and style icons.

Through Doiyen, we currently represent more than 24 social media influencers, with a combined number of followers on Instagram, TikTok, and YouTube of over 70,000,000. We are dedicated to helping Doiyen’s influencer-clients build their brands, maintain creative control of their destinies, and diversify and grow their businesses through “The Clubhouse,” providing them opportunities to increase their monetization potential and amplify their reach.

Talent Management Agreements

As a talent management company, Doiyen generates revenues based on the earnings of its influencer-clients (or “Creators”) by receiving a percentage of the earnings of its Creators. Certain influencers who live in our various Clubhouses enter into an Exclusive Management Agreement (the “Management Agreement(s)”).

Pursuant to the Management Agreement, the Creator agrees that during the term of the Management Agreement, the Creator appoints Doiyen as the sole and personal manager of the Creator, and engages Doiyen to provide services, counsel and advise on the Creator’s career in social media. Such activities may include, but are not limited to, assisting in the utilization of the Creator’s likeness and representations in third party brand deals, advising on contract negotiations and artistic selection of projects, and professional and general assistance with any and all activities as a model and/or influencer through which the Creator’s talent can be developed and utilized via social media or otherwise.

As compensation for the services Doiyen provides pursuant to the Management Agreement, Doiyen is entitled to receive a percentage, which isgenerally between 10% to 50%, of all gross compensation earned and received by the Creator during the term of the Management Agreement, regardless of whether we introduced the opportunity resulting in compensation to the Creator.

Each Management Agreement is negotiated separately for each influencer, and Doiyen’s compensation varies depending on a number of factors, including, but not limited to, the individual characteristics of the Creator (i.e., the number of followers the Creator has, etc.) and the source of the business opportunities resulting in such compensation for the Creator. For example, if Doiyen introduced the business opportunity to the Creator, Doiyen is generally entitled to a higher percentage compensation.

Pursuant to the Management Agreements, each Creator has the sole right to reject or accept any offers presented by us. Pursuant to the Management Agreements, if the Creator does not receive a bona fide offer that is reasonably acceptable to them or if the Creator does not receive an aggregate payment of at least $10,000 during any consecutive 3 month period of the term of the Management Agreement, we and each the Creator have the right to terminate such Management Agreement by providing written notice to the other party of such intent to terminate.

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We also may enter into non-exclusive management agreements with certain Creators, however this is extremely rare, as we prefer to only enter into exclusive management agreements.

Paid Promotion

Doiyen and its contracted Creators primarily generate revenue from companies paying for promotion for their brands, products, and/or services.

There are three primary types of arrangements through which we will receive revenues from these activities through Doiyen:

(1) As a talent management company, Doiyen generates revenues based on the earnings of its influencer-clients Creators by receiving a percentage of the earnings of its Creators. Creators are often sought after directly by companies for specific branding and/or promotional opportunities. In these situations, the client-company would contract with the Creator directly, and such services provided by the Creator would fall under the Management Agreement, and Doiyen would receive a percentage of the earnings of the Creator for such services as described above.

(2) Pursuant to the Creator Occupancy Agreements, the influencers agree to make certain posts on their own social media accounts at our direction, and we use these “deliverables” to create deals with brands and instruct the influencers to make posts on their social media accounts as required of them under the Creator Occupancy Agreements for the brands we choose to do deals with. We believe this creates what we refer to as “Free Earned Media Value.”

(3) Instead of a dealing directly with individual influencers as part of the talent management services provided through Doiyen, brands can also work directly with Clubhouse’s branded social media accounts, of which WOHG owns 100%. These house accounts grow as each influencer is required to promote the house accounts under the Creator Occupancy Agreements, which require Creators to make social media posts at the direction of Doiyen on such accounts on a regular basis without additional compensation, in exchange for being provided with living arrangements. When Doiyen exercises this right to provide promotional services to a paying client through the Clubhouse’s social media accounts, Doiyen receives 100% of the compensation.

Companies that contract with Doiyen to provide such promotional activities for their advertising campaigns or custom content requests generally either prepay for services or request credit terms. Such agreements typically provide for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by Doiyen prior to completion our promotional services.

Brand Development and Content Creation

Through WOH Brands, LLC, a 100% wholly owned subsidiary of WOHG, we engage and also plan to engage in a number of activities with respect to brand development and incubation, content creation, and technology development, as follows:

●	Content Creation: original long and short form content creation for streaming services or other platforms involved in content distribution;

●	Brand Development and Product Sales: acquiring or creating in-house brands and selling products in various categories, including apparel, beauty, and other lifestyle brands; and

●	Technology: development and/or acquisition of software geared towards social media, which may be licensed, sold outright, or otherwise monetized by us.

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Through Digital Influence Inc. (doing business as Magiclytics), our 100% wholly owned subsidiary, we provide predictive analytics for content creation brand deals.

Brand Development

On May 19, 2020, WOH Brands began to engage in brand development, with a focus on creating apparel, beauty, and other lifestyle brands with quality product offerings. Through WOH Brands, our indirectly wholly-owned subsidiary, we intend to acquire, enter into joint ventures or launch best-in-class brands with an objective of innovation and product uniqueness, derived from demographic data, market research, and omni-channel experiences.

WOH Brands is primarily focused on creating brands on our behalf and may consider joint-ventures with other established companies in the consumer-packaged goods space for purposes of brand and production creation. WOH Brands will not provide its branding or product services to third parties outside of the Clubhouse Media-family of companies other than companies with which it may enter into a joint venture or other companies it contracts with to do so.

As of the date of this Offering Circular, WOH Brands has only sold a minimal amount of products, and has only generated minimal revenues.

Content Creation

WOH Brands acts as an internal studio for us, with the ability to develop ideas for, produce, and film content. Each of the Clubhouse locations are equipped with studios - some with separate studios within the houses and some with the entire house as a studio - and open-areas that enable content creation. As a Clubhouse Media entity, WOH Brands has access to these resources, including the Clubhouse-influencers residing at each Clubhouse location, which it can utilize for quality content creation.

Digital Influence Inc. (doing business as Magiclytics) provides predictive analytics for content creation brand deals.

As of the date of this Offering Circular, WOH Brands’ activities in this area have been limited to assisting in the production of paid-promotional content for companies that have engaged Doiyen or Doiyen’s Creators for brand and product promotion, as well as content-creation for Clubhouse, for which WOH Brands does not receive compensation. WOH Brands’ activities in this capacity include filming, photography, and graphic design.

Planned Operations

●	Brand Development. As stated above, WOH Brands intends to acquire, enter into joint ventures with, or create new brands in apparel, beauty, and other lifestyle categories in the future. We believe that we are in a unique position to gather data intelligence from our dealings with paid brand deals. While companies pay Doiyen and our influencers to promote their products or services, we gain firsthand insight into what type of brands (and their corresponding products and services) resonate with our demographic. We believe that this information better positions WOH Brands in deciding what type of product or service to acquire or build. WOH Brands will not provide its brand development services to third parties outside of the Clubhouse Media-family of companies, but may engage in joint ventures with third parties.

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●	Content Creation. In the future, WOH Brands intends to create entertainment content for streaming services and other platforms in the entertainment and/or social media space. WOH Brands expects it could receive ad revenues, revenues for licensing, and/or revenues for sales of content to purchasers in this space.

●	Technology Development / Software. WOH Brands also intends to engage in technology and software related to social media, either through development of such technologies itself, or through acquiring such technologies from other companies. WOH Brands believes there are a number of areas in which there is opportunity for software to add value to companies in the social media space. For example, WOH Brands believes that there is a need for software that provides analytic capabilities and generates predictive outcomes for returns on social media promotional spends on specific influencers. WOH Brands also believes there are opportunities for competition with certain existing social media platforms. WHO Brands intends to either develop internally or acquire such software and/or technologies, which it plans to subsequently license, sell, or otherwise monetize to generate revenues.

Industry Overview and Market Opportunity

Social Media and Influencer Marketing and Promotion

Around the world, marketing is a key strategy for brands to obtain exposure, achieve better recall, communicate themes and drive increased consumer engagement. Globally, in 2018, there was an estimated spend of $66 billion on sponsorships, up from $43 billion in 2008, according to Statista 2019-Worldwide; IEG; 2007 to 2017. As for the overall advertising landscape, Zenith estimated that global advertising spending reached $579 billion in 2018, and will grow at a CAGR of 4% through 2020.

Advertising has shifted significantly towards social media over the last few years, and social media influencers who are the primary form of advertisement distribution is highly disorganized. We believe that one of the most important aspects of building a company or launching a product is social media marketing. According to an article titled “Global social media research summary July 2020” by Smart Insights dated August 3, 2020, during the COVID-19 Pandemic, social media experienced a 43% increase in usage. According to an article titled “55 critical social media statistics to fuel your 2020 strategy” published by SproutSocial dated January 7, 2020, the amount spent on advertising over social media will likely reach $102 billion by 2020.

According to a Business Insider Intelligence report titled “Influencer Marketing: State of the social media influencer market in 2021” originally published in December 2019 and updated February 2021, influencer marketing spending has grown significantly since 2015 and is expected to reach $13.8 billion annually by 2021. According to the same source, currently 78% of companies spend over 10% of their marketing budget on influencer marketing and 11% of companies allocate more than 40% of their marketing budget on influencer marketing and the percentage is expected to grow as more companies become comfortable with the channel. Also according to the same source, companies surveyed about influencer marketing noted that content quality, aligned target audience demographic and engagement rate were the three most important determinants in choosing influencer partners and that the two most important goals for influencer marketing based on survey responses were increasing brand awareness and reaching new audiences in order to expand their existing customer base.

WOHG intends to capitalize on this growing social media and influencer based advertising spending, utilizing its Clubhouse influencers to attract advertisers directly, as well as generating business for Creators, for which it will receive compensation pursuant to its Management Agreements.

Apparel

The United States apparel market was valued at approximately 368 billion U.S. dollars as of 2019. Store-based retailing was valued at over 268 billion U.S., while e-commerce brought in over 100 million U.S. dollars of revenue. As the internet increasingly influences social and economic activities, the e-commerce market for retail goods is expected to grow steadily. Our core customer demographic is anywhere from 12-year old to 30-year old women and men.

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Competition

We face competition from a variety of companies in the different areas in which we operate. We face competition from influencer houses similar to the Clubhouse, such as Hype House and Glam House. While we do not generate revenue directly from the Clubhouse, the Clubhouse enables us to attract quality, popular, talented influencers in the social media industry, which we consider to be our primary asset that enables our various business operations.

As a talent management company through Doiyen, we compete against other talent management companies that are specific to the social media influencer space, such as IZEA and Viral Nation. We compete with these other companies on the basis of our brand name, reputation for access to industry participants and desirable projects, as well as pricing.

For our brands and products, we currently compete primarily with other specialty retailers, higher-end department stores and Internet businesses that engage in the retail sale of women’s and men’s apparel, accessories and similar merchandise targeting customers aged 12 to 30. We believe the principal basis upon which we compete are design, quality, and price. We believe that our primary competitive advantage is high visibility, which we can achieve through our network of Clubhouse influencers.

In the future, we expect to compete with other content-creators for placement on streaming services and other content platforms, with technology and software companies in the social media space, and with companies making lifestyle and/or beauty products marketed to social media audiences.

We seek to effectively compete with such competitors by out-scaling our competition, focusing on in-house business infrastructure and providing superior support and management services for our Clubhouse influencers. We strive to have more physical locations than other influencer-house networks. Currently, we are unaware of any other company that is combining into one business the various business aspects in which we engage. In addition, we believe the experience of our management team provides us with a significant advantage in the social media influencer business, as participants in this space have traditionally lacked the business experience that our executive management team possesses, which we intend to use to our advantage. Notwithstanding, we may not be able to effectively compete with such competitors.

Customers

Our customers include our influencer-clients, or Creators, (through Doiyen), companies that contract directly with us (through Doiyen) for paid promotion, and the consumers that purchase our products (through WOH Brands).

Doiyen and its Creators have already worked with a number of notable brands, including, but not limited to, Fashion Nova, Spotify, McDonalds, Amazon, and Boohoo.

Sales and Marketing

We generally attract clients through our social media presence across various platforms, including YouTube, Instagram, and TikTok.

As a respected name in the social media influencer industry, we are often approached by influencers who want us to represent them (through Doiyen), or want to live in one of our Clubhouses. We also scout for up-and-coming talented influencers on various social media platforms, who we then attempt to engage as clients.

For paid promotion, we generally receive inbound inquiries for promotional opportunities from companies looking to promote their brands or products. Doiyen also has a sales team to reach out to specific brands that we believe fits a specific influencer’s style, which is another way we generate business.

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All products that we sell are marketed through our Clubhouse team of influencers, who provide promotion and marketing social media posts on our behalf as part of the terms of their living arrangements in the Clubhouses.

Government Regulation

We are subject to various federal, state and local laws, both domestically and internationally, governing matters such as:

●	licensing laws for talent management companies, such as California’s Talent Agencies Act;
●	licensing, permitting and zoning;
●	health, safety and sanitation requirements;
●	harassment and discrimination, and other similar laws and regulations;
●	compliance with the Foreign Corrupt Practices Act (“FCPA”) and similar regulations in other countries;
●	data privacy and information security;
●	marketing activities;
●	environmental protection regulations;
●	imposition by the U.S and/or foreign countries of trade restrictions, restrictions on the manner in which content is currently licensed and distributed and ownership restrictions; and
●	government regulation of the entertainment industry.

We monitor changes in these laws and believe that we are in material compliance with applicable laws and regulations. See “Risk Factors—Risks Related to Our Business—We are subject to extensive U.S. and foreign governmental regulations, and our failure to comply with these regulations could adversely affect our business.”

Our Clubhouses are subject to building and health codes and fire regulations imposed by the state and local governments in the jurisdictions in which they are located. In addition, our U.S. Clubhouses are subject to the U.S. Americans with Disabilities Act of 1990 which require us to maintain certain accessibility features at each of the facilities.

Our entertainment and content businesses are also subject to certain regulations applicable to our use of Internet web sites and mobile applications such as Tik Tok, Instagram and YouTube. We maintain various web sites and mobile applications that provide information and content regarding our businesses and offer merchandise for sale. The operation of these web sites and applications may be subject to a range of federal, state and local laws.

Due to our involvement in products, we are subject to laws governing advertising and promotions, privacy laws, safety regulations, consumer protection regulations and other laws that regulate retailers and govern the promotion and sale of merchandise. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Intellectual Property

We currently do not own any patents, trademarks or any other intellectual property at this time.

The Company filed a trademark application on April 15, 2020, with the United States Patent and Trademark Office (“USPTO”) under Application Serial No. 90649015 for the mark:

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Overview of the Business of West of Hudson Group, Inc.

WOHG, our directly wholly owned subsidiary, was incorporated on May 19, 2020 under the laws of the State of Delaware. WOHG is primarily a holding company, and operates various aspects of its business through its operating subsidiaries of which WOHG is the 100% owner and sole member, and which are as follows:

1.	Doiyen, LLC – a talent management company that provides representation to Clubhouse influencers, as further described below.

2.	WOH Brands, LLC – a content-creation studio, social media marketing company, technology developer, and brand incubator, as further described below.
3.	Digital Influence Inc. (doing business as Magiclytics) – a company that provides predictive analytics for content creation brand deals.

Doiyen, LLC (“Doiyen”), formerly named WHP Management, LLC, and before that named WHP Entertainment LLC, is a California limited liability company formed on January 2, 2020. Doiyen was acquired by WOHG on July 9, 2020 pursuant to an exchange agreement between WOHG and Doiyen, pursuant to which WOHG acquired 100% of the membership interests of Doiyen in exchange for 100 shares of common stock of WOHG. A copy of this agreement is filed as Exhibit 6.7 to the Offering Statement of which this Offering Circular forms a part. As described above, Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen is the entity with which our influencers contract when living in one of our Clubhouses.

WOH Brands, LLC (“WOH Brands”) is a Delaware limited liability company formed on May 19, 2020 by WOHG. As described above, WOH Brands engages and also plans to engage in a number of activities, with respect to brand development and incubation, content creation, and technology development.

Digital Influence Inc. (doing business as Magiclytics) is a Wyoming corporation formed on July 2, 2018. The Company acquired a 100% interest in Magiclytics on February 3, 2021. As described above, Magiclytics provides predictive analytics for content creation brand deals.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements and bylaws, where applicable, that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands, Doiyen, and Digital Influence Inc. (doing business as Magiclytics) possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

In addition to the above, WOHG is the 100% owner of two other limited liability companies – Clubhouse Studios, LLC, which holds most of our intellectual property, and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations as of the date of this Offering Circular, and are not intended to have any material operations in the near future.

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Organizational Structure

The following reflects our organization structure after this offering:

Organizational History

Clubhouse Media Group, Inc. was incorporated under the laws of the State of Nevada on December 19, 2006 with the name Tongji Healthcare Group, Inc. by Nanning Tongji Hospital, Inc. (“NTH”). On the same day, Tongji, Inc., our wholly owned subsidiary, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

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NTH was a designated hospital for medical insurance in the city of Nanning and Guangxi province with 105 licensed beds. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji, Inc. acquired 100% of the equity of NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly-owned subsidiary of Tongji Inc. Pursuant to the Agreement and Plan of Merger, we issued 15,652,557 shares of common stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital, until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, we agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in its subsidiary, NTH, to Placer Petroleum Co., LLC, an Arizona limited liability company. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co, LLC assuming all assets and liabilities of NTH as of December 31, 2017. As a result of the Bill of Sale, the related assets and liabilities of Nanning Tongji Hospital, Inc. was reported as discontinued operations effective December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019. On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated.

Effective May 29, 2020, Joseph Arcaro, our Chief Executive Officer, President, Secretary, Treasurer and sole director and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s common stock, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among West of Hudson Group, Inc., the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). Thereafter, WOHG distributed the 30,000,000 shares of the Company among the shareholders of WOHG. The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

On July 7, 2020, we amended our articles of incorporation whereby we increased our authorized capital stock to 550,000,000 shares, comprised of 500,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

Recent Developments

Share Exchange Agreement – West of Hudson Group, Inc.

On August 11, 2020, we entered into the Share Exchange Agreement with (i) WOHG; (ii) each of the WOHG Shareholders; and (iii) Mr. Ben-Yohanan as the Shareholders’ Representative.

Pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock to be determined at the closing of the Share Exchange Agreement.

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On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company.

The closing of the Share Exchange Agreement occurred on November 12, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG, in exchange for the issuance to the WOHG Shareholders of 46,811,195 shares of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, WOHG became a wholly-owned subsidiary of the Company.

In addition, on November 20, 2020, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company issued and sold to Amir Ben-Yohanan one share of Series X Preferred Stock, at a purchase price of $1.00. This one share of Series X Preferred Stock has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

The Share Exchange is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Share Exchange Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

On November 12, 2020, pursuant to the closing of the Share Exchange Agreement, we acquired WOHG, and WOHG thereafter became our wholly owned subsidiary, and the business of WOHG became the business of the Company going forward.

Other Recent Developments of West of Hudson Group, Inc.

On August 3, 2020, on behalf of WOHG, Amir Ben-Yohanan, our Chief Executive Officer, entered into a lease agreement for a term ending July 31, 2021 for $50,000 a month (for the property currently being used for the Dobre Brothers House – Beverly Hills location.)

On September 4, 2020, on behalf of WOHG, Mr. Ben-Yohanan, our Chief Executive Officer, entered into a one year lease agreement for $40,000 a month for the “Weheartfans House – Bel-Air” Clubhouse.

On September 6, 2020, WOHG entered into an agreement to rent the property for Clubhouse Europe until November 5, 2020 for 4,000 euros per month and to be extended month to month thereafter.

As of November 10, 2020, Mr. Ben-Yohanan, our Chief Executive Officer, advanced $1,044,911.21 to WOHG to pay WOHG’s operating expenses.

Name Change

On November 2, 2020, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada in order to amend its Articles of Incorporation to change the Company’s name from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.”

On January 20, 2021, Financial Industry Regulatory Authority (“FINRA”) approved our name change from “Tongji Healthcare Group, Inc.” to “Clubhouse Media Group, Inc.” and approved the change the symbol of our common stock from “TONJ” to “CMGR.”

Society Las Vegas Lease

On August 18, 2020, on behalf of the Company, Amir Ben-Yohanan, our Chief Executive Officer, entered into a one-year lease agreement for a term commencing on February 1, 2021 and ending January 31, 2022 for $12,500 a month (for the property currently being used for the Society Las Vegas – Las Vegas location).

Share Exchange Agreement - Magiclytics

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (the “A&R Share Exchange Agreement”) by and between the Company, Digital Influence Inc., a Wyoming corporation doing business as Magiclytics (“Magiclytics”), each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. The A&R Share Exchange Agreement replaces the Share Exchange Agreement in its entirety.

Pursuant to the terms of the A&R Share Exchange Agreement, the Company agreed to acquire from the Magiclytics Shareholders, who hold an aggregate of 5,000 shares of Magiclytics’ common stock, par value $0.01 per share (the “Magiclytics Shares”), all 5,000 Magiclytics Shares, representing 100% of Magiclytics’ issued and outstanding capital stock, in exchange for the issuance by the Company to the Magiclytics Shareholders of the 734,689 shares of the Company’s common stock based on a $3,500,000 valuation of Magiclytics, to be apportioned between the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares.

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On February 3, 2021 (the “Magiclytics Closing Date”), the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company agreed to issue 734,689 shares of Company common stock to the Magiclytics Shareholders in exchange for all 5,000 Magiclytics Shares (the “Magiclytics Closing”). On February 3, 2021, pursuant to the closing of the Share Exchange Agreement, we acquired Magiclytics, and Magiclytics thereafter became our wholly owned subsidiary.

At the Magiclytics Closing, we agreed to issue to Christian Young and Wilfred Man each 330,610 shares of Company Common Stock, representing 45% each, or 90% in total of the Company common stock which we agreed to issue to the Magiclytics Shareholders at the Magiclytics Closing. As of February 7, 2021, we have not issued the 734,689 shares to the Magiclytics shareholders.

The number of shares of the Company common stock issued at the Magiclytics Closing was based on the fair market value of the Company common stock as initially agreed to by the parties, which is $4.76 per share (the “Base Value”). The fair market value was determined based on the volume weighted average closing price of the Company common stock for the twenty (20) trading day period immediately prior to the Magiclytics,. In the event that the initial public offering price per share of the Company common stock in this offering pursuant to Regulation A is less than the Base Value, then within three (3) business days of the qualification by the SEC of the Offering Statement forming part of this Offering Circular, the Company will issue to the Magiclytics Shareholders a number of additional shares of Company common stock equal to:

(1)	$3,500,000 divided by the initial public offering price per share of the Company common stock in this offering pursuant to Regulation A, minus;
(2)	734,689

The resulting number of shares of the Company common stock pursuant to the above calculation will be referred to as the “Additional Shares”, and such Additional Shares will also be issued to the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares.

In addition to the exchange of shares between the Magiclytics Shareholders and the Company described above, on the Magiclytics Closing Date the parties took a number of other actions in connection with the Magiclytics Closing pursuant to the terms of the A&R Share Exchange Agreement:

(i)	The Board of Directors of Magiclytics (the “Magiclytics Board”) expanded the size of the Magiclytics Board to 3 persons and named Simon Yu, a current officer and director of the Company as a director of the Magiclytics Board.
(ii)	The Magiclytics Board named Wilfred Man as the Chief Executive Officer of Magiclytics, Christian Young as the President and Secretary of the Magiclytics and Simon Yu as the Chief Operating Officer of Magiclytics.

Further, immediately following the Magiclytics Closing, the Company assumed responsibility for all outstanding accounts payables and operating costs to continue operations of Magiclytics including but not limited to payment to any of its vendors, lenders, or other parties in which Magiclytics engages with in the regular course of its business.

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Letter of Intent – The Tinder Blog

On February 28, 2021, the Company entered into a non-binding Letter of Intent for the acquisition of “The Tinder Blog” (Instagram.com/thetinderblog) (“TTB”), one of the largest and most successful Instagram meme accounts in the world. The Tinder Blog is an official partner of Facebook. The Tinder Blog boasts over 4.2 million followers accrued over its six-year existence and an annual net income in excess of one million dollars on more than one billion web impressions per month. The Tinder Blog has also attracted major advertisers, including McDonald’s, Amazon Prime, Dunkin Donuts, and Samsung, among others.

Just a House – Los Angeles Lease

On March 4, 2021, the Company entered into a three-month lease agreement for a term ending June 15, 2021 for $34,000.00 per month (for the property currently being used for the Just a House – Los Angeles location.)

Convertible Promissory Notes

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share. As of May 25, 2021, the balance of the Hoey Note was $121 consisting of accrued interest.

Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Niu Note was $52,980 including a principal balance of $50,000 and accrued interest of $2,980.

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Galen Note was $31,768 including a principal balance of $30,000 and accrued interest of $1,768.

Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Huynh Note was $52,849 including a principal balance of $50,000 and accrued interest of $2,849.

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Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Wong Note was $26,424 including a principal balance of $25,000 and accrued interest of $1,424.

Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Singer Note was $35 consisting of accrued interest.

On January 26, 2021, the Company issued to Mr. Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer at a conversion price of $1.59 per share.

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

The ProActive Capital Note has a maturity date of January 20, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the ProActive Capital Note was $258,767 including a principal balance of $250,000 and accrued interest of $8,767.

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The ProActive Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the ProActive Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by ProActive Capital;
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, ProActive Capital may declare all or any portion of the then-outstanding principal amount of the ProActive Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the ProActive Capital Note shall thereupon become, immediately due and payable in cash and ProActive Capital will also have the right to pursue any other remedies that ProActive Capital may have under applicable law. In the event that any amount due under the ProActive Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

First Convertible Promissory Note – GS Capital Partners

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital SPA”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the GS Capital Note was $298,624 including a principal balance of $288,889 and accrued interest of $9,735.

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The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Regulation A offering, at a conversion price equal to 70% of the Regulation A offering price of the Company common stock in the Regulation A offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The GS Capital Note contains customary events of default, including, but not limited to:

●

if the Company fails to pay the then-outstanding principal amount and accrued interest on the GS Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or

●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●

the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the GS Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the GS Capital Note shall thereupon become, immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the GS Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00. On February 12, 2021, the Company issued the 220,000 shares of Company common stock to Tiger Trout.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date. As of May 25, 2021, the balance of the Tiger Trout Note was $1,590,208 including a principal balance of $1,540,000 and accrued interest of $50,208.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

Convertible Promissory Note – Amir Ben-Yohanan

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Note”). The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations, pursuant to a promissory note dated January 2, 2020, in which West of Hudson Group, Inc. was named as the borrower due to a scrivener’s error (the “Prior Note”). The Prior Note was intended to be between WHP Entertainment, LLC, which is now named Doiyen LLC. (West of Hudson Group, Inc. is a wholly owned subsidiary of the Company and Doiyen LLC is a wholly owned subsidiary of West of Hudson Group, Inc.). Effective as of February 2, 2021, the Prior Note was terminated and is of no further force or effect.

The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. As of May 25, 2021, the balance of the Note was $2,460,493 including a principal balance of $2,400,000 and accrued interest of $60,493.

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At the time the SEC qualifies this Offering Circular, $1,000,000 of the principal amount and accrued interest will automatically converted into a number of shares of Company common stock equal to (i) $1,000,000 divided by (ii) the initial public offering price per share of Company common stock in this offering pursuant to Regulation A. These shares will be restricted shares of Company common stock, and not the shares of Company common stock offered in this offering under Regulation A. In the event that at such time the Company has repaid an amount of the principal amount and accrued interest such that the remaining indebtedness is less than $1,000,000, then such amount of remaining indebtedness will be substituted for the $1,000,000 figure above.

Any portion of the principal amount and interest which is not converted to Company common stock as set forth above will be payable by the Company commencing on February 2, 2022 as required to amortize the Note and the outstanding indebtedness over the following 24 months. The final maturity date of the Note is February 2, 2024.

Second Convertible Promissory Note – GS Capital Partners

On February 19, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,780 original issue discount (the “February 2021 GS Capital Note”), and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The February 2021 GS Capital Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the February 2021 GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the February 2021 GS Capital Note was $593,290, respectively, including a principal balance of $577,778 and accrued interest of $15,512.

The February 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the February 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible in to restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The February 2021 GS Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the February 2021 GS Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the February 2021 GS Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the February 2021 GS Capital Note shall thereupon become immediately due and payable in cash and February 2021 GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the February 2021 GS Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA. As of May 25, 2021, the balance of the Labry’s Note was $71,369, respectively, including a principal balance of $750,000 and accrued interest of $21,369.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

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Third Convertible Promissory Note – GS Capital Partners

On March 22, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount (the “March 2021 GS Capital Note”), and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The March 2021 GS Capital Note has a maturity date of March 22, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the March 2021 GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the February 2021 GS Capital Note was $588,383, respectively, including a principal balance of $577,778 and accrued interest of $10,605.

The March 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the March 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The March 2021 GS Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the March 2021 GS Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the March 2021 GS Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the March 2021 GS Capital Note shall thereupon become immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the March 2021 GS Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Fourth Convertible Promissory Note – GS Capital Partners

On April 1, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “April 2021 GS Capital Note #1”), and in connection therewith, sold to GS Capital 45,000 shares of Company’s common stock at a purchase price of $45, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #1 has a maturity date of April 1, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the April 2021 GS Capital Note #1, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the April 2021 GS Capital Note #1 was $558,589, respectively, including a principal balance of $550,000 and accrued interest of $8,589.

The April 2021 GS Capital Note #1 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the April 2021 GS Capital Note #1 (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The April 2021 GS Capital Note #1 contains customary events of default, including, but not limited to:

●

if the Company fails to pay the then-outstanding principal amount and accrued interest on the April 2021 GS Capital Note #1 on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or

●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●

the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the April 2021 GS Capital Note #1, together with all accrued and unpaid interest thereon, due and payable, and the April 2021 GS Capital Note #1 shall thereupon become immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the April 2021 GS Capital Note #1 is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Convertible Promissory Note – Eagle Equities LLC

On April 13, 2021, the Company entered into a securities purchase agreement (the “Eagle SPA”) with Eagle Equities LLC (“Eagle Equities”), pursuant to which, on same date, the Company issued a convertible promissory note to Eagle Equities in the aggregate principal amount of $1,100,000.00 for a purchase price of $1,000,000.00, reflecting a $100,000 original issue discount (the “Eagle Equities Note”), and in connection therewith, sold to Eagle Equities 165,000 shares of Company’s common stock at a purchase price of $165, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed Eagle Equities the sum of $10,000 for Eagle Equities’ costs in completing the transaction, which amount Eagle Equities withheld from the total purchase price paid to the Company.

The Eagle Equities Note has a maturity date of April 13, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than upon the circumstances set forth in the Eagle Equities Note – specifically, if (i) the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended; and (ii) the Company receives $3,5000,000 in net proceeds from such Regulation A Offering, then Company must repay the principal amount and any accrued and unpaid interest on the Eagle Equities Note within three (3) business days from the date of such occurrence. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the February 2021 GS Capital Note was $1,113,561, respectively, including a principal balance of $1,100,000 and accrued interest of $13,561.

The Eagle Equities Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at Eagle Equities’ election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by Eagle Equities on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price. Alternatively, if the SEC has not qualified the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933 by October 10, 2021, and Eagle Equities Note has not yet been fully repaid, then Eagle Equities will have the right to convert the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) into restricted shares of Company Common Stock at a conversion price of $6.50 per share (subject to customary adjustments for any stock splits, etc. which occur following the April 13, 2021).

The Eagle Equities Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the Eagle Equities Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by Eagle Equities; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, Eagle Equities may declare all or any portion of the then-outstanding principal amount of the Eagle Equities Note, together with all accrued and unpaid interest thereon, due and payable, and the Eagle Equities Note shall thereupon become immediately due and payable in cash and Eagle Equities will also have the right to pursue any other remedies that Eagle Equities may have under applicable law. In the event that any amount due under the Eagle Equities Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Fifth Convertible Promissory Note – GS Capital Partners

On April 29, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “April 2021 GS Capital Note #2”), and in connection therewith, sold to GS Capital 125,000 shares of Company’s common stock at a purchase price of $125, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #2 has a maturity date of April 29, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the April 2021 GS Capital Note #2, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the April 2021 GS Capital Note #2 was $554,369, respectively, including a principal balance of $550,000 and accrued interest of $4,369.

The April 2021 GS Capital Note #2 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the April 2021 GS Capital Note #2 (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The April 2021 GS Capital Note #2 contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the April 2021 GS Capital Note #2 on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the April 2021 GS Capital Note #2, together with all accrued and unpaid interest thereon, due and payable, and the April 2021 GS Capital Note #2 shall thereupon become immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the April 2021 GS Capital Note #2 is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Consulting Agreement

On February 3, 2021, in connection with (but not pursuant to) the closing of the A&R Share Exchange Agreement relating to Magiclytics, the Company entered in a consulting agreement with Chris Young, the President, Secretary, and a Director of the Company. See “Executive Compensation – Consulting Agreement” for a description of this agreement, which is filed as Exhibit 6.13 to the Offering Statement of which this Offering Circular forms a part.

Call Agreements

On March 12, 2021, Harris Tulchin, a Director of the Company, entered into separate “Call Agreements” with each of Amir Ben-Yohanan, a Director and the Chief Executive Officer of the Company, and Christian Young, a Director and the President and Secretary of the Company. See “Interest of Management and Others in Certain Transactions – Call Agreements” for a description of these agreement, which is filed as Exhibits 6.23 and 6.24 to the Offering Statement of which this Offering Circular forms a part.

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Employment Agreements

On April 9, 2021, the Company entered into employment agreements with Simon Yu and Harris Tulchin to serve as Chief Operating Officer and Chief Legal Officer, respectively, of the Company. See “Executive Compensation – Employment Agreements” for a description of these agreement, which are filed as Exhibit 6.38 and 6.39, respectively, to the Offering Statement of which this Offering Circular forms a part.

On April 11, 2021, the Company entered into employment agreements with Amir Ben-Yohanan and Christian Young to serve as Chief Executive Officer and President, respectively, of the Company. See “Executive Compensation – Employment Agreements” for a description of these agreement, which are filed as Exhibit 6.40 and 6.41, respectively, to the Offering Statement of which this Offering Circular forms a part.

Appointment of Chief Legal Officer

On April 11, 2021, the Company’s Board formally appointed Harris Tulchin as an executive officer of the Company, with the title of Chief Legal Officer.

Advisory Board

On April 2, 2021, the Company established an advisory board (“Advisory Board”) to provide guidance and advice to the directors and officers of the Company regarding technical and business matters. The advisory board has no voting powers. The advisory board is made up of two members including Andrew Omori and Perry Simon.

Andrew Omori. On April 2, 2021, the Company entered into a consulting agreement with Andrew Omori and appointed Mr. Omori to the Advisory Board of the Company. Mr. Omori is a partner at Andreessen Horowitz, one of Silicon Valley’s most prominent and successful venture capital firms, with $17.6 billion in assets under management. Andreessen Horowitz is well known for leading investments in hit social audio app, Clubhouse (which is not owned, and is not otherwise affiliated with, the Company), as well as Airbnb and Coinbase. Prior to joining Andreessen Horowitz, Mr. Omori served as a VP at JMP Group and as a successful technology investment banker. Mr. Omori has dedicated his career to helping technology companies scale and has worked with a variety of social companies including Snap, Pinterest, Roblox, and the Clubhouse app. Mr. Omori will advise the Board of Directors and the Company regarding optimal pathways for monetizing the Company’s operations as well as providing the Company with access to relationships, branding opportunities, and partnerships that hold the potential for further gains in shareholder value.

Perry Simon. On April 21, 2021, the Company entered into a consulting agreement with Perry Simon and appointed Mr. Simon to the Advisory Board of the Company. Mr. Simon is the former executive vice president of Primetime at NBC Entertainment, where he helped develop and supervise some of television’s most iconic series, including “Cheers,” “The Golden Girls,” “Law and Order,” “L.A. Law,” “Miami Vice,” “Frasier,” Seinfeld, and “The Cosby Show.” He is also a former General Manager at PBS former Managing Director at BBC Worldwide America, former President of Viacom Productions and former executive officer at Paul Allen’s Vulcan Productions. Over the past 20 years, Mr. Simon has helped to facilitate the rapid growth of mission-driven programming, driving large gains in audience size and fan engagement, and winning multiple awards along the way (Golden Globes, Emmys, and Peabodys). Mr. Simon will advise the Company on non-profit and social impact activities, as well as other business, financial, and organizational matters, and access his extensive entertainment industry relationships and knowledge for content development, acquisition, and deal structures.

Employees

We currently have 4 full time employees, including Amir Ben-Yohanan, our Chief Executive Officer, Christian Young, our President, Simon Yu, our Chief Operating Officer, and Harris Tulchin, our Chief Business Affairs Officer and Chief Legal Officer. We also contract with a number of consultants that assist in various aspects of our operations. Contractors exist both at WOHG as well as at our operating subsidiaries, which is currently Doiyen and WOH Brands.

We believe that a diverse workforce is important to our success. As we grow our business, we will focus on the hiring, retention and advancement of women and underrepresented populations, and to cultivate an inclusive and diverse corporate culture. The company has hired a Human Resources consultant to evaluate and implement our ongoing human capital needs. We will continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

In the future, we also intend to provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also expect to provide robust compensation and benefits programs to help meet the needs of our employees.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. To the knowledge of our management, there are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Custodianship

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated. A copy of this order is filed as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

ITEM 8: DESCRIPTION OF PROPERTY

Our headquarters is located at 3651 Lindell Road, D517, Las Vegas, Nevada. There is no physical office space here, and this address is mainly used as a mailing address and call center for WOHG. We pay a fee of $79.00 per month for the use of this headquarters.

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Our management generally works out of 201 Santa Monica Blvd., Suite 30, Santa Monica, California 90401, which is WOHG’s headquarters. We believe that these facilities are adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary. We do not have a formal lease pursuant to which it uses these offices, and does not have a monthly rent obligation for use of these premises.

We have four social media content creation houses located in Los Angeles, California (Clubhouse BH, Just a House – Beverly Hills, Dobre Bothers House – Beverly Hills, and Weheartfans House – Bel Air ), one social media house located in Las Vegas (Society Las Vegas) and one social media  content creation house located in the Republic of Malta (Clubhouse Europe). Each of these properties is between approximately 6,000 and 7,000 square feet (with the exception of Clubhouse BH, which is approximately 12,000 square feet) and are used by the Company to provide living arrangements for our team of social media influencers, as well as provide an environment for content creation. In an effort to provide desirable living arrangements for our team of influencers, as well as provide an ideal location our influencers to create content, we strive to choose properties that are large, picturesque, and conducive for filming.

Details of the lease arrangements for each of these Clubhouse properties are summarized below.

●	Clubhouse BH: The tenant at this property is Amir Ben-Yohanan and Amie Ben-Yohanan. The lease term expired on March 31, 2021. (See Exhibit 6.26). We decided to rent this property on a month-to-month basis rather than extend the lease following the expiration of the lease. While we are not named as the tenant on the lease for this property, it is planned that this lease will be assigned to the Company in the future. In order to use this property as the Clubhouse in the meantime, we have agreed to reimburse Amir Ben-Yohanan, its Chief Executive Officer, for any rent expenses incurred by Mr. Ben-Yohanan on our behalf with respect to this property. The monthly rent paid for Clubhouse BH is $42,000 per month.

●	Dobre Brothers House – Beverly Hills: The tenant at this property is West of Hudson Group, Inc. The lease term expires July 31, 2021, unless earlier extended by the landlord and tenant. (See Exhibit 6.5). The monthly rent paid for Dobre Brothers House – Beverly Hills location is $50,000 per month.

●	Clubhouse Europe: The tenant at this property is West of Hudson Group, Inc. The lease term expired on November 5, 2020 and. Pursuant to the mutually agreement of the Company and the landlord, the lease for this property is now on a month to month basis. (See Exhibit 6.6). The monthly rent paid and related expenses for the Clubhouse Europe location is $7,000 Euros per month.

●	Weheartfans House – Bel Air: The tenant at this property is Amir Ben-Yohanan. The lease term expires September 30, 2021, unless earlier extended by the landlord and tenant. (See Exhibit 6.27). While we are not named as the tenant on the lease for this property, it is planned that this lease will be assigned to the Company in the future. In order to use this property as Clubhouse in the meantime, we have agreed to reimburse Amir Ben-Yohanan, its Chief Executive Officer, for any rent expenses incurred by Mr. Ben-Yohanan on our behalf with respect to this property. The monthly rent paid for the Weheartfans House – Bel Air location is $40,000 per month.

●

Just a House – Los Angeles: The tenant at this property is Clubhouse Media Group, Inc. The three-month lease term expires June 15, 2021. (See Exhibit 6.42). The monthly rent paid for Just a House – Los Angeles location is $34,000 per month.

●

Society Las Vegas – Las Vegas: The tenant at this property is Amir Ben-Yohanan. The one-year lease term expires January 31, 2022, and will be on a month-to-month basis thereafter, until either party shall terminate by giving the other party 30 days written notice. (See Exhibit 6.43). While we are not named as the tenant on the lease for this property, it is planned that this lease will be assigned to the Company in the future. In order to use this property as Clubhouse in the meantime, we have agreed to reimburse Amir Ben-Yohanan, its Chief Executive Officer, for any rent expenses incurred by Mr. Ben-Yohanan on our behalf with respect to this property. The monthly rent paid for Society Las Vegas – Las Vegas location is $12,500 per month.

ITEM 9: MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) Clubhouse Media Group, Inc. financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Offering Circular. As used in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” unless otherwise indicated or the context requires, the terms “Clubhouse Media,” the “Company,” “we,” “our,” “ours” or “us” and other similar terms mean Clubhouse Media Group, Inc. and its subsidiaries.

Overview

We operate a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Our Company offers management, production and deal-making services to our handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Our management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

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Through our subsidiary, West of Hudson Group, Inc., or WOHG, we currently generate revenues primarily from talent management of social media influencers residing in our Clubhouses and for paid promotion by companies looking to utilize such social media influencers to promote their products or services. We solicit companies for potential marketing collaborations and cultivated content creation, work with the influencers and the marketing entity to negotiate and formalize a brand deal and then execute the deal and receive a certain percentage from the deal. In addition to the in-house brand deals, we generate income by providing talent management and brand partnership deals to external influencers not residing in our Clubhouses.

We were incorporated under the laws of the State of Nevada on December 19, 2006 with the name Tongji Healthcare Group, Inc. by Nanning Tongji Hospital, Inc. (“NTH”). On the same day, Tongji, Inc., our wholly owned subsidiary, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH was a designated hospital for medical insurance in the city of Nanning and Guangxi province with 105 licensed beds. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji, Inc. acquired 100% of the equity of NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly-owned subsidiary of Tongji Inc. Pursuant to the Agreement and Plan of Merger, we issued 15,652,557 shares of common stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital, until we eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, we agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in its subsidiary, NTH, to Placer Petroleum Co., LLC, an Arizona limited liability company. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co, LLC assuming all assets and liabilities of NTH as of December 31, 2017. As a result of the Bill of Sale, the related assets and liabilities of Nanning Tongji Hospital, Inc. was reported as discontinued operations effective December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered and Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to NRS 78.347(1)(b), pursuant to which Joseph Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347. On May 23, 2019, Joseph Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Joseph Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019. On November 13, 2019, Mr. Arcaro filed a Motion to Terminate Custodianship of Tongji Healthcare Group, Inc. pursuant to NRS 78.650(4) with the District Court in Clark County Nevada. On December 6, 2019, the court granted Mr. Arcaro’s motion, and the custodianship was terminated.

Effective May 29, 2020, Joseph Arcaro, our Chief Executive Officer, President, Secretary, Treasurer and sole director and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s common stock, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among West of Hudson Group, Inc., the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). Thereafter, WOHG distributed the 30,000,000 shares of the Company among the shareholders of WOHG. The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

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On July 7, 2020, we amended our articles of incorporation whereby it increased its authorized capital stock to 550,000,000 shares, comprised of 500,000,000 shares of common stock, par value $0.001 and 50,000,000 shares of preferred stock, par value $0.001.

On August 11, 2020, we entered into the Share Exchange Agreement with (i) WOHG, (ii) each of the WOHG Shareholders and (iii) Mr. Ben-Yohanan as the Shareholders’ Representative.

Pursuant to the Share Exchange Agreement, the parties agreed that at the closing of the transactions contemplated by the Share Exchange Agreement, which occurred on November 12, 2020 (the “WOHG Closing”), the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock, par value $0.001 per share to be determined at the WOHG Closing.

Overview of Business of West of Hudson Group, Inc.

WOHG, the directly wholly owned subsidiary of Clubhouse Media Group, Inc., was incorporated on May 19, 2020 under the laws of the State of Delaware. WOHG is primarily a holding company, and operates various aspects of its business through its operating subsidiaries of which WOHG is the 100% owner and sole member, and which are as follows:

1.	Doiyen, LLC – a talent management company that provides representation to Clubhouse influencers, as further described below.

2.	WOH Brands, LLC – a content-creation studio, social media marketing company, technology developer, and brand incubator, as further described below.

3.	Digital Influence Inc. (doing business as Magiclytics) – a company that provides predictive analytics for content creation brand deals.

Doiyen, LLC (“Doiyen”), formerly named WHP Management, LLC, and before that named WHP Entertainment LLC, is a California limited liability company formed on January 2, 2020. Doiyen was acquired by WOHG on July 9, 2020 pursuant to an exchange agreement between WOHG and Doiyen, pursuant to which WOHG acquired 100% of the membership interests of Doiyen in exchange for 100 shares of common stock of WOHG. A copy of this agreement is filed as Exhibit 6.7 to the Offering Statement of which this Offering Circular forms a part. As described above, Doiyen is a talent management company for social media influencers, and seeks to represent some of the world’s top talent in the world of social media. Doiyen is the entity with which our influencers contract when living in one of our Clubhouses.

WOH Brands, LLC (“WOH Brands”) is a Delaware limited liability company formed on May 19, 2020 by WOHG. As described above, WOH Brands engages and also plans to engage in a number of activities, including brand development and incubation, content creation, and technology development.

Digital Influence Inc. (doing business as Magiclytics) is a Wyoming corporation formed on July 2, 2018. The Company acquired a 100% interest in Magiclytics on February 3, 2021. As described above, Magiclytics provides predictive analytics for content creation brand deals.

WOHG is the 100% owner and sole member and manager of each of these entities pursuant to each of the limited liability company agreements and bylaws, where applicable, that govern these entities, and has complete and exclusive discretion in the management and control of the affairs and business of WOH Brands, Doiyen, and Digital Influence Inc. (doing business as Magiclytics) possesses all powers necessary to carry out the purposes and business of these entities. WOHG is entitled to the receipt of all income (and/or losses) that these entities generate.

In addition to the above, WOHG is the 100% owner of two other limited liability companies – Clubhouse Studios, LLC, which holds most of our intellectual property, and DAK Brands, LLC, each incorporated in the State of Delaware on May 13, 2020. However, each of these entities has minimal or no operations as of the date of this Offering Circular, and are not intended to have any material operations in the near future.

Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 60 of this Offering Circular.

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Plan of Operations

Over the next 12 months we expect to require $7,299,770 in operating funds. We expect to undertake the following activities during the following time periods:

●	2nd quarter of 2021:

○	During this time period, we will seek to increase Doiyen’s headcount of talent managers so that we can service more influencers and bring in more brand deals. We also plan to continue development of Magiclytics, our analytic software for brand deals as well as seek to develop a digital platform where fans of our influencers can pay for exclusive content. The Company is also seeking additional M&A opportunities to vertically integrate to supplement its current business model. We expect that the total cost for the foregoing activities will be an estimated amount of $1,512,165.

●	3rd quarter of 2021:

○	During this time period we plan to seek to increase the number of our Clubhouse locations and managed influencers as well as Doiyen and staff headcount. We also plan to complete software development, add a sales and software team, and to launch the initial iteration of the aforementioned digital platform for exclusive content. We expect that the total cost for the foregoing activities will be an estimated amount of $1,743,295.

●	4th quarter of 2021:

○	During this time period we plan to continue to increase the headcount for Doiyen and build up our software sales teams. We expect that the total cost for the foregoing will be an estimated amount of $1,860,718.

●	1st quarter of 2022:

○	During this time period we expect to aim to increase our footprint by adding more Clubhouse locations internationally and nationally. We also intend to increase our talent management footprint, increasing the number of influencers we manage, as well as seek to increase our software sales team. We expect that the total cost for the foregoing activities will be an estimated amount of $2,183,592.

We are planning to obtain the funds necessary to execute our plan of operations from various capital raises, including potentially through private placements or our common stock or the issuance and sales of convertible notes, as well as potentially through a registration statement or an offering statement filed with the SEC.

There can be no assurance that we’ll be able to obtain the necessary funds for our foregoing operations on terms that are acceptable to us or at all, and there can be no assurance that our plan of operations can be executed as planned, or at all.

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Organizational Structure

The following reflects our organization structure after this offering:

Results of Operations

For the Three Months Ended March 31, 2021 Compared to the Period from January 2, 2020 (Inception) to March 31, 2020

Net Revenue

Net revenue for the three months ended March 31, 2021 increased by $523,376 from $0 for the period from January 2, 2020 (inception) to March 31, 2020. The increase was due to the generation of revenue since the second quarter in 2020.

Cost of Goods Sold

Cost of sales for the three months ended March 31, 2021 increased by $316,684 from $0 for the period from January 2, 2020 (inception) to March 31, 2020. The increase was due to the generation of revenue since the second quarter in 2020. Cost of sales were mainly commissions paid to social influencers for their performance according to the management agreement.

Gross profit was $206,692 for the three months ended March 31, 2021 as compared to a gross profit of $0 for the period from January 2, 2020 (inception) to March 31, 2020. The gross profit percentage was 39.5% for the three months ended March 31, 2021 as compared to 0% for the period from January 2, 2020 (inception) to March 31, 2020.

Operating Expenses

Operating expenses for the three months ended March 31, 2021 were $4,367,363 as compared to $227,079 for the period from January 2, 2020 (inception) to March 31, 2020.

The variances were as follows: (i) an increase in rent and utilities expense of $443,271 ;(iii) an increase in consultant fees of $236,200; (iv) an increase in sales and marketing expenses of $14,085; (v) an increase in legal fees of $288,305; (vi) an increase in office expense of $78,209; (vii) an increase of production expense of $64,585, (viii) an increase of travel expense of $59,656; and (ix) an increase of director expenses of $285,000. As part of the general and administrative expenses for the three months ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020, we recorded public relations, investor relations or business development expenses of $239,414 and $0, respectively. The overall increase in general and administrative expenses resulted from the commencement of our operations since 2020.

Non-cash operating expenses for the three months ended March 31, 2021 were $442,549 including (i) depreciation of $6,934 and (ii) stock-based compensation of $2,977,264.

Non-cash general and administrative expenses for the period from January 2, 2020 (inception) to March 31, 2020 was $0.

Other (Income) Expenses

Other (income) expenses for the three months ended March 31, 2021 was $1,637,908, as compared to $0 for the period from January 2, 2020 (inception) to March 31, 2020. Other expenses for the three months ended March 31, 2021 included (i) change in fair value derivative liability of $(49,533) and (ii) interest expense of $1,336,075;(iii) extinguishment of debt for $297,138. The change in derivative liability is the non-cash change in the fair value and relates to our derivative instruments. Interest expense of $1,336,075 was mostly comprised of non-cash interest of $15,920 from imputed interest, $495,936 from amortization of debt discounts and $629,796 from the fair value of shares issued to one of the convertible promissory note holders.

Net Loss

Net loss for the three months ended March 31, 2021 was $5,798,578 as compared to $227,079 for the period from January 2, 2020 (inception) to March 31, 2020 for the reasons discussed above.

For the Period from January 2, 2020 (Inception) to December 31, 2020

Net Revenues

Net revenue for the period from January 2, 2020 (inception) to December 31, 2020 was $1,010,405. We began to generate revenue mainly from our brand deals since inception on January 2, 2020.

Cost of Sales

Cost of sales for the period from January 2, 2020 (inception) to December 31, 2020 was $579,855. The cost of sales were mainly commissions paid to social influencers for their performance according to the management agreement.

Gross Profit

Gross profit was $430,550 for the period from January 2, 2020 (inception) to December 31, 2020. The gross profit percentage was 42.6% for the period from January 2, 2020 (inception) to December 31, 2020.

Operating Expenses

Operating expenses for the period from January 2, 2020 (inception) to December 31, 2020 were $2,725,105. The major expenses were as follows: (i) rent and utilities expense of $1,069,934 ;(iii) consultant fees of $269,436; (iv) sales and marketing expenses of $27,810; (v) legal fees of $318,928; (vi) office expense of $112,310; and (vii) a production expense of $237,791. As part of the general and administrative expenses for the period from January 2, 2020 (inception) to December 31, 2020, we recorded public relations, investor relations or business development expenses of $108,081.

Non-cash operating expenses for the period from January 2, 2020 (inception) to December 31, 2020 were $442,549 including (i) depreciation of $14,945; (ii) amortization of debt discounts of $26,993; (iii) stock-based compensation of $160,611; and (iv) impairment of goodwill of $240,000.

Other (Income) Expenses

Other expenses for the for the period from January 2, 2020 (inception) to December 31, 2020 was $283,166. The other expense for the period from January 2, 2020 (inception) to December 31, 2020 included (i) change in fair value derivative liability of $61,029 and (ii) interest expense of $222,207. The change in derivative liability is the non-cash change in the fair value and relates to our derivative instruments. Interest expense of $222,207 was mostly comprised of non-cash interest of $87,213 from imputed interest and $108,000 from interest expense in excess of derivative liability.

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Net Loss

Net loss for the period from January 2, 2020 (inception) to December 31, 2020 was $2,577,721 for the reasons discussed above.

Liquidity and Capital Resources

For the Three Months Ended March 31, 2021 Compared to the Period from January 2, 2020 (Inception) to March 31, 2020

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2021 was $1,628,118. This amount was primarily related to a net loss of $5,798,578 and change in fair value of derivative liability of $49,533 and offset by (i) net working capital increase of $371,275; (ii) non-cash expenses of $3,799,185 including (iii) depreciation and amortization of $502,871; (iv) imputed interest of $15,920; (v) stock-based compensation of $2,977,264; (vi) loss in extinguishment of debt from related party of $297,138; (vii) loss in extinguishment of debt $55,525.

Net cash used in operating activities for the period from January 2, 2020 (inception) to March 31, 2020 was $415,079. This amount was primarily related to a net loss of 227,079 and net working capital decrease of $188,000.

Investment Activities

Net cash used in investing activities for the three months ended March 31, 2021 was $6,909.

Net cash used in investing activities for the period from January 2, 2020 (inception) to March 31, 2020 was $0.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2021 was $3,535,500. The amount was related to proceeds from our chief executive officer and chairman of the Board of $135,000 and repayment to our chief executive officer and chairman of the Board of $137,500 and proceed from borrowing from convertible notes payable of $3,538,000.

Net cash provided by financing activities for the period from January 2, 2020 (inception) to March 31, 2020 was $373,079. The amount was related to proceeds from our chief executive officer and chairman of the Board of $373,079

For the Period from January 2, 2020 (Inception) to December 31, 2020

Operating Activities

Net cash used in operating activities for the period from January 2, 2020 (inception) to December 31, 2020 was $1,967,551. This amount was primarily related to a net loss of $2,577,721 and (i) net working capital increase of $88,621; and offset by (ii) non-cash expenses of $698,791 including (iii) depreciation and amortization of $41,938; (iv) imputed interest of $87,213; (v) stock-based compensation of $160,611; (vi) impairment of goodwill of $240,000; (vii) non-cash interest expense in excess of derivative liability of $108,000; and (viii) change in fair value of derivative liability of $61,029.

Investment Activities

Net cash used in investing activities for the period from January 2, 2020 (inception) to December 31, 2020 was $319,737. The 2020 amount related to the cash paid in the public shell company of $240,00 and acquisition of $79,737 of fixed assets.

Financing Activities

Net cash provided by financing activities for the period from January 2, 2020 (inception) to December 31, 2020 was $2,325,062. The 2020 amount related to proceeds from our chief executive officer and chairman of the Board of $2,162,562 and convertible notes payable of $162,500.

Effects of Coronavirus on the Company

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict the movement of our influencers outside of or within a specific Clubhouse or even effect the influencer’s ability to create content. The coronavirus may also cause a decrease in advertising spending by companies as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from advertising. Further, if there is a spread of the coronavirus within any of our Clubhouses, it may cause an inability for our content creators to create and post content and could potentially cause a specific Clubhouse location to be entirely quarantined. Additionally, we may encounter negative publicity or a negative public reaction when creating and posting certain content while a coronavirus related lockdown is enacted. The continued coronavirus outbreak may also restrict our ability to raise funding when needed, and may cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond our control and knowledge. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Notwithstanding the foregoing possible negative impacts on our business and results of operations, up until now, we do not believe our prior and current business operations, financial condition, and results of operations have been negatively impacted by the coronavirus pandemic and related shutdowns. As the social media sector appears to have been thriving during the pandemic and shutdowns, we believe that our social media-based business and our results of operations have been thriving as well. More specifically, we have been successful at opening several houses, actively recruiting influencers/creators, creating content, and generating revenue during the pandemic and shutdowns. Notwithstanding, the ultimate impact of the coronavirus pandemic on our operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the coronavirus outbreak, new information which may emerge concerning the severity of the coronavirus pandemic, and any additional preventative and protective actions that governments, or our company, may direct, which may result in an extended period of business disruption and reduced operations. The long-term financial impact cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

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Going Concern

We adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. We will require additional cash funding to fund operations. Therefore, we concluded there was substantial doubt about the Company’s ability to continue as a going concern.

To fund further operations, we will need to raise additional capital. We may obtain additional financing in the future through the issuance of its common stock, or through other equity or debt financings. Our ability to continue as a going concern or meet the minimum liquidity requirements in the future is dependent on its ability to raise significant additional capital, of which there can be no assurance. If the necessary financing is not obtained or achieved, we will likely be required to reduce its planned expenditures, which could have an adverse impact on the results of operations, financial condition and our ability to achieve its strategic objective. There can be no assurance that financing will be available on acceptable terms, or at all. The financial statements contain no adjustments for the outcome of these uncertainties. These factors raise substantial doubt about our ability to continue as a going concern and have a material adverse effect on our future financial results, financial position and cash flows.

Convertible Promissory Notes

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share. As of May 25, 2021, the balance of the Hoey Note was $121 consisting of accrued interest.

Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Niu Note was $52,980 including a principal balance of $50,000 and accrued interest of $2,980.

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Galen Note was $31,768 including a principal balance of $30,000 and accrued interest of $1,768.

Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Huynh Note was $52,849 including a principal balance of $50,000 and accrued interest of $2,849.

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Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Wong Note was $26,424 including a principal balance of $25,000 and accrued interest of $1,424.

Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date. As of May 25, 2021, the balance of the Singer Note was $35 consisting of accrued interest.

On January 26, 2021, the Company issued to Mr. Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer at a conversion price of $1.59 per share.

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

The ProActive Capital Note has a maturity date of January 20, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the ProActive Capital Note was $258,767 including a principal balance of $250,000 and accrued interest of $8,767.

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company.

The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The ProActive Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the ProActive Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by ProActive Capital;
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, ProActive Capital may declare all or any portion of the then-outstanding principal amount of the ProActive Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the ProActive Capital Note shall thereupon become, immediately due and payable in cash and ProActive Capital will also have the right to pursue any other remedies that ProActive Capital may have under applicable law. In the event that any amount due under the ProActive Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

First Convertible Promissory Note – GS Capital Partners

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital SPA”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the GS Capital Note was $298,624 including a principal balance of $288,889 and accrued interest of $9,735.

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The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Regulation A offering, at a conversion price equal to 70% of the Regulation A offering price of the Company common stock in the Regulation A offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The GS Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the GS Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the GS Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the GS Capital Note shall thereupon become, immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the GS Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00. On February 12, 2021, the Company issued the 220,000 shares of Company common stock to Tiger Trout.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date. As of May 25, 2021, the balance of the Tiger Trout Note was $1,590,208 including a principal balance of $1,540,000 and accrued interest of $50,208.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

Convertible Promissory Note – Amir Ben-Yohanan

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Note”). The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations, pursuant to a promissory note dated January 2, 2020, in which West of Hudson Group, Inc. was named as the borrower due to a scrivener’s error (the “Prior Note”). The Prior Note was intended to be between WHP Entertainment, LLC, which is now named Doiyen LLC. (West of Hudson Group, Inc. is a wholly owned subsidiary of the Company and Doiyen LLC is a wholly owned subsidiary of West of Hudson Group, Inc.). Effective as of February 2, 2021, the Prior Note was terminated and is of no further force or effect.

The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. As of May 25, 2021, the balance of the Note was $2,460,493 including a principal balance of $2,400,000 and accrued interest of $60,493.

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At the time the SEC qualifies this Offering Circular, $1,000,000 of the principal amount and accrued interest will automatically converted into a number of shares of Company common stock equal to (i) $1,000,000 divided by (ii) the initial public offering price per share of Company common stock in this offering pursuant to Regulation A. These shares will be restricted shares of Company common stock, and not the shares of Company common stock offered in this offering under Regulation A. In the event that at such time the Company has repaid an amount of the principal amount and accrued interest such that the remaining indebtedness is less than $1,000,000, then such amount of remaining indebtedness will be substituted for the $1,000,000 figure above.

Any portion of the principal amount and interest which is not converted to Company common stock as set forth above will be payable by the Company commencing on February 2, 2022 as required to amortize the Note and the outstanding indebtedness over the following 24 months. The final maturity date of the Note is February 2, 2024.

Second Convertible Promissory Note – GS Capital Partners

On February 19, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,780 original issue discount (the “February 2021 GS Capital Note”), and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The February 2021 GS Capital Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the February 2021 GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the February 2021 GS Capital Note was $593,290, respectively, including a principal balance of $577,778 and accrued interest of $15,512.

The February 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the February 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible in to restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The February 2021 GS Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the February 2021 GS Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the February 2021 GS Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the February 2021 GS Capital Note shall thereupon become immediately due and payable in cash and February 2021 GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the February 2021 GS Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

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Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA. As of May 25, 2021, the balance of the Labry’s Note was $71,369, respectively, including a principal balance of $750,000 and accrued interest of $21,369.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

Third Convertible Promissory Note – GS Capital Partners

On March 22, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount (the “March 2021 GS Capital Note”), and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The March 2021 GS Capital Note has a maturity date of March 22, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the March 2021 GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the February 2021 GS Capital Note was $588,383, respectively, including a principal balance of $577,778 and accrued interest of $10,605.

The March 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the March 2021 GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The March 2021 GS Capital Note contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the March 2021 GS Capital Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the March 2021 GS Capital Note, together with all accrued and unpaid interest thereon, due and payable, and the March 2021 GS Capital Note shall thereupon become immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the March 2021 GS Capital Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Fourth Convertible Promissory Note – GS Capital Partners

On April 1, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “April 2021 GS Capital Note #1”), and in connection therewith, sold to GS Capital 45,000 shares of Company’s common stock at a purchase price of $45, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #1 has a maturity date of April 1, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the April 2021 GS Capital Note #1, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the April 2021 GS Capital Note #1 was $558,589, respectively, including a principal balance of $550,000 and accrued interest of $8,589.

The April 2021 GS Capital Note #1 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the April 2021 GS Capital Note #1 (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The April 2021 GS Capital Note #1 contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the April 2021 GS Capital Note #1 on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the April 2021 GS Capital Note #1, together with all accrued and unpaid interest thereon, due and payable, and the April 2021 GS Capital Note #1 shall thereupon become immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the April 2021 GS Capital Note #1 is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Convertible Promissory Note – Eagle Equities LLC

On April 13, 2021, the Company entered into a securities purchase agreement (the “Eagle SPA”) with Eagle Equities LLC (“Eagle Equities”), pursuant to which, on same date, the Company issued a convertible promissory note to Eagle Equities in the aggregate principal amount of $1,100,000.00 for a purchase price of $1,000,000.00, reflecting a $100,000 original issue discount (the “Eagle Equities Note”), and in connection therewith, sold to Eagle Equities 165,000 shares of Company’s common stock at a purchase price of $165, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed Eagle Equities the sum of $10,000 for Eagle Equities’ costs in completing the transaction, which amount Eagle Equities withheld from the total purchase price paid to the Company.

The Eagle Equities Note has a maturity date of April 13, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than upon the circumstances set forth in the Eagle Equities Note – specifically, if (i) the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended; and (ii) the Company receives $3,5000,000 in net proceeds from such Regulation A Offering, then Company must repay the principal amount and any accrued and unpaid interest on the Eagle Equities Note within three (3) business days from the date of such occurrence. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the February 2021 GS Capital Note was $1,113,561, respectively, including a principal balance of $1,100,000 and accrued interest of $13,561.

The Eagle Equities Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at Eagle Equities’ election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by Eagle Equities on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price. Alternatively, if the SEC has not qualified the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933 by October 10, 2021, and Eagle Equities Note has not yet been fully repaid, then Eagle Equities will have the right to convert the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) into restricted shares of Company Common Stock at a conversion price of $6.50 per share (subject to customary adjustments for any stock splits, etc. which occur following the April 13, 2021).

The Eagle Equities Note contains customary events of default, including, but not limited to:

●

if the Company fails to pay the then-outstanding principal amount and accrued interest on the Eagle Equities Note on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by Eagle Equities; or

●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, Eagle Equities may declare all or any portion of the then-outstanding principal amount of the Eagle Equities Note, together with all accrued and unpaid interest thereon, due and payable, and the Eagle Equities Note shall thereupon become immediately due and payable in cash and Eagle Equities will also have the right to pursue any other remedies that Eagle Equities may have under applicable law. In the event that any amount due under the Eagle Equities Note is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Fifth Convertible Promissory Note – GS Capital Partners

On April 29, 2021, the Company entered into a securities purchase agreement (the “SPA”) with GS Capital Partners, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “April 2021 GS Capital Note #2”), and in connection therewith, sold to GS Capital 125,000 shares of Company’s common stock at a purchase price of $125, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #2 has a maturity date of April 29, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the April 2021 GS Capital Note #2, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. As of May 25, 2021, the balance of the April 2021 GS Capital Note #2 was $554,369, respectively, including a principal balance of $550,000 and accrued interest of $4,369.

The April 2021 GS Capital Note #2 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the April 2021 GS Capital Note #2 (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The April 2021 GS Capital Note #2 contains customary events of default, including, but not limited to:

●	if the Company fails to pay the then-outstanding principal amount and accrued interest on the April 2021 GS Capital Note #2 on any date any such amounts become due and payable, and any such failure is not cured within three business days of written notice thereof by GS Capital; or
●	the Company fails to remain compliant with the Depository Trust Company (“DTC”), thus incurring a “chilled” status with DTC; or
●	any trading suspension is imposed by the SEC under Section 12(j) of the Exchange Act or Section 12(k) of the Exchange Act; or
●	the occurrence of any delisting of the Company Common Stock from any securities exchange on which the Company Common Stock is listed or suspension of trading of the Company Common Stock on the OTC Markets.

If an event of default has occurred and is continuing, GS Capital may declare all or any portion of the then-outstanding principal amount of the April 2021 GS Capital Note #2, together with all accrued and unpaid interest thereon, due and payable, and the April 2021 GS Capital Note #2 shall thereupon become immediately due and payable in cash and GS Capital will also have the right to pursue any other remedies that GS Capital may have under applicable law. In the event that any amount due under the April 2021 GS Capital Note #2 is not paid as and when due, such amounts shall accrue interest at the rate of 18% per year, simple interest, non-compounding, until paid.

Off-Balance Sheet Arrangements

As of March 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934 reasonably likely to have a material effect on our financial condition.

Critical Accounting Policies and Estimates

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States (“ GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

Reverse Merger Accounting

The Merger was accounted for as a reverse-merger and recapitalization in accordance with GAAP. WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG since its inception on January 2, 2020. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG since its inception on January 2, 2020 to the closing date of the merger, and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, WOHG received no cash and assumed no liabilities from Clubhouse Media Group, Inc. All members of the Company’s executive management are from WOHG.

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Lease

On January 2, 2020, the Company adopted FASB ASC Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below.

As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the consolidated balance sheet of certain lease-related assets and liabilities for operating leases with terms longer than 12 months. The Company elected to use the short term exception and does not records assets/liabilities for short term leases as of December 31, 2020.

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the Company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company recognized revenue from providing temporary and permanent staffing solutions and sale of consumer products.

The Company generates revenue from its managed services when a marketer (typically a brand, agency or partner) pays the Company to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”).

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The Company maintains separate arrangements with each marketer and content creator either in the form of a master agreement or terms of service, which specify the terms of the relationship and access to its platforms, or by statement of work, which specifies the price and the services to be performed, along with other terms. The transaction price is determined based on the fixed fee stated in the statement of work and does not contain variable consideration. Marketers who contract with the Company to manage their advertising campaigns or custom content requests may prepay for services or request credit terms. The agreement typically provides for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by the customer prior to completion of services. Billings in advance of completed services are recorded as a contract liability until earned. The Company assesses collectability based on a number of factors, including the creditworthiness of the customer and payment and transaction history.

For Managed Services Revenue, the Company enters into an agreement to provide services that may include multiple distinct performance obligations in the form of: (i) an integrated marketing campaign to provide influencer marketing services, which may include the provision of blogs, tweets, photos or videos shared through social network offerings and content promotion, such as click-through advertisements appearing in websites and social media channels; and (ii) custom content items, such as a research or news article, informational material or videos. Marketers typically purchase influencer marketing services for the purpose of providing public awareness or advertising buzz regarding the marketer’s brand and they purchase custom content for internal and external use. The Company may provide one type or a combination of all types of these performance obligations on a statement of work for a lump sum fee. The Company allocates revenue to each performance obligation in the contract at inception based on its relative standalone selling price. These performance obligations are to be provided over a stated period that generally ranges from one day to one year. Revenue is accounted for when the performance obligation has been satisfied depending on the type of service provided. The Company views its obligation to deliver influencer marketing services, including management services, as a single performance obligation that is satisfied at the time the customer receives the benefits from the services.

Based on the Company’s evaluations, revenue from Managed Services is reported on a gross basis because the Company has the primary obligation to fulfill the performance obligations and it creates, reviews and controls the services. The Company takes on the risk of payment to any third-party creators and it establishes the contract price directly with its customers based on the services requested in the statement of work. The contract liabilities as of December 31, 2020 was $73,643.

Goodwill Impairment

We test goodwill at least annually for impairment at the reporting unit level. We recognize an impairment charge if the carrying amount of a reporting unit exceeds its fair value. When a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained.

For other intangible assets that are not deemed indefinite-lived, cost is generally amortized on a straight-line basis over the asset’s estimated economic life, except for individually significant customer-related intangible assets that are amortized in relation to total related sales. Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In these circumstances, they are tested for impairment based on undiscounted cash flows and, if impaired, written down to estimated fair value based on either discounted cash flows or appraised values.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2020, there was no impairment loss of its long-lived assets.

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Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

The Company has not completed a full fiscal year, post-recapitalization and has not filed an income tax return and incurred net operating losses from inception to December 31, 2020. The net operating losses that has future benefits will be recorded as $773,921 deferred tax assets, but net with 100% valuation allowance until the Company expected to realize this deferred tax assets in the future.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other receivable, note receivable, other current assets, accounts payable, and accrued expenses, if applicable, approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of debt were also estimated to approximate fair value.

The Company utilizes the methods of fair value (“FV”) measurement as described in ASC 820 to value its financial assets and liabilities. As defined in ASC 820, FV is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in FV measurements, ASC 820 establishes a FV hierarchy that prioritizes observable and unobservable inputs used to measure FV into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The FV hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The FV hierarchy gives the lowest priority to Level 3 inputs.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes in determining the fair value the weighted-average Binomial option pricing model following assumption inputs. The fair value of derivative liability as of December 31, 2020 was $304,490.

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Stock based Compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under other (income) expense.

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company;

b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity;

c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management;

d. principal owners of the Company;

e. management of the Company;

f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and

g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We did not expect the adoption of this guidance have a material impact on its consolidated financial statements.

ITEM 10: DIRECTORS, EXECUTIVE OFFICERS

AND SIGNIFICANT EMPLOYEES

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Each director of the Board of Directors shall serve for a term ending on the date of the annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected. Notwithstanding the foregoing, each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. Our Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name	Age	Position
Amir Ben-Yohanan (1)	49	Chief Executive Officer and Director, Principal Executive Officer and Principal Financial and Accounting Officer
Christian J. Young (1)	38	President, Secretary, and Director
Simon Yu (1)	39	Chief Operating Officer and Director
Harris Tulchin (2)	68	Chief Business Affairs, Chief Legal Officer and Director
Gary Marenzi (3)	65	Director

(1)	Mr. Ben-Yohanan, Mr. Young, and Mr. Yu were each appointed to their positions with the Company pursuant to the terms of the Stock Purchase Agreement dated May 29, 2020 by and among West of Hudson Group, Inc., Tongji Healthcare Group Inc, Algonquin Partners Inc., and Joseph Arcaro. Pursuant to the terms of the Stock Purchase Agreement, and in connection with the closing of the Stock Purchase Agreement on June 18, 2020, Mr. Arcaro, the then-sole member of the Board of Directors of the Company, appointed Amir Ben-Yohanan, Christian J. Young and Simon Yu to the above officer and director positions, and thereafter, immediately resigned from all positions with the Company. On April 9, 2021, the Company entered into an Employment Agreement with Simon Yu to serve as Chief Operating Officer of the Company. On April 11, 2021, the Company entered into Employment Agreements with Amir Ben-Yohanan and Christian Young to serve as Chief Executive Officer and President, respectively, of the Company.
(2)	Mr. Marenzi was appointed on July 28, 2020, immediately after, and in connection with, his appointment a director of the Company, Mr. Marenzi and the Company entered into an independent director agreement (the “Marenzi Independent Director Agreement”). The Marenzi Independent Director Agreement, also dated July 28, 2020, sets out the terms and conditions of Mr. Marenzi’s role as a director of the Company.
(3)	On August 5, 2020, immediately after, and in connection with, his appointment a director of the Company, Mr. Tulchin and the Company entered into a director agreement (the “Tulchin Director Agreement”). The Tulchin Director Agreement, also dated August 5, 2020, sets out the terms and conditions of Mr. Tulchin’s role as a director of the Company. On March 12, 2021, the Company and Mr. Tulchin entered into an amendment to Mr. Tulchin’s Director Agreement. On April 11, 2021, Mr. Tulchin was appointed as Chief Legal Officer of the Company by the Board of Directors. On April 9, 2021, the Company entered into an Employment Agreement with Mr. Tulchin to serve as Chief Legal Officer of the Company.

Amir Ben-Yohanan, Chief Executive Officer and Director

Amir Ben-Yohanan was appointed as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors on June 18, 2020. Mr. Ben-Yohanan worked for over 15 years for large multinational corporations, such as AT&T and the Associated Press, as a Senior Director of Finance where he oversaw internal audit, compliance and financial reporting departments. In 2012, he left a successful career in the corporate world to become an entrepreneur. In August 2015, Mr. Ben-Yohanan founded West of Hudson Properties, a real estate investment and property management firm headquartered in Hackensack, NJ. West of Hudson Properties currently owns and manages over $300 million in real estate assets across 95+ multi-family residential properties. More recently, he has expanded the operation and successfully completes several multi-family ground up construction projects each year in New Jersey and Pennsylvania.

Mr. Ben-Yohanan earned his Master’s Degree in Finance from the University of Sydney Australia in 1999 and holds an undergraduate degree in Accounting.

Christian J. Young, President, Secretary, and Director

Christian J. Young was appointed as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors on June 18, 2020. Prior to joining the Company, Mr. Young served as President of WOHG since March 2020. Prior to joining WOHG, he held positions as a lawyer and chef, and was also a serial entrepreneur, involved in the founding of over a dozen enterprises. Mr. Young is also a YouTube personality and travel blogger. From 2018 to 2019, Mr. Young served as chief strategy officer for Cannabis Strategic Ventures. Since 2015, Mr. Young has been a YouTube branded content developer, Strategic Advisor to Venture Fund Amplify.LA, and as an advisor at the USC Venture Incubator. From 2015 to 2017, Mr. Young also acted as entrepreneur in residence for Lamp Post Group.

Simon Yu, Chief Operating Officer and Director

Simon Yu was appointed as the Company’s Chief Operating Officer and as a member of the Company’s Board of Directors on June 18, 2020. Mr. Yu is the Chief Executive Officer for Cannabis Strategic Ventures and has served in this position since 2017. In 2014, Mr. Yu also founded a regional California staffing firm that uses technology and education to change the way staffing agencies serve their clients. Mr. Yu has almost 20 years of management experience in healthcare, with 11 of those years in sales and operations for the healthcare staffing industry. Throughout his career, Mr. Yu has launched startups in e-commerce, import/export, medical devices, and staffing. Mr. Yu was also a Startup Advisor at the University of Southern California’s Business Incubator and was an Adjunct Professor of Entrepreneurship at California State University, Los Angeles.

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Harris Tulchin, Chief Business Affairs, Chief Legal Officer and Director

Mr. Tulchin was appointed Chief Business Affairs and Chief Legal Officer and as a member of the Company’s Board of Directors on April 11, 2021 and August 5, 2020, respectively. Mr. Tulchin is an entertainment lawyer, producer, author, and producer’s representative and has been practicing entertainment, transactional, and labor law since 1978. He is the Chairman, founder and owner of Harris Tulchin & Associates LTD, an international entertainment and multimedia law firm that provides legal services to its clients in the motion picture, television, music, and multimedia industries. Mr. Tulchin has served as the Chairman of Harris Tulchin & Associates LTD since his firm’s incorporation in 2000 where he has represented clients in every facet of the entertainment industry, including major film studios, producers, writers, directors, actors, digital developers, animators, and musicians. Mr. Tulchin has also held numerous senior roles at various other companies in his career, serving as, among others, Senior Vice President of Business Affairs and General Counsel for Cinema Group, General Counsel and Head of Business Affairs for KCET Television, Senior Counsel for United Artists, Director of Business Affairs at MGM Television, and Counsel for Filmways Pictures. He has produced or executive produced over a dozen films, including “To Sleep With Anger” starring Danny Glover and directed by Charles Burnett, which was admitted into Sundance and Cannes Film Festivals in 1990, and was a winner of four Independent Spirit Awards. Mr. Tulchin is also the co-author of a book considered a staple of the motion picture industry, entitled: “The Independent Film Producer’s Survival Guide: A Legal and Business Sourcebook”, published by Schirmer Press, New York (2002, 2005, 2010).

In addition to serving as Chairman of his law firm, Mr. Tulchin also serves as Chief Legal Adviser and a member of the advisory board of Cinezen Blockchained Entertainment AB, a Swedish start-up blockchain/cryptocurrency video-on-demand distribution platform with the goal to revolutionize the existing model of film distribution. He has served in these capacities since the Company’s inception in September 2017, and provides guidance on business and legal issues in connection with the Company’s operations.

In his role as director of the Company, Mr. Tulchin brings a wealth of expertise in both the legal and business aspects of the development, production, financing and distribution of entertainment product, and the international licensing of content in all media and will provide valuable guidance to the Company as it endeavors to implement its plan of operations.

He is a graduate of Cornell University and UC Hastings College of Law, and was admitted to The State Bar of California in 1979 and the Hawaii State Bar in 1978. He is presently inactive in Hawaii.

Gary Marenzi, Director

Gary Marenzi was appointed as an independent member of the Company’s Board of Directors on July 28, 2020. Prior to joining the Company, Mr. Marenzi previously held the role of President of Paramount International Television, MGM Worldwide Television and ITV. He has been instrumental in raising capital for MGM during its growth years in 2008, and helped ITV’s OTT channel acquire the rights to distribute James Bond. He has launched global content franchises including STARGATE, NCIS, TEEN WOLF, and History Channel’s VIKINGS. He is an active Board Member of the Hollywood Radio & TV Society (HRTS), and has served on the Executive Committees of the National Association of Television Program Executives (NATPE) and the International Academy of Television Arts & Sciences (IATAS). Gary is the founder and President of Marenzi & Associates, which provides creative collaboration, strategic management advice and implementation for the media and entertainment industry with clients such as Lebron James’s Media Company “Uninterrupted”. He served as President of Marenzi & Associates from 2011 to 2016 and since 2019 on. From 2016 to 2019, Mr. Marenzi served as Head of Entertainment Sales & Partnerships for Endeavor Content.

Mr. Marenzi received both his BA and MBA from Stanford University.

Advisory Board

On April 2, 2021, the Company established an advisory board (“Advisory Board”) to provide guidance and advice to the directors and officers of the Company regarding technical and business matters. The advisory board has no voting powers. The advisory board is made up of two members including Andrew Omori and Perry Simon.

Andrew Omori. On April 2, 2021, the Company entered into a consulting agreement with Andrew Omori and appointed Mr. Omori to the Advisory Board of the Company. Mr. Omori is a partner at Andreessen Horowitz, one of Silicon Valley’s most prominent and successful venture capital firms, with $17.6 billion in assets under management. Andreessen Horowitz is well known for leading investments in hit social audio app, Clubhouse (which is not owned, and is not otherwise affiliated with, the Company), as well as Airbnb and Coinbase. Prior to joining Andreessen Horowitz, Mr. Omori served as a VP at JMP Group and as a successful technology investment banker. Mr. Omori has dedicated his career to helping technology companies scale and has worked with a variety of social companies including Snap, Pinterest, Roblox, and the Clubhouse app. Mr. Omori will advise the Board of Directors and the Company regarding optimal pathways for monetizing the Company’s operations as well as providing the Company with access to relationships, branding opportunities, and partnerships that hold the potential for further gains in shareholder value.

Perry Simon . On April 21, 2021, the Company entered into a consulting agreement with Perry Simon and appointed Mr. Simon to the Advisory Board of the Company. Mr. Simon is the former executive vice president of Primetime at NBC Entertainment, where he helped develop and supervise some of television’s most iconic series, including “Cheers,” “The Golden Girls,” “Law and Order,” “L.A. Law,” “Miami Vice,” “Frasier,” Seinfeld, and “The Cosby Show.” He is also a former General Manager at PBS former Managing Director at BBC Worldwide America, former President of Viacom Productions and former executive officer at Paul Allen’s Vulcan Productions. Over the past 20 years, Mr. Simon has helped to facilitate the rapid growth of mission-driven programming, driving large gains in audience size and fan engagement, and winning multiple awards along the way (Golden Globes, Emmys, and Peabodys). Mr. Simon will advise the Company on non-profit and social impact activities, as well as other business, financial, and organizational matters, and access his extensive entertainment industry relationships and knowledge for content development, acquisition, and deal structures.

Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full Board of Directors performs the functions of these committees. We do not believe it is necessary for our Board of Directors to appoint such committees because the volume of matters that come before our Board of Directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our common stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

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Director Independence

We have one independent director (Gary Marenzi), as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that we will adopt a code of ethics in the near future.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

ITEM 11: COMPENSATION OF

DIRECTORS AND EXECUTIVE OFFICERS

No executive compensation was paid during the period from January 2, 2020 (inception) to December 31, 2020 to the officers and directors of the Company. However, the Company has entered into Employment Agreements, a Consulting Agreement, and Directors Agreements with its officers and directors, as applicable, as described below.

Employment Agreements

Simon Yu Employment Agreement

On April 9, 2021, the Company entered into an employment agreement with Simon Yu, its Chief Operating Officer. Pursuant to this employment agreement, Mr. Yu agreed to continue to serve as Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company (or other person determined by the Chief Executive Officer or the Company’s Board of Directors (the “Board”). As compensation for Mr. Yu’s services, the Company agreed to pay Mr. Yu an annual base salary of $380,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000 – or $180,000 on an annual basis. The remaining $200,000 per year – the Optional Portion – is payable as follows:

(i)	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.
(i)

If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either:

	a.	be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or
	b.	will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

In addition, pursuant to the employment agreement, Mr. Yu is entitled to be paid discretionary annual bonuses as determined by the Board (currently intended to be a maximum of $250,000 per year), and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement is one (1) year from the effective date of the agreement (i.e. April 9, 2022), unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one (1) year each, unless either the Company or Mr. Yu provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least thirty (30) days prior to the expiration of the then-current term.

Mr. Yu’s employment with the Company shall be “at will,” meaning that either Mr. Yu or the Company may terminate Mr. Yu’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Yu may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Yu terminates the employment agreement without good reason, Mr. Yu will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Yu will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Yu will be immediately forfeited as of the termination date.

If the Company terminates the employment agreement without cause or Mr. Yu terminates the employment agreement with good reason, Mr. Yu will be entitled to receive the same compensation (unpaid accrued salary and unreimbursed expenses), and, in addition, will be entitled to receive, in one lump sum, the remainder of Mr. Yu’s annual salary that has not yet been paid as of the date of the termination – either in cash, or in shares of Company Common Stock. Further, any equity grant already made to Mr. Yu shall, to the extent not already vested, be deemed automatically vested.

Harris Tulchin Employment Agreement

On April 9, 2021, the Company entered into an employment agreement with Harris Tulchin for Mr. Tulchin to serve as Chief Legal Officer of the Company. The terms of Mr. Tulchin’s employment agreement are identical to the terms of the employment agreement of Simon Yu described above.

Christian Young Employment Agreement

On April 11, 2021, the Company entered into an employment agreement with Christian Young for Mr. Young to serve as President of the Company. The terms of Mr. Young’s employment agreement are identical to the terms of the employment agreement of Simon Yu and Harris Tulchin described above, except for the fact that the Company and Mr. Young acknowledged that each of them are also the parties to that certain Consulting Agreement, dated as of February 3, 2021 (the “Consulting Agreement”), and that the Consulting Agreement and Mr. Young’s employment agreement will operate independently of each other – except that in the event of a conflict between this employment agreement and the Consulting Agreement, the terms and conditions of this employment agreement will control.

Amir Ben-Yohanan Employment Agreement

On April 11, 2021, the Company entered into an employment agreement with Amir Ben-Yohanan for Mr. Ben-Yohanan to serve as Chief Executive Officer of the Company. The terms of Mr. Ben-Yohanan’s employment agreement are identical to the terms of the employment agreements of Simon Yu and Harris Tulchin described above, except for the following terms:

●	Mr. Ben-Yohanan’s Base Salary is $400,000 per year
●	Mr. Ben-Yohanan reports only to the Board of Directors of the Company.

Director Agreements

Non-Independent Director Agreements with Amir Ben-Yohanan, Christopher Young, and Simon Yu

Effective March 4, 2021, the Company entered into director agreements (each, a “Non-Independent Director Agreement”, and collectively, the “Non-Independent Director Agreements”) with three of its current officers who serve as non-independent directors: Amir Ben-Yohanan, Christopher Young, and Simon Yu (each, a “Non-Independent Director” and collectively, the “Non-Independent Directors”). The Non-Independent Director Agreements set out terms and conditions of each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s role as a non-independent director of the Company.

Pursuant to the Non-Independent Director Agreements, each of the Non-Independent Directors agreed to serve as a director of the Company. The Company acknowledged that each of the Non-Independent Directors currently hold positions with other companies, and agreed that each Non-Independent Director may continue to hold such positions so long as they do not interfere with the Non-Independent Director’s duties as a director of the Company (such as providing sufficient time and attention to the Company, in the form of participation in telephonic and/or in-person phone meetings).

Pursuant to the Non-Independent Director Agreements, the Company agreed to compensate each of the Non-Independent Directors as follows:

●	An issuance of 31,821 shares of Company common stock, to be issued on March 4, 2021, as compensation for services provided by each of the Non-Independent Directors to the Company prior to March 4, 2021; and
●	An issuance of a number of shares of Company common stock having a fair market value (as defined in each of the Non-Independent Director Agreements) of $25,000 at the end of each calendar quarter that the Non-Independent Director serves as a director.

The Non-Independent Director Agreements acknowledge and agree that the Company has filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “Form S-8), with respect to certain shares that may be issued to employees, consultants and other personnel providing services to the Company. As long as the Company has sufficient shares of Company common stock registered on the Form S-8, or any replacement registration statement thereto, the Company agreed that any shares to be granted to a Non-Independent Director pursuant to the applicable Non-Independent Director Agreement will be shares of Company common stock registered on the Form S-8. Each Non-Independent Director acknowledged that such shares issued will be subject to the resale requirements of SEC Rule 144 applicable to “control” securities. The Company also agreed to reimburse each Non-Independent Director for out of pocket, reasonable expenses incurred in connection with such Non-Independent Director’s services as a director of the Company.

Pursuant to the Non-Independent Director Agreements, each of the Non-Independent Directors and the Company agreed to customary provisions relating to ownership of intellectual property created by a Non-Independent Director on behalf of the Company in such Non-Independent Director’s capacity as a director, to the extent related to the Company’s “influencer business”, as defined in each of the Non-Independent Director Agreements. Among other things, except with respect to intellectual property created on a Non-Independent Director’s own time and not in direct service to the Company, each Non-Independent Director assigns all intellectual property rights to the Company directly related to the Company’s influencer business. The Non-Independent Director Agreement also contains customary confidentiality provisions.

Each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s Non-Independent Director Agreement will remain in full force and effect until their resignation, removal, or death. Each Non-Independent Director Agreement may be amended or terminated only upon the mutual agreement of the Company and the applicable Non-Independent Director.

Independent Director Agreements with Harris Tulchin and Gary Marenzi

Harris Tulchin

The Company entered into a Director Agreement with Mr. Tulchin on August 5, 2020.

Pursuant to the Director Agreement, Mr. Tulchin agreed to serve as a director of the Company, provided that the Company acknowledges that Mr. Tulchin currently holds positions with other companies, and agrees that Mr. Tulchin may continue to hold such positions so long as they do not interfere with Mr. Tulchin’s obligations as a director of the Company (such as providing sufficient time and attention to the Company, in the form of participation in telephonic and/or in-person phone meetings).

As compensation for his services as a director, the Company agreed to issue Mr. Tulchin a number of shares of common stock of the Company having a fair market value (as defined in the Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director. The Company also agreed to reimburse Mr. Tulchin for out of pocket, reasonable expenses incurred in connection with his services as a director of the Company. Pursuant to the Director Agreement, the Company agreed to customary provisions relating to ownership of intellectual property created by Mr. Tulchin on behalf of the Company in his capacity as a director to, to the extent related to the Company’s influencer business. The Director Agreement also contains customary confidentiality provisions.

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On March 12, 2021 (the “Amendment Date”), the Company and Mr. Tulchin entered into an amendment to Mr. Tulchin’s Director Agreement (the “Amendment”). Pursuant to the Amendment, the Company and Mr. Tulchin agreed that the Original Director agreement would be modified to provide that any such issuance of Company common stock granted to Mr. Tulchin will be shares of common stock registered on the Company’s registration statement on Form S-8 with the Securities and Exchange Commission, effective as of January 19, 2021 (the “Form S-8), so long as the Company has sufficient shares of Common Stock registered on the Form S-8.

In addition, pursuant to the Amendment, the Company and Mr. Tulchin agreed that the Original Director Agreement would be modified to provide that, on the Amendment Date, Mr. Tulchin would receive the following issuances of common stock, and such issuances will also be shares of common stock registered on the Company’s Form S-8, so long as the Company has sufficient shares of Common Stock registered on the Form S-8:

●	6,500 shares of common stock as additional consideration for Mr. Tulchin’s service to the Company between the effective date of the Original Director Agreement and the Amendment Date; and
●	18,822 shares of common stock, representing shares of common stock that would have been issued to Mr. Tulchin for the period from August 5, 2020 to December 31, 2020, as Mr. Tulchin and the Company had agreed to delay such issuances until the Form S-8 became effective.

The Director Agreement will remain in full force and effect until the resignation, removal, or death of Mr. Tulchin. The Director Agreement may be amended or terminated only upon the mutual agreement of the Company and Mr. Tulchin.

Gary Marenzi

The Company entered into an Independent Director Agreement with Mr. Marenzi on July 28, 2020. Pursuant to the Independent Director Agreement, Mr. Marenzi agreed to serve as an independent director of the Company, provided that the Company acknowledges that Mr. Marenzi currently holds positions with other companies, and agrees that Mr. Marenzi may continue to hold such positions so long as they do not interfere with (a) Mr. Marenzi’s status as an independent director; or (b) Mr. Marenzi’s obligations as a director of the Company (such as providing sufficient time and attention to the Company, in the form of participation in telephonic and/or in-person phone meetings). Mr. Marenzi also confirms that he is independent (as such term has been construed under Nevada law with respect to directors of Nevada corporations and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange).

As compensation for his services as a director, the Company agreed to issue Mr. Marenzi a number of shares of common stock of the Company having a fair market value (as defined in the Independent Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director. The Company also agreed to reimburse Mr. Marenzi for out of pocket, reasonable expenses incurred in connection with his services as a director of the Company. Pursuant to the Independent Director Agreement, the Company agreed to customary provisions relating to ownership of intellectual property created by Mr. Marenzi on behalf of the Company in his capacity as a director of the Company. The Independent Director Agreement also contains customary confidentiality provisions. Mr. Marenzi also agrees to not use any tradename, service mark or trademark of the of the Company or refer to the of the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

The Independent Director Agreement will remain in full force and effect until the resignation, removal, or death of Mr. Marenzi. The Independent Director Agreement may be amended or terminated only upon the mutual agreement of the Company and Mr. Marenzi.

Consulting Agreement

On February 3, 2021 (the “Effective Date”), in connection with (but not pursuant to) the closing of the A&R Share Exchange Agreement regarding Magiclytics, the Company entered in a consulting agreement with Chris Young, the President, Secretary, and a Director of the Company (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, Mr. Young agreed to provide the Company with certain services, including, but not limited to:

●	Obtaining and structuring “Campaigns” (i.e., specific marketing efforts for brands) for the benefit of the Company and its subsidiaries, including Magiclytics, by utilizing certain data technology capabilities of Magiclytics to help improve the success of such Campaigns;
●	Overseeing software development and continued software innovation;
●	Leading sales efforts for Magiclytics by managing a sales team that procures customers and provide customer support; and
●	Being responsible for day-to-day operations of Magiclytics, subject to the direction of the Board of Directors of Magiclytics.

Mr. Young is engaged as an independent contractor pursuant to the Consulting Agreement. Pursuant to the Consulting Agreement, the Company agreed to customary provisions relating to ownership of intellectual property created by Mr. Young on behalf of the Company in his capacity as a Consultant. The Consulting Agreement also contains customary confidentiality provisions, as well as non-solicitation provisions, whereby Mr. Young agrees not to solicit any of the Company’s employees during the term of the Consulting Agreement and for two years thereafter.

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As compensation for Mr. Young’s services pursuant to the Consulting Agreement, the Company agreed to issue to Mr. Young shares of Company common stock upon the completion of certain milestones, as follows:

(i)	Upon the first to occur of (i) Magiclytics actually receiving $500,000 in Gross Revenue following the Effective Date; and (ii) Magiclytics having conducted 1,250 Campaigns (subject to certain conditions) following the Effective Date, the Company will issue to Mr. Young a number of shares of Company common stock equal to (i) $393,750, divided by (ii) the VWAP (as defined below) as of the date that the earlier of this clause (i) and clause (ii) below have occurred (the “Tranche 1 Satisfaction Date”).

(ii)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in Gross Revenue following the Tranche 1 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 1 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company common stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) above and this clause (ii) of have occurred (the “Tranche 2 Satisfaction Date”).

(iii)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in Gross Revenue following the Tranche 2 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 2 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company common stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) and clause (ii) above have occurred (the “Tranche 3 Satisfaction Date”).

(iv)	Upon the first to occur of (i) Magiclytics actually receiving an additional $500,000 in Gross Revenue following the Tranche 3 Satisfaction Date; and (ii) Magiclytics having conducted an additional 1,250 Campaigns (subject to certain conditions) following the Tranche 3 Satisfaction Date, the Company will issue to Mr. Young a number of shares of Company common stock equal to (i) $393,750, divided by (ii) the VWAP as of the date that the earlier of clause (i) and clause (ii) above have occurred (the “Tranche 4 Satisfaction Date”).

For purposes of the Consulting Agreement, the term “VWAP” will mean for any date, the price determined by the first of the following clauses that applies:

(i)	If the Company common stock is then listed for trading on the OTC Markets or a United States or Canadian national securities exchange (as applicable, the “Trading Market”), then the volume-weighted average (rounded to the nearest $0.0001) of the closing price of Company common stock on such Trading Market during the 20-trading day period immediately prior to the applicable measurement date, as reported by such Trading Market or other reputable source;

(ii)	if the Company common stock is not then listed or quoted for trading on a Trading Market, and if prices for the Company common stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Company common stock so reported; and

(iii)	if the VWAP cannot be calculated the Company common stock pursuant to (i) or (ii) above, the VWAP of such security on such date shall be the fair market value of such security as mutually determined in good faith by the Company’s Board of Directors and Mr. Young.

Following the Tranche 4 Satisfaction Date, at the end of each 12 month period following such date while the Consulting Agreement is still in effect, the Company will issue to Mr. Young a number of shares of Company common stock equal to (i) 4.5% of the Net Income (as defined below) of Magiclytics during such 12 month period divided by (ii) the VWAP as of the last date of such 12 month period. (For purposes of the Consulting Agreement, “Net Income” means the net income of Magiclytics for the applicable period, as determined in accordance with Generally Accepted Accounting Principles in the United States, consistently applied, as determined by the Company’s accountants).

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During the term of the Consulting Agreement, the Company also agreed to reimburse the Mr. Young’s travel and other reasonable expenses related to Mr. Young’s performance under the Consulting Agreement/ All expenses must be approved in writing by the Company in advance of Mr. Young incurring said expenses, and any expenses not pre-approved in writing by Company will not be reimbursed and will be Mr. Young’s sole responsibility.

The term of the Consulting Agreement commences on the Effective Date and continues for a period of five (5) years thereafter, unless sooner terminated by either the Company or Mr. Young. The Company may terminate the agreement at any time, with or without “cause”, as defined in the Consulting Agreement, and Mr. Young may terminate the agreement at any time, with or without “good reason” (as defined in the Consulting Agreement). If the Company terminates the Consulting Agreement for cause or Mr. Young terminates the Consulting Agreement without good reason, Mr. Young will be entitled to receive any shares of Company Stock owed or accrued as of that time under the Consulting Agreement, and to be paid any unreimbursed expenses owed to Mr. Young as of that date. However, if the Company terminates the Consulting Agreement without cause, or Mr. Young terminates the Consulting Agreement with good reason, then the Company must, in addition to issuing accrued shares and paying unreimbursed expenses, continue to issue to Mr. Young any shares of Company common stock required pursuant to the terms of the Consulting Agreement until the end of the initial term of the Consulting Agreement (i.e. 5 years after the Effective Date).

Outstanding Equity Awards at December 31, 2020

None of the Named Executive Officers had any outstanding equity awards at December 31, 2020.

Compensation Plans

We have not adopted any compensation plan to provide for future compensation of any of our directors or executive officers other than the compensation due to certain directors of the Company pursuant the Director Agreement and Independent Director Agreement disclosed above.

Director Compensation

Historically, the Company’s directors had not received compensation for their service. However, the Company recently entered into Director Agreements, as amended (described above), pursuant to which our independent directors and non-independent directors of the Company receive compensation. Our corporate governance committee will review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

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Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

ITEM 12: SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information about the beneficial ownership of our common stock at May 25, 2021, as adjusted to reflect the sale of 7,500,000 shares of our common stock in this offering, assuming the Maximum Offering Amount is sold, for:

●	each person known to us to be the beneficial owner of more than 10% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Clubhouse Media Group, Inc., 3651 Lindell Road, D517, Las Vegas, Nevada 89103. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned Prior to the Offering (1)	Percentage of Shares Beneficially Owned(2)
		Before Offering	After Offering (8)
Name of Beneficial Owner
Named Executive Officers and Directors:
Amir Ben-Yohanan (3)	57,642,068	60.8%	56.3%
Christian J. Young (4)	13,147,762	13.9%	12.8%
Simon Yu (5)	3,876,083	4.1%	3.8%
Harris Tulchin (6)	3,878,584	3.9%	3.7%
Gary Marenzi (7)	23,895	* %	* %
All named executive officers and directors as a group (5 persons)	78,568,392	79.6%	74.0%
10% Stockholders:
None

*less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2) Based on 94,839,279 shares of the Company’s common stock issued and outstanding as of May 25, 2021.

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(3) Mr. Ben-Yohanan is the Company’s Chief Executive Officer and a member of its Board of Directors. Mr. Ben-Yohanan beneficially owns one share of Series X Preferred Stock which has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but does not have any economic or other interest in the Company.

(4) Mr. Young is the Company’s President, Secretary and a member of its Board of Directors.

(5) Mr. Yu is the Company’s Chief Operating Officer and a member of its Board of Directors.

(6) Mr. Tulchin is the Company’s Chief Business Affairs Officer, Chief Legal Officer and a member of its Board of Directors. Pursuant to the terms of an amended Director Agreement, the Company agreed to issue Mr. Tulchin a number of shares of common stock of the Company having a fair market value (as defined in the Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director. As of March 12, 2021, pursuant to the terms of the amended Director Agreement, the Company has issued to Mr. Tulchin an aggregate of 25,322 shares of the Company’s common stock which are registered under the Company’s effective Form S-8. Pursuant to a Call Agreement between Mr. Tulchin and Mr. Ben-Yohanan, Mr. Ben-Yohanan granted to Mr. Tulchin the right to acquire from Mr. Ben-Yohanan, at any time from the date of the Call Agreement until November 13, 2027 (the “Call Period”), up to 3,032,122 of the shares of Company common stock held by Mr. Ben-Yohanan. Pursuant to a Call Agreement between Mr. Tulchin and Mr. Young, Mr. Young granted to Mr. Tulchin the right to acquire from Mr. Young, at any time during the same Call Period, up to 808,438 of the shares of Company common stock held by Mr. Young. The Call Period will be automatically extended for any period during which there is a legal impediment to a closing of the acquisition of the shares occurring. If exercised, Mr. Tulchin will acquire the shares of Company common stock at a price of $0.0001 per share. See “Interest of Management and Others in Certain Transactions – Call Agreements” in this Offering Circular for a description of these agreements.

(7) Mr. Marenzi is a member of its Board of Directors. Pursuant to the Independent Director Agreement, the Company agreed to issue Mr. Marzeni a number of shares of common stock of the Company having a fair market value (as defined in the Independent Director Agreement) of $25,000 at the end of each calendar quarter that he serves as a director.

(8) Assumes the sale of all 7,500,000 shares of our common stock in this offering.

ITEM 13: INTEREST OF MANAGEMENT AND

OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since January 2, 2020 (inception), or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of their total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Transactions of Clubhouse Media Group, Inc.

Stock Purchase Agreement

Effective May 29, 2020, Joseph Arcaro, the Chief Executive Officer, President, Secretary, Treasurer and sole director of the Company and the beneficial owner, through his ownership of Algonquin Partners Inc. (“Algonquin”), of 65% of the Company’s common stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc. (“WOHG”), the Company, Algonquin, and Mr. Arcaro. Pursuant to the terms of the Stock Purchase Agreement, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company.

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Non-Independent Director Agreements

Effective March 4, 2021, the Company entered into director agreements with three of its current officers who serve as non-independent directors: Amir Ben-Yohanan, Christopher Young, and Simon Yu. See “Executive Compensation – Director Agreements” for a description of these agreements, which are filed as Exhibits 6.20, 6.21, and 6.22 to the Offering Statement of which this Offering Circular forms a part.

Independent Director Agreements

The Company entered into a Director Agreement with Mr. Tulchin and an Independent Director Agreement with Mr. Marenzi on August 5, 2020 and July 28, 2020, respectively. The Company entered into an amendment to the Director Agreement with Mr. Tulchin on March 12, 2021. See “Executive Compensation – Director Agreements” for a description of these agreements, which are filed as Exhibits 6.3, 6.4 and 6.25 to the Offering Statement of which this Offering Circular forms a part.

Share Exchange Agreement

On August 11, 2020, Tongji Healthcare Group, Inc., entered into the Share Exchange Agreement with (i) WOHG; (ii) each of the WOHG Shareholders; and (iii) Mr. Ben-Yohanan as the Shareholders’ Representative.

Pursuant to the terms of the Share Exchange Agreement, the parties agreed that the Company would acquire 100% of WOHG’s issued and outstanding capital stock, in exchange for the issuance to the WOHG Shareholders of a number of shares of the Company’s common stock to be determined at the closing of the Share Exchange Agreement.

The closing of the Share Exchange Agreement occurred on November 12, 2020. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG, in exchange for the issuance to the WOHG Shareholders of 46,811,195 shares of the Company’s common stock (the “Share Exchange”). As a result of the Share Exchange, WOHG became a wholly-owned subsidiary of the Company.

In addition, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company issued and sold to Amir Ben-Yohanan one share of Series X Preferred Stock (as described below), at a purchase price of $1.00. This one share of Series X Preferred Stock has a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one, but will not have any economic or other interest in the Company.

Convertible Promissory Note

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Note”). The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Prior Note listed West of Hudson Group, Inc. as the borrower due to a scrivener’s error and was intended to be between WHP Entertainment, LLC, which is now named Doiyen LLC. (West of Hudson Group, Inc. is a wholly owned subsidiary of the Company and Doiyen LLC is a wholly owned subsidiary of West of Hudson Group, Inc.). Effective as of February 2, 2021, the Prior Note was terminated and is of no further force or effect.

The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. As of May 25, 2021, the balance of the Note was $2,460,493 including a principal balance of $2,400,000 and accrued interest of $60,493.

At the time the SEC qualifies this Offering Circular, $1,000,000 of the principal amount and accrued interest will automatically converted into a number of shares of Company common stock equal to (i) $1,000,000 divided by (ii) the initial public offering price in this offering pursuant to Regulation A. These shares will be restricted shares of Company common stock, and not the shares of Company common stock offered in this offering under Regulation A. In the event that at such time the Company has repaid an amount of the principal amount and accrued interest such that the remaining indebtedness is less than $1,000,000, then such amount of remaining indebtedness will be substituted for the $1,000,000 figure above.

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Any portion of the principal amount and interest which is not converted to Company common stock as set forth above will be payable by the Company commencing on February 2, 2022 as required to amortize the Note and the outstanding indebtedness over the following 24 months. The final maturity date of the Note is February 2, 2024.

Employment Agreements

On April 9, 2021, the Company entered into employment agreements with Simon Yu and Harris Tulchin to serve as Chief Operating Officer and Chief Business Affairs/Chief Legal Officer, respectively, of the Company. See “Executive Compensation – Employment Agreements” for a description of these agreement, which are filed as Exhibit 6.38 and 6.39, respectively, to the Offering Statement of which this Offering Circular forms a part.

On April 11, 2021, the Company entered into employment agreements with Amir Ben-Yohanan and Christian Young to serve as Chief Executive Officer and President, respectively, of the Company. See “Executive Compensation – Employment Agreements” for a description of these agreement, which are filed as Exhibit 6.40 and 6.41, respectively, to the Offering Statement of which this Offering Circular forms a part.

Consulting Agreement

On February 3, 2021, in connection with (but not pursuant to) the closing of the A&R Share Exchange Agreement relating to Magiclytics, the Company entered in a consulting agreement with Chris Young, the President, Secretary, and a Director of the Company. See “Executive Compensation – Consulting Agreement” for a description of this agreement, which is filed as Exhibit 6.13 to the Offering Statement of which this Offering Circular forms a part.

Call Agreements

On March 12, 2021, Harris Tulchin, a Director of the Company, entered into separate “Call Agreements” with each of Amir Ben-Yohanan, a Director and the Chief Executive Officer of the Company, and Christian Young, a Director and the President and Secretary of the Company.

Pursuant to the Call Agreement between Mr. Tulchin and Mr. Ben-Yohanan, Mr. Ben-Yohanan granted to Mr. Tulchin the right to acquire from Mr. Ben-Yohanan, at any time from the date of the Call Agreement until November 13, 2027 (the “Call Period”), up to 3,032,122 of the shares of Company common stock held by Mr. Ben-Yohanan. Pursuant to the Call Agreement between Mr. Tulchin and Mr. Young, Mr. Young granted to Mr. Tulchin the right to acquire from Mr. Young, at any time during the same Call Period, up to 808,438 of the shares of Company common stock held by Mr. Young. The Call Period will be automatically extended for any period during which there is a legal impediment to a closing of the acquisition of the shares occurring.

If exercised, Mr. Tulchin will acquire the shares of Company common stock at a price of $0.0001 per share. Mr. Tulchin may exercise his rights under the Call Agreements in one or more closings, subject to a maximum number of closings under each Call Agreement of 35. In connection with the Call Agreements, each of Mr. Ben-Yohanan and Mr. Young agreed that during the Call Period they would not sell or transfer any of the shares of Company common stock held by them which are subject to Mr. Tulchin’s acquisition rights under the respective Call Agreement.

The Call Agreements contain customary representations and warranties, and conditions to the closing of the acquisition of the shares, and the number of shares that Mr. Tulchin may acquire from each of Mr. Ben-Yohanan and Mr. Young is subject to customary adjustments in the event of stock splits and similar events.

Related Party Transactions of West of Hudson Group, Inc.

On January 2, 2020, WOHG issued a promissory note to Amir Ben-Yohanan, our Chief Executive Officer. Pursuant to the terms of the Prior Note, WOHG was entitled to borrow up $5,000,000 at an interest rate of 0% during the term of the promissory note. The promissory note had a maturity date of January 31, 2023, at which time all principal amount of the note would be fully due and payable to Amir Ben-Yohanan. As of June 30, 2020, WOHG has a balance of $1,062,538 owed to on this promissory note. As of November 10, 2020, Amir-Ben-Yohanan advanced an additional $1,044,911.21 to WOHG to pay operating expenses of the Company. However, on February 2, 2021, the Company and Mr. Ben-Yohanan, entered into a new promissory note in the total principal amount of $2,400,000 which replaced the Prior Note from WOHG.

Policy for Approval of Related Party Transactions

We have adopted a written policy relating to the approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) $120,000 in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee (or the full Board of Directors, in the absence of an audit committee) will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee (or the Board of Directors, as the case may be) believes the relationship underlying the transaction to be in the best interests of the Company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee (or the Board of Directors, as the case may be) each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee (or the Board of Directors, as the case may be) approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy does not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Director Independence

We have one independent director (Gary Marenzi), as such term is defined in the listing standards of The NASDAQ Stock Market, at this time. The Company is not quoted on any exchange that requires director independence requirements.

ITEM 14: SECURITIES BEING OFFERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which 1 share is designated as Series X Preferred Stock. As of May 25, 2021, there are 94,839,279 shares of common stock outstanding and 1 share of Series X Preferred Stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, for as long as such stock is outstanding, the holders of our common stock are entitled to receive ratably any dividends as may be declared by our Board of Directors out of funds legally available for dividends. See the section titled “Dividend Policy” for additional information.

Voting Rights

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

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Undesignated Preferred Stock

Subject to limitations prescribed by Delaware law, our Board of Directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our Board of Directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series X Preferred Stock

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company. The one share of Series X Preferred Stock, when issued will have a number of votes equal to all of the other votes entitled to be cast on any matter by any other shares or securities of the Company plus one. The Series X Stock will not have any economic or other interest in the Company.

The share of Series X Preferred Stock may not be transferred after issuance. If any transfer is attempted, the Series X Preferred Stock will be automatically redeemed by the Company at a redemption price of $1.00. The Series X Preferred Stock is not convertible into any other class of stock of the Company.

The terms of the Series X Preferred Stock cannot be amended without prior written consent of the holder of the Series X Preferred Stock, and no amendment of the Certificate of Designations for the Series X Preferred Stock may be made including by merger, consolidation or otherwise, without the vote of the Series X Preferred Stock holder.

On November 12, 2020, pursuant to the Share Exchange Agreement and subsequent Waiver, the Company sold to Amir Ben-Yohanan one share of Series X Preferred Stock at a purchase price of $1.00.

The Form of Certificate of Designations for the Series X Preferred Stock filed as Exhibit 2.4 to the Offering Statement of which this Offering Circular forms a part of contains the full rights and preferences of the Series X Preferred Stock.

Warrants

There are currently no warrants outstanding.

Placement Agent’s Warrants

In connection with this offering, we have agreed to issue to the Placement Agent, or its designees, a warrant to purchase common stock in an amount equal to one percent (1.0%) of the common stock issued in this offering. The Placement Agent’s Warrant will be exercisable beginning on the date of issuance and will expire five years from the date of issuance, and will have an exercise price of 125% of the initial public offering. For more information regarding this warrant, see the section titled “Plan of Distribution”.

Options

There are currently no options outstanding.

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Exclusive Forum Provision

Section 7.4 of our amended and restated bylaws provide that “[u]nless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Nevada, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our amended and restated bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF WORTHY COMMUNITY BONDS OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Bylaws

Provisions of our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Shareholders. Our amended and restated bylaws provide that special meetings of the shareholders may be called only by the Board, unless otherwise required by law.

The Company’s amended and restated bylaws, as amended and restated, provide that the Company is not governed by the provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statues, and such sections do not therefore apply to the Company or to an acquisition of a controlling interest by any shareholder of the Company.

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Indemnification of Directors and Officers

Our Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Transfer Agent

Empire Stock Transfer (“Transfer Agent”) is our transfer agent and registrar.

The Transfer Agent’s address is at 1859 Whitney Mesa Drive, Henderson, Nevada 89014 and its telephone number is (702) 818-5898.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

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Rule 144

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for the common stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Share Exchange as described in this Offering Circular, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Share Exchange, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company filed Form 10 Information with the SEC on November 12, 2020, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

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As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

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A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Shares on our behalf is required to:

●	make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

●	maintain, for at least six (6) years, records of the information used to determine that an investment in our Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Shares on our behalf will, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

●	the fundamental risks of an investment in the Offered Shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the Offered Shares;

●	the restrictions on transferability of the Offered Shares;

●	the background and qualifications of our management; and

●	our business.

Stock Certificates

Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. There will be no cost to the Subscriber to hold the shares, in book entry, on the books of the Company. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

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Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

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Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Ste. 600, West Palm Beach, Florida 33401.

EXPERTS

Clubhouse Media’s balance sheet as of December 31, 2020 and the related statement of operations, changes in stockholders’ equity and cash flow for the period from January 2, 2020 (inception) to December 31, 2020 included in this Offering Circular have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On September 8, 2020, the Board of Directors of the Company terminated the engagement of BF Borgers CPA PC as the Company’s independent registered accounting firm.

On September 8, 2020, the Company’s Board of Directors appointed Fruci & Associates II, PLLC (“Fruci”) as the Company’s new independent registered accounting firm. From the Company’s inception on January 2, 2020 through September 8, 2020, neither the Company nor anyone acting on the Company’s behalf consulted Fruci with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an Offering Statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the Offering Statement and the exhibits and schedules filed with the Offering Statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.clubhousemediagroup.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to continue to file reports under Section 15(d) of the Exchange Act, which, in accordance with Rule 257(b)(6) of Regulation A, will satisfy our reporting obligations under Regulation A. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above.

If we no longer file reports under Section 15(d) of the Exchange Act, we will be required to furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. If we no longer file reports under Section 15(d) of the Exchange Act, we will be required under Rule 257 of Regulation A to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our Board of Directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the Board of Directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Board of Directors. The Board of Directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the month immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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CLUBHOUSE MEDIA GROUP, INC.

Index to Financial Statements

Consolidated Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020	F-2
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months Ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020 (Unaudited)	F-3
Consolidated Statement of Stockholders’ Equity (Deficit) for the Three Months Ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020 (Unaudited)	F-4
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020 (Unaudited)	F-5
Notes to Unaudited Consolidated Financial Statements	F-6

F-1

Clubhouse Media Group, Inc.

Consolidated Balance Sheets

	As of March 31,	As of December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,938,247	$37,774
Accounts receivable, net	47,832	213,422
Prepaid Expense	134,025	–
Other current assets	266,000	219,000
Total current assets	2,386,104	470,196

Property and equipment, net	63,076	64,792
Intangibles	79,653	–
Total assets	$2,528,833	$534,988

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$434,526	$219,852
Deferred revenue	83,420	73,648
Convertible notes payable, net	563,873	19,493
Convertible notes payable, net - related party	2,551,535	–
Shares to be issued	951,105	87,029
Derivative liability	254,957	304,490
Due to related parties	97,761	–
Total current liabilities	4,937,177	704,512

Notes payable - related party	–	2,162,562
Total liabilities	4,937,177	2,867,074

Commitments and contingencies	–	–

Stockholder’s equity:
Preferred stock, par value $0.001, authorized 50,000,000 shares; 1 share issued and outstanding at March 31, 2021 and December 31, 2020	–	–
Common stock, par value $0.001, authorized 500,000,000 shares; 94,302,795 and 92,682,632 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	94,302	92,682
Additional paid-in capital	5,954,350	152,953
Accumulated deficit	(8,456,996)	(2,577,721)
Accumulated other comprehensive income	-	–
Total stockholder’s equity (deficit)	(2,408,344)	(2,332,086)
Total liabilities and stockholder’s equity (deficit)	$2,528,833	$534,988

See Accompanying Notes to Unaudited Consolidated Financial Statements.

F-2

Clubhouse Media Group, Inc.

Consolidated Statements of Operations

	For the three months ended March 31, 2021	For the period from January 2, 2020 (inception) to March 31, 2020

Total Revenue, net	$523,376	$-
Cost of sales	316,684	-
Gross profit	206,692	–

Operating expenses:
Selling, general, and administrative	3,843,372	227,079
Rent expense	523,991	-
Total operating expenses	4,367,363	227,079

Operating loss	(4,160,671)	(227,079)

Other (income) expenses:
Interest expense, net	1,336,075	-
Loss in extinguishment of debt - related party	297,138	-
Other expense, net	54,227	-
Change in fair value of derivative liability	(49,533)	-
Total other (income) expenses	1,637,907	-

Loss before income taxes	(5,798,578)	(227,079)

Income tax (benefit) expense	-	-
Net loss	$(5,798,578)	$(227,079)

Basic and diluted weighted average shares outstanding	93,330,191	92,623,386

Basic and diluted net loss per share	$(0.06)	$(0.00)

See Accompanying Notes to Unaudited Consolidated Financial Statements.

F-3

Clubhouse Media Group, Inc.

Consolidated Statements of Stockholder’s Equity (Deficit)

(Unaudited)

							Total
	Common Stock		Preferred Shares		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at January 2, 2020 (Inception)	–	$–	$–	$–	$–	$–	$-
Shares outstanding as of the recapitalization	45,812,191	45,812	-	-	-	-	45,812
Shares issued in recapitalization	46,811,195	46,811	1	-	(92,323)	-	(45,512)
Net loss	-	-	-	-	-	(227,079)	(227,079)
Balance at March 31, 2020	92,623,386	92,623	1	-	(92,323)	(227,079)	(226,779)

Balance at January 1, 2021	92,682,632	92,682	1	-	152,953	(2,577,721)	(2,332,086)
Stock compensation expense	207,817	208	-	-	2,112,980	-	2,113,188
Conversion of convertible debt	8,197	8	-	-	12,992	-	13,000
Shares issued to settle accounts payable	24,460	24	-	-	148,485	-	148,510
Shares issued as debt issuance costs for convertible notes payable	645,000	645	-	-	3,440,755	-	3,441,400
Beneficial conversion features	-		-	-	51,000	-	51,000
Acquisition of Magiclytics	734,689	735	-	-	19,265	(80,697)	(60,697)
Imputed Interest	-		-	-	15,920	-	15,920
Net loss	-	-	-	-	-	(5,798,578)	(5,798,578)
Balance at March 31, 2021	94,302,795	$94,302	1	$-	$5,954,350	$(8,456,996)	$(2,408,344)

See Accompanying Notes to Unaudited Consolidated Financial Statements.

F-4

Clubhouse Media Group, Inc.

Consolidated Statements of Cash Flow

(Unaudited)

	For the three months ended March 31,	For the period from January 2, 2020 (Inception) to March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(5,798,578)	$(227,079)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	502,871	–
Imputed interest	15,920	–
Stock compensation expense	2,977,264	–
Loss in extinguishment of debt - related party	297,138	–
Change in fair value of derivative liability	(49,533)	–
Loss in extinguishment of debt	55,525	–
Interest expense - derivative liability	–
Net changes in operating assets & liabilities:	–	–
Accounts receivable	165,590	–
Inventory	–	–
Other receivable	–	–
Prepaid expense, deposits and other current assets	(181,023)	(42,000)
Other assets	-	(104,000)
Accounts payable, accrued liabilities, due to affiliates, and other long-term liabilities	386,708	(42,000)
Net cash used in operating activities	(1,628,118)	(415,079)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(5,220)	–
Purchases of intangible assets	(1,765)
Cash received from acquisition of Magiclytics	76	–
Net cash used in investing activities	(6,909)	–

Cash flows from financing activities:
Borrowings from related party note payable	135,000	373,079
Repayment to related party convertible note payable	(137,500)	-
Borrowings from convertible notes payable	3,538,000	-
Net cash provided by financing activities	3,535,500	373,079

Net increase in cash and cash equivalents	1,900,473	(42,000)
Cash and cash equivalents at beginning of period	37,774	–
Cash and cash equivalents at end of period	$1,938,247	$(42,000)

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental disclosure of non-cash investing and financing Activities:
Shares issued for conversion from convertible note payable	$13,000	$
Shares issued to settle accounts payable	$148,510	$-

See Accompanying Notes to Unaudited Consolidated Financial Statements.

F-5

Clubhouse Media Group, Inc.

Notes to the Unaudited Consolidated Financial Statements

March 31, 2021 and 2020

NOTE 1 - ORGANIZATION AND OPERATIONS

Clubhouse Media Group, Inc. (formerly known as Tongji Healthcare Group, Inc. or the “Company”) was incorporated under the laws of the State of Nevada on December 19, 2006 by Nanning Tongji Hospital, Inc. (“NTH”). On December 20, 2006, Tongji, Inc., a wholly owned subsidiary of the Company, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH is a designated hospital for medical insurance in the city of Nanning and Guangxi province. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji, Inc. acquired 100% of the equity in NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly owned subsidiary of Tongji, Inc. Pursuant to the Agreement and Plan of Merger, the Company issued 15,652,557 shares of common stock to the stockholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, the Company agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in NTH to Placer Petroleum Co., LLC. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co., LLC assuming all assets and liabilities of NTH as of December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered an Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to Nevada Revised Statutes (“NRS”) 78.347(1)(b), pursuant to which Mr. Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347.

On May 23, 2019, Mr. Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Mr. Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

F-6

On May 29, 2020, Mr. Arcaro, through his ownership of Algonquin Partners Inc. (“Algonquin”), owner 65% of the Company’s common stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc. (“WOHG”), the Company, Algonquin, and Mr. Arcaro. The Stock Purchase Agreement, as subsequently amended, is referred to herein as the “SPA.” Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company. Mr. Arcaro resigned from any and all officer and director positions with the Company.

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

West of Hudson Group, Inc. (“WOHG”) was incorporated in the State of Delaware on May 19, 2020 and owned 100% of WOH Brands, LLC (“WOH”), Oopsie Daisy Swimwear, LLC (“Oopsie”), and DAK Brands, LLC (“DAK”), which were incorporated in the State of Delaware on May 13, 2020.

Doiyen LLC (“Doiyen”) was incorporated in the State of California on January 2, 2020 and renamed to Doiyen LLC in July 7, 2020 and 100% owned by WOHG.

The Company is an entertainment company engaged in the sale of own brand products, e-commerce platform advertising, and promotion for other companies on their social media accounts.

On November 12, 2020, the Company and WOHG entered into the Merger Agreement, and WOHG thereafter became a wholly owned subsidiary of the Company. WOHG was determined to be the accounting acquirer in the Merger based upon the terms of other factors, including: (1) the security holders owned approximately 50.54% of the Company’s issued and outstanding common stock as of immediately after the closing of the Merger. Following the completion of the Merger, the Company changed its name from Tongji Healthcare Group, Inc. to Clubhouse Media Group, Inc. The Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company.  Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG.  The unaudited consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG and operations of the Company from the closing date of the Merger.  Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.  This was a common control transactions so all amounts were based on historical cost and no goodwill was recorded.

F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These unaudited consolidated financial statements have been prepared in accordance with GAAP and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The unaudited consolidated balance sheet as of December 31, 2020 was derived from the Company’s audited consolidated financial statements at that date. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 15, 2021, or the Annual Report. Interim results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021.

Principles of Consolidation

The unaudited consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing the unaudited consolidated financial statements in conformity with GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the unaudited consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

Reverse Merger Accounting

The Merger was accounted for as a reverse-merger and recapitalization in accordance with GAAP. WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG since its inception on January 2, 2020. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG since its inception on January 2, 2020 to the closing date of the merger, and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, WOHG received no cash and assumed no liabilities from Clubhouse Media Group, Inc. All members of the Company’s executive management are from WOHG.

F-8

Business Combination

The Company applies the provisions of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, in accounting for its acquisitions. It requires the Company to recognize separately from goodwill the assets acquired and the liabilities assumed, at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the acquisition date fair values of the net assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the unaudited consolidated statements of operations.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Advertising

Advertising costs are expensed when incurred and are included in selling, general, and administrative expense in the accompanying unaudited consolidated statements of operations. We incurred advertising expenses of $20,545 and $22,770 for the three months ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020, respectively.

Accounts Receivable

The Company’s accounts receivable arises from providing services. The Company does not adjust its receivables for the effects of a significant financing component at contract inception if it expects to collect the receivables in one year or less from the time of sale. The Company does not expect to collect receivables greater than one year from the time of sale.

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Amounts determined to be uncollectible are charged or written-off against the reserve. As of March 31, 2021 and December 31, 2020, there were $0 and $0 for bad debt allowance for accounts receivable.

F-9

Property and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property, plant and equipment and are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Equipment	3 years

Lease

On January 2, 2020, the Company adopted ASC Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below. As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the unaudited consolidated balance sheet of certain lease-related assets and liabilities for operating leases with terms longer than 12 months. The Company elected to use the short-term exception and does not records assets/liabilities for short term leases as of March 31, 2021 and December 31, 2020.

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

F-10

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company recognized revenue from providing temporary and permanent staffing solutions and sale of consumer products.

The Company generates revenue from its managed services when a marketer (typically a brand, agency or partner) pays the Company to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”)

The Company maintains separate arrangements with each marketer and content creator either in the form of a master agreement or terms of service, which specify the terms of the relationship and access to its platforms, or by statement of work, which specifies the price and the services to be performed, along with other terms. The transaction price is determined based on the fixed fee stated in the statement of work and does not contain variable consideration. Marketers who contract with the Company to manage their advertising campaigns or custom content requests may prepay for services or request credit terms. The agreement typically provides for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by the customer prior to completion of services. Billings in advance of completed services are recorded as a contract liability until earned. The Company assesses collectibility based on a number of factors, including the creditworthiness of the customer and payment and transaction history.

For Managed Services Revenue, the Company enters into an agreement to provide services that may include multiple distinct performance obligations in the form of: (i) an integrated marketing campaign to provide influencer marketing services, which may include the provision of blogs, tweets, photos or videos shared through social network offerings and content promotion, such as click-through advertisements appearing in websites and social media channels; and (ii) custom content items, such as a research or news article, informational material or videos. Marketers typically purchase influencer marketing services for the purpose of providing public awareness or advertising buzz regarding the marketer’s brand and they purchase custom content for internal and external use. The Company may provide one type or a combination of all types of these performance obligations on a statement of work for a lump sum fee. The Company allocates revenue to each performance obligation in the contract at inception based on its relative standalone selling price. These performance obligations are to be provided over a stated period that generally ranges from one day to one year. Revenue is accounted for when the performance obligation has been satisfied depending on the type of service provided. The Company views its obligation to deliver influencer marketing services, including management services, as a single performance obligation that is satisfied at the time the customer receives the benefits from the services.

F-11

Based on the Company’s evaluations, revenue from Managed Services is reported on a gross basis because the Company has the primary obligation to fulfill the performance obligations and it creates, reviews and controls the services. The Company takes on the risk of payment to any third-party creators and it establishes the contract price directly with its customers based on the services requested in the statement of work. The contract liabilities as of March 31, 2021 and December 31, 2020  were $83,420 and $73,848, respectively.

Goodwill Impairment

We test goodwill at least annually for impairment at the reporting unit level. We recognize an impairment charge if the carrying amount of a reporting unit exceeds its fair value. When a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained.

For other intangible assets that are not deemed indefinite-lived, cost is generally amortized on a straight-line basis over the asset’s estimated economic life, except for individually significant customer-related intangible assets that are amortized in relation to total related sales. Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In these circumstances, they are tested for impairment based on undiscounted cash flows and, if impaired, written down to estimated fair value based on either discounted cash flows or appraised values.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of and for the three months ended March 31, 2021 and December 31, 2020, there were no impairment loss of its long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

F-12

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying unaudited consolidated statements of operations and comprehensive income (loss) as income tax expense.

The Company has not completed a full fiscal year, post-recapitalization and has not filed an income tax return and incurred net operating losses from inception to December 31, 2020. The net operating losses that has future benefits will be recorded as $541,321 deferred tax assets, but net with 100% valuation allowance until the Company expected to realize this deferred tax assets in the future.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other receivable, note receivable, other current assets, accounts payable, and accrued expenses, if applicable, approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of debt were also estimated to approximate fair value.

The Company utilizes the methods of fair value (“FV”) measurement as described in ASC 820 to value its financial assets and liabilities. As defined in ASC 820, FV is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in FV measurements, ASC 820 establishes a FV hierarchy that prioritizes observable and unobservable inputs used to measure FV into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The FV hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The FV hierarchy gives the lowest priority to Level 3 inputs.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes in determining the fair value the weighted-average Binomial option pricing model following assumption inputs. The fair value of derivative liability as of March 31, 2021 and December 31, 2020 were $254,957 and $304,490, respectively.

F-13

Basic Income (Loss) Per Share

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Potential common shares consist of the convertible promissory notes payable as of March 31, 2021 and December 31, 2020. As of March 31, 2021 and December 31, 2020, there were approximately 4,139,081   and 127,922 potential shares issuable upon conversion of convertible notes payable.

The table below presents the computation of basic and diluted earnings per share for the three month ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020:

	For the three months ended March 31, 2021	For the period from January 2, 2020 (inception) to March 31, 2020
Numerator:
Net loss	$(5,798,578)	$(227,079)
Denominator:
Weighted average common shares outstanding—basic	93,330,191	92,623,286
Dilutive common stock equivalents	-	-
Weighted average common shares outstanding—diluted	93,330,191	92,623,386
Net loss per share:
Basic	$(0.06)	$(0.00)
Diluted	$(0.06)	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

Stock based Compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

F-14

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the unaudited consolidated statement of operations under other (income) expense.

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives under ASC 815. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the unaudited consolidated statements of operations. For stock-based derivative financial instruments, the Company uses binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Beneficial Conversion Features

If a conversion features did not meet the definition of derivative liability under ASC 815, the Company evaluates the conversion feature for a beneficial conversion feature. The effective conversion price was compared to the market price on the date of the note. If the effective conversion price was less than the market value of underlying common stock at the inception of the convertible promissory note, the Company recorded the difference as debt discounts and amortized over the life of the notes using the effective interest method. The Company amortized $495,936   and $0 of the discount on the convertible notes payable to interest expense for the three months ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020, respectively.

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825– 10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-15

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable a material loss was incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-16

New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We did not expect the adoption of this guidance have a material impact on its unaudited consolidated financial statements.

On October 1, 2020, we early adopted ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance was effective beginning January 1, 2021, with early adoption permitted. The adoption of this new standard did not have a material impact on our unaudited consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This guidance will be effective for us in the first quarter of 2022 on a full or modified retrospective basis, with early adoption permitted. The Company is currently evaluating the timing, method of adoption and overall impact of this standard on its consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $5,798,578 for the three months ended March 31, 2021, negative working capital as of March 31, 2021, and stockholder’s deficit of $8,456,996. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-17

NOTE 4 – BUSINESS COMBINATIONS

Acquisition of Magiclytics

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (the “A&R Share Exchange Agreement”) by and between the Company, Digital Influence Inc., a Wyoming corporation doing business as Magiclytics (“Magiclytics”), each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. The A&R Share Exchange Agreement replaces the Share Exchange Agreement in its entirety.

On February 3, 2021 (the “Magiclytics Closing Date”), the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company agreed to issue 734,689 shares of Company common stock to the Magiclytics Shareholders in exchange for all 5,000 Magiclytics Shares (the “Magiclytics Closing”). On February 3, 2021, pursuant to the closing of the Share Exchange Agreement, we acquired Magiclytics, and Magiclytics thereafter became our wholly owned subsidiary.

At the Magiclytics Closing, we agreed to issue to Christian Young and Wilfred Man each 330,610 shares of Company Common Stock, representing 45% each, or 90% in total of the Company common stock which we agreed to issue to the Magiclytics Shareholders at the Magiclytics Closing.

The number of shares of the Company common stock issued at the Magiclytics Closing was based on the fair market value of the Company common stock as initially agreed to by the parties, which is $4.76 per share (the “Base Value”). The fair market value was determined based on the volume weighted average closing price of the Company common stock for the twenty (20) trading day period immediately prior to the Magiclytics,. In the event that the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A is less than the Base Value, then within three (3) business days of the qualification by the SEC of the Offering Statement forming part of this offering circular, the Company will issue to the Magiclytics Shareholders a number of additional shares of Company common stock equal to:

(1)	$3,500,000 divided by the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A, minus;
(2)	734,689

F-18

The resulting number of shares of the Company common stock pursuant to the above calculation will be referred to as the “Additional Shares”, and such Additional Shares will also be issued to the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares.

In addition to the exchange of shares between the Magiclytics Shareholders and the Company described above, on the Magiclytics Closing Date the parties took a number of other actions in connection with the Magiclytics Closing pursuant to the terms of the A&R Share Exchange Agreement:

(i)

The Board of Directors of Magiclytics (the “Magiclytics Board”) expanded the size of the Magiclytics Board to 3 persons and named Simon Yu, a current officer and director of the Company as a director of the Magiclytics Board.

(ii)

The Magiclytics Board named Wilfred Man as the Chief Executive Officer of Magiclytics, Christian Young as the President and Secretary of the Magiclytics and Simon Yu as the Chief Operating Officer of Magiclytics.

Further, immediately following the Magiclytics Closing, the Company assumed responsibility for all outstanding accounts payables and operating costs to continue operations of Magiclytics including but not limited to payment to any of its vendors, lenders, or other parties in which Magiclytics engages with in the regular course of its business.

In connection with the closing, the Company entered in a consulting agreement with Christian Young, a Director of the Company. The compensation will be paid according to the 8-K filed on February 8, 2021 with the SEC.

Immediately prior to closing of the Agreement, Chris Young is the President and Director of the Company, and was the Chief Executive Officer, a Director, and a principal shareholder of 45% of outstanding capital stock of Magiclytics at the time of the share exchange. As a result of the common ownership upon closing of the transaction, the acquisition was considered a common-control transaction and was outside the scope of the    business combination guidance in ASC 805-10. The entities are deemed to be under common control as of February 27, 2018, which was the date that the majority shareholder acquired control of the Company and, therefore, held control over both companies.   The Company recorded the consideration issued to purchase Magiclytics based on the carrying value of the net assets received and $97,761 related party payables assumed per the acquisition agreement as of February 3, 2021 of $ (60,697). The financial statements as of March 31, 2021 were adjusted as if the acquisition happened at the beginning of the year as of January 1, 2021.

Acquisition Consideration

The following table summarizes the carrying value of purchase price consideration to acquire Magiclytics:

Description	Amount
Carrying value of purchase consideration:
Common stock issued	$(60,697)
Total purchase price	$(60,697)

F-19

Purchase Price Allocation

The following is an allocation of purchase price as of the February 3, 2021 acquisition closing date based upon an estimate of the carrying value of the assets acquired and the liabilities assumed by the Company in the acquisition (in thousands):

Description	Amount
Purchase price allocation:
Cash	$76
Intangibles	77,889
Related party payable	(97,761)
AP and accrued liabilities	(40,901)
Identifiable net assets acquired	(60,697)
Total purchase price	$(60,697)

NOTE 5 – PROPERTY AND EQUIPMENT

Fixed assets, net consisted of the following:

	March 31, 2021	December 31, 2020	Estimated Useful Life
	(unaudited)
Equipment	$84,956	$79,737	3 years

Property, plant, and equipment, gross	84,956	79,737
Less: accumulated depreciation and amortization	(21,880)	(14,945)
Property, plant, and equipment, net	$63,076	$64,792

Depreciation expense were $6,935 and $0 for the three months ended March 31, 2021 and for the period from January 2, 2020 (inception) to March 31, 2020, respectively.

NOTE 6 – INTANGIBLES

As of March 31, 2021 and December 31, 2020, the Company has intangible assets of $79,653 and $0 from the acquisition of Magiclytics in February 2021. It is a platform that internally developed for revenue prediction from influencer collaboration.

NOTE 7 – OTHER ASSETS

As of March 31, 2021 and December 31, 2020, other assets consist of security deposit of $266,000 and $219,000 for operating leases, respectively.

F-20

NOTE 8 – CONVERTIBLE NOTES PAYABLE

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022 and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price (“VWAP”) during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the $7,500 convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 10.

Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 30% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 10.

F-21

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 10.

Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

F-22

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 10.

Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Since the conversion price is based on 50% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 10.

Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021 at a conversion price of $1.59 per share.

Since the conversion price is based on 70% of the VWAP during the 20-trading day period immediately prior to the option conversion date, the Company has determined that the conversion feature is considered a derivative liability for the Company, which is detailed in Note 10.

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

The ProActive Capital Note has a maturity date of January 20, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

F-23

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $25,000 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $217,024.

Convertible Promissory Note – GS Capital Partners #1

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital #1”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $28,889 original issue discounts, the fair value of 50,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $288,889.

F-24

Convertible Promissory Note – GS Capital Partners #2

On February 19, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #2”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

F-25

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended (the “Regulation A Offering”). At such time, the GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

Convertible Promissory Note – GS Capital Partners #3

On March 16, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #3”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,778 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of March 22, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended (the “Regulation A Offering”). At such time, the GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

The $57,778 original issue discounts, the fair value of 100,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $577,778.

Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

The $440,000 original issue discounts, the fair value of 220,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,540,000.

F-26

Convertible Promissory Note – Amir Ben-Yohanan

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A under the Securities Act of 1933,  as amended, $1,000,000 of the Indebtedness shall, automatically and  without any further action of the Company or the Holder, be converted into a number of restricted  fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the  Company equal to (i) $1,000,000 divided by (ii) the price per share of the  Common Stock as offered in the Offering Circular.

The Amir 2021 Note added a substantial new conversion features as compare to the Amir 2020 note, therefore, the issuance of a new debt instrument and satisfaction of an existing debt instrument by the debtor should be accounted for as debt extinguishment if the debt instruments have substantially different terms. The Company recorded $297,138 as debt extinguishment expense in the unaudited consolidated statement of operations under other (income) expense.

Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

F-27

The $100,000 original issue discounts, the fair value of 125,000 shares issued, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note. Therefore, the total debt discounts at the inception date of this convertible promissory note were $1,000,000.

Convertible Promissory Note Holder	Start Date	End Date	Note Principal Balance	Debt Discounts As of Issuance	Amortization	Debt Discounts As of 3/31/2021
Scott Hoey	9/10/2020	9/10/2022	-	7,500	(7,500)	-
Cary Niu	9/18/2020	9/18/2022	50,000	50,000	(13,288)	36,712
Jesus Galen	10/6/2020	10/6/2022	30,000	30,000	(7,233)	22,767
Darren Huynh	10/6/2020	10/6/2022	50,000	50,000	(12,055)	37,945
Wayne Wong	10/6/2020	10/6/2022	25,000	25,000	(6,027)	18,973
Matt Singer	1/3/2021	1/3/2023	13,000	13,000	(13,000)	-
ProActive Capital	1/20/2021	1/20/2022	250,000	217,024	(41,621)	175,403
GS Capital #1	1/25/2021	1/25/2022	288,889	288,889	(51,446)	237,443
Tiger Trout SPA	1/29/2021	1/29/2022	1,540,000	1,540,000	(257,370)	1,282,630
GS Capital #2	2/16/2021	2/16/2022	577,778	577,778	(63,318)	514,460
Labrys Fund, LLP	3/11/2021	3/11/2022	1,000,000	1,000,000	(54,795)	945,205
GS Capital #3	3/16/2021	3/16/2022	577,778	577,778	(23,744)	554,034
Total					Total	3,825,572
					Add: Remaining note principal balance	4,389,445
					Total convertible promissory notes, net	563,873

Future maturities of convertible notes payable at March 31, 2021 are as follows:

Years ending December 31,
2021	$-
2022	4,389,445
2023	–
2024	–
2025	-
Thereafter	–
$4,389,445

F-28

NOTE 9 – SHARES TO BE ISSUED - LIABILITY

As of March 31, 2021 and December 31, 2020, the Company entered into various consulting agreements with consultants, directors, and terms of future financing from Labrys. The balances of shares to be issued – liability were $951,105 and $87,029 and has not been issued as of March 31, 2021 and December 31, 2020. The Company recorded these consultant and director shares under liability based on the shares will be issued at a fixed monetary amount known at inception under ASC 480.

NOTE 10 – DERIVATIVE LIABILITY

The derivative liability is derived from the conversion features in note 8 signed for the period ended December 31, 2020. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of March 31, 2021 and December 31, 2020, the derivative liability were $254,957 and $304,490, respectively. The Company recorded $49,533 and $0 loss from gain (loss) in derivative liability during the three months ended March 31, 2021 and 2020, respectively. The Binomial model with the following assumption inputs:

March 31, 2021
Annual Dividend Yield	—
Expected Life (Years)	1.4 – 1.5 years
Risk-Free Interest Rate	0.16%
Expected Volatility	306 - 311%

Fair value of the derivative is summarized as below:

Beginning Balance, December 31, 2020	$304,490
Additions	-
Mark to Market	(49,533)
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	-
Ending Balance, March 31, 2021	$254,957

December 31, 2020
Annual Dividend Yield	—
Expected Life (Years)	1.6 – 2.0 years
Risk-Free Interest Rate	0.13 – 0.17%
Expected Volatility	318 - 485%

Fair value of the derivative is summarized as below:

Beginning Balance, December 31, 2019	$-
Additions	270,501
Mark to Market	61,029
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	(27,040)
Ending Balance, December 31, 2020	$304,490

F-29

NOTE 11 – NOTE PAYABLE, RELATED PARTY

For the period ended December 31, 2020, the Company signed a note payable agreement (“Amir 2020 note”) with the Company’s Chief Executive Officer for advances up to $5,000,000 at 0% interest rate. The entire balance has to be paid back on or before January 31, 2023. As of December 31, the Company has a balance of $2,162,562 owed to the Chief Executive Officer of the Company. The note payable was subsequently amended on February 2, 2021.

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A under the Securities Act of 1933,  as amended, $1,000,000 of the Indebtedness shall, automatically and  without any further action of the Company or the Holder, be converted into a number of restricted  fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the  Company equal to (i) $1,000,000 divided by (ii) the price per share of the  Common Stock as offered in the Offering Circular.

In accordance with ASC 470-50-40-10 a modification or an exchange of debt that adds or eliminates a substantive conversion option as of the conversion date would always be considered substantial and require extinguishment accounting. We concluded the conversion features of the Amir 2021 note is substantial. As a result, we recorded a loss on the extinguishment of debt in the amount of $297,138 in our consolidated statements of operations and credit as premium on the note payable to the related party. The premium will be amortized over the life of the loan which is expired on February 2, 2024.

NOTE 12 – RELATED PARTY TRANSACTIONS

As of December 31, 2020, the Company’s Chief Executive Officer had advanced $2,162,562 to the Company for payment of the Company’s operating expenses. The Company recorded $87,213 as imputed interest and recorded as additional paid in capital for the year ended December 31, 2020 from the loan advanced by the Company’s Chief Executive Officer.

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Amir 2021 Note”) to replace the Amir 2020 note. The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty. The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

F-30

At the time of the qualification by the SEC of the Company’s Offering Circular, pursuant to Regulation A under the Securities Act of 1933,  as amended, $1,000,000 of the Indebtedness shall, automatically and  without any further action of the Company or the Holder, be converted into a number of restricted  fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the  Company equal to (i) $1,000,000 divided by (ii) the price per share of the  Common Stock as offered in the Offering Circular.

For the three months ended March 31, 2021, the Board of Directors approved and paid $285,000 cash bonuses to Amir Ben-Yohanan, Chris Young, and Simon Yu.

For the three months ended March 31, 2021, the Company’s Chief Executive Officer advanced an additional $135,000 to the Company to pay the Company’s operating expenses.

Effective March 4, 2021, the Company entered into three (3) separate director agreements with three Amir Ben-Yohanan, Christopher Young, and Simon Yu. The Director Agreements set out terms and conditions of each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s role as a director of the Company.

Pursuant to the Director Agreements, the Company agreed to compensate each of the Directors as follows:

●	An issuance of 31,821 shares of the Company’s common stock, par value par value $0.001 (“Common Stock”), to be issued on the Effective Date, as compensation for services provided by each of the Directors to the Company prior to the Effective Date; and
●	An issuance of a number of shares of Common Stock having a fair market value (as defined in each of the Director Agreements) of $25,000 at the end of each calendar quarter that the Director serves as a director.

As of March 31, 2021 and December 31, 2020, the Company has a payable balance owed to Christian Young of $0 and $23,685.

As of March 31, 2021 and December 31, 2020, the Company has a payable balance owed to the original Magiclytics shareholders of $97,761 and $0 from the acquisition of Magiclytics on February 3, 2021.

NOTE 13 – STOCKHOLDERS’ EQUITY (DEFICIT)

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

Preferred Stock

As of March 31, 2021 and December 31, 2020, there was 1 preferred share issued and outstanding.

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company.

In November 2020, the Company issued and sold to the Company’s Chief Executive Officer 1 share of Series X Preferred Stock, at a purchase price of $1.00. The share of Series X Preferred Stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one (1). The Series X Preferred Stock shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series X Preferred Stock is issued and outstanding. The Series X Preferred Stock shall not have the right to vote on any matter as to which solely another class of Preferred Stock of the Company is entitled to vote pursuant to the certificate of designations of such other class of Preferred Stock of the Company.

The Series X Preferred Stock shall not be convertible into shares of any other class of stock of the Company and entitled to receive any dividends paid on any other class of stock of the Company.

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the Series X Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Company and shall not participate with the Common Stock or any other class of stock of the Company therein.

F-31

Common Stock

As of March 31, 2021 and December 31, 2020, the Company had 50,000,000 shares of common stock authorized with a par value of $0.001. There were 94,302,795 and 92,682,632 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.

For the three months ended March 31, 2021, the Company issued 207,817 shares to consultants and directors at fair value of $2,113,188.

For the three months ended March 31, 2021, the Company issued 734,689 shares to acquire Magiclytics,

For the three months ended March 31, 2021, the Company issued 8,197 shares to settle a conversion of $13,000 convertible promissory note.

For the three months ended March 31, 2021, the Company issued 24,460 shares to settle an accounts payable balance of $148,510.

For the three months ended March 31, 2021, the Company issued 645,000 shares as debt issuance costs for convertible notes payable at fair value of $3,441,400.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”), and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The Company’s suppliers may decrease production levels based on factory closures and reduced operating hours in those facilities. Likewise, the Company is dependent on its workforce to deliver its products. Developments such as social distancing and shelter-in-place directives may impact the Company’s ability to deploy its workforce effectively. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. The Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time. If the pandemic continues, it may have a material effect on the Company’s results of future operations, financial position, and liquidity in the next 12 months.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. The Company did not obtain CARES Act relief financing under the Paycheck Protection Program (“PPP Loans”) for each of its operating subsidiaries.

F-32

The Company continues to examine the impact that the CARES Act may have on our business. Currently, management is unable to determine the total impact that the CARES Act will have on our financial condition, results of operations, or liquidity.

The Company has four short term leases in the United States and two month to month leases in Europe as of March 31, 2021. All short-term leases will be expired in 2021. The total monthly rent expense is approximately $180,000.

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to March 31, 2021, to assess the need for potential recognition or disclosure in the unaudited consolidated financial statements. Such events were evaluated through May 17, 2021, the date and time the unaudited consolidated financial statements were issued, and it was determined that no subsequent events, except as follows, occurred that required recognition or disclosure in the unaudited consolidated financial statements.

Convertible Promissory Note – GS Capital Partners #4

On April 1, 2021, the Company entered into another securities purchase agreement with GS Capital (the “GS Capital #4”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount, and in connection therewith, sold to GS Capital 45,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $45, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of April 1, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended (the “Regulation A Offering”). At such time, the GS Capital Note (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

F-33

The $50,000 original issue discounts, 45,000 shares issued at fair value of $437,400, and the beneficial conversion features were recorded as debt discounts and amortized over the term of the note, but since the total debt discounts cannot exceed the note principal balance of $550,000, the total debt discount at the inception date of this convertible promissory note were recorded at $550,000.

Convertible Promissory Note – Eagle Equities LLC

On April 13, 2021, the Company entered into a securities purchase agreement (the “Eagle SPA”) with Eagle Equities LLC (“Eagle Equities”), pursuant to which, on same date, the Company issued a convertible promissory note to Eagle Equities in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000.00, reflecting a $100,000 original issue discount (the “Eagle Equities Note”), and, in connection therewith, sold to Eagle Equities 165,000 shares of Company’s common stock, par value of $0.001 per share (the “Company Common Stock”) at a purchase price of $165.00, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed Eagle Equities the sum of $10,000 for Eagle Equities’ costs in completing the transaction, which amount Eagle Equities withheld from the total purchase price paid to the Company.

The Eagle Equities Note has a maturity date of April 13, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than upon the circumstances set forth in the Eagle Equities Note – specifically, if (i) the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended; and (ii) the Company receives $3,5000,000 in net proceeds from such Regulation A Offering, then Company must repay the principal amount and any accrued and unpaid interest on the Eagle Equities Note within three (3) business days from the date of such occurrence. The Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The Eagle Equities Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company Common Stock at Eagle Equities’ election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended. At such time, the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) will be convertible in restricted shares of Company Common Stock at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by Eagle Equities on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price. Alternatively, if the SEC has not qualified the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933 by October 10, 2021, and Eagle Equities Note has not yet been fully repaid, then Eagle Equities will have the right to convert the Eagle Equities Note (and the principal amount and any accrued and unpaid interest) into restricted shares of Company Common Stock at a conversion price of $6.50 per share (subject to customary adjustments for any stock splits, etc. which occur following the April 13, 2021).

F-34

Convertible Promissory Note – GS Capital Partners #5

On April 29, 2021, Clubhouse Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital in the aggregate principal amount of $550,000 for a purchase price of $500,000, reflecting a $50,000 original issue discount (the “April 2021 GS Capital Note #2”) and, in connection therewith, sold to GS Capital 125,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at a purchase price of $125, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $5,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The April 2021 GS Capital Note #2 has a maturity date of April 29, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the April 2021 GS Capital Note #2, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The April 2021 GS Capital Note #2 (and the principal amount and any accrued and unpaid interest) is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) at GS Capital’s election at any time following the time that the SEC qualifies the Company’s offering statement related to the Company’s planned offering of Company Common Stock pursuant to Regulation A under the Securities Act of 1933, as amended (the “Regulation A Offering”). At such time, the April 2021 GS Capital Note #2 (and the principal amount and any accrued and unpaid interest) will be convertible at a conversion price equal to 70% of the initial offering price of the Company Common Stock in the Regulation A Offering, subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

Consulting Agreement

On April 2, 2021, the Company entered into a Consulting Agreement by and between the Company and Andrew Omori. Pursuant to the terms of the Consulting Agreement, Mr. Omori agreed to (i) provide general corporate advice on strategic matters to the Company, and (ii) serve as an advisor to the Company’s Board of Directors. Among other things, Mr. Omori will not act as an investment advisor or broker/dealer, his services are not exclusive, he will not negotiate the sale of the Company’s securities, and Mr. Omori is not required to render any specific number of hours to the Company. In exchange for Mr. Omori’s services, at the end of each one-month period, the Company will issue to Mr. Omori a number of shares of the Company’s common stock equal to $30,000 divided by the VWAP as of the last day of such monthly period or the date of earlier termination or expiration of the Consulting Agreement, as applicable. The Consulting Agreement will continue for a period of one year from April 2, 2021, unless sooner terminated in accordance with the terms of the Consulting Agreement. The term of the Consulting Agreement may be renewed upon the mutual written agreement of the parties via an amendment to the Consulting Agreement. The Consulting Agreement may be terminated at any time by either party upon notice to the other party.

F-35

Simon Yu Employment Agreement

On April 9, 2021, the Company entered into an employment agreement with Simon Yu, its Chief Operating Officer. Pursuant to this employment agreement, Mr. Yu agreed to continue to serve as Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company (or other person determined by the Chief Executive Officer or the Company’s Board of Directors (the “Board”). As compensation for Mr. Yu’s services, the Company agreed to pay Mr. Yu an annual base salary of $380,000 (the “Base Salary”) comprised of two parts a “Cash Portion”, and an “Optional Portion”. The Cash Portion is a monthly cash payment of $15,000 – or $180,000 on an annual basis. The remaining $200,000 per year – the Optional Portion – is payable as follows:

(i)	If the Company’s Board determines that the Company has sufficient cash on hand to pay all or a portion of the Optional Portion in cash, such amount shall be paid in cash.
(i)

If the Board determines that the Company does not have sufficient cash on hand to pay all of the Optional Portion in cash, then the portion of the Optional Portion which the Board determines that the Company has sufficient cash on hand to pay in cash will be paid in cash, and the remainder (the “Deferred Portion”) will either:

	a.	be paid at a later date, when the Board determines that the Company has sufficient cash on hand to enable the Company to pay the Deferred Portion; or
	b.	will not be paid in cash – and instead, the Company will issue shares of Company Common Stock equal to (A) the Deferred Portion, divided by (B) the VWAP (as defined in the employment agreement) as of the date of issuance of such shares of Company Common Stock.

In addition, pursuant to the employment agreement, Mr. Yu is entitled to be paid discretionary annual bonuses as determined by the Board (currently intended to be a maximum of $250,000 per year), and is also entitled to receive fringe benefits, such as, but not limited to, reimbursement for reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel, vacation days, and certain insurances.

The initial term of the employment agreement is one (1) year from the effective date of the agreement (i.e. April 9, 2022), unless earlier terminated. Thereafter, the term is automatically extended on an annual basis for terms of one (1) year each, unless either the Company or Mr. Yu provides notice to the other party of their desire to not so renew the term of the agreement (as applicable) at least thirty (30) days prior to the expiration of the then-current term.

Mr. Yu’s employment with the Company shall be “at will,” meaning that either Mr. Yu or the Company may terminate Mr. Yu’s employment at any time and for any reason, subject to certain terms and conditions.

The Company may terminate the employment agreement at any time, with or without “cause”, as defined in the employment agreement and Mr. Yu may terminate the employment agreement at any time, with or without “good reason”, as defined in the employment agreement. If the Company terminates the employment agreement for cause or Mr. Yu terminates the employment agreement without good reason, Mr. Yu will be entitled to be paid any unpaid salary owed or accrued, including the issuance of any shares of Company Common Stock owed or accrued (as compensation) as of the termination date. In the event that there was any Deferred Portion which had been agreed to be paid in cash, such Deferred Portion instead will be paid in shares of Company Common Stock as though such amount had been agreed to be paid via the issuance of shares of Company Common Stock. Mr. Yu will also be entitled to payment for any unreimbursed expenses as of the termination date. However, any unvested portion of any equity granted to Mr. Yu will be immediately forfeited as of the termination date.

F-36

If the Company terminates the employment agreement without cause or Mr. Yu terminates the employment agreement with good reason, Mr. Yu will be entitled to receive the same compensation (unpaid accrued salary and unreimbursed expenses), and, in addition, will be entitled to receive, in one lump sum, the remainder of Mr. Yu’s annual salary that has not yet been paid as of the date of the termination – either in cash, or in shares of Company Common Stock. Further, any equity grant already made to Mr. Yu shall, to the extent not already vested, be deemed automatically vested.

Harris Tulchin Employment Agreement

On April 9, 2021, the Company entered into an employment agreement with Harris Tulchin for Mr. Tulchin to serve as Chief Legal Officer of the Company. The terms of Mr. Tulchin’s employment agreement are identical to the terms of the employment agreement of Simon Yu described above.

On April 11, 2021, the Company’s Board formally appointed Harris Tulchin as an executive officer of the Company, with the title of Chief Legal Officer.

Christian Young Employment Agreement

On April 11, 2021, the Company entered into an employment agreement with Christian Young for Mr. Young to serve as President of the Company. The terms of Mr. Young’s employment agreement are identical to the terms of the employment agreement of Simon Yu and Harris Tulchin described above, except for the fact that the Company and Mr. Young acknowledged that each of them are also the parties to that certain Consulting Agreement, dated as of February 3, 2021 and filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed February 8, 2021 with the SEC (the “Consulting Agreement”), and that the Consulting Agreement and Mr. Young’s employment agreement will operate independently of each other – except that in the event of a conflict between this employment agreement and the Consulting Agreement, the terms and conditions of this employment agreement will control.

Amir Ben-Yohanan Employment Agreement

On April 11, 2021, the Company entered into an employment agreement with Amir Ben-Yohanan for Mr. Ben-Yohanan to serve as Chief Executive Officer of the Company. The terms of Mr. Ben-Yohanan’s employment agreement are identical to the terms of the employment agreements of Simon Yu and Harris Tulchin described above, except for the following terms:

●	Mr. Ben-Yohanan’s Base Salary is $400,000 per year
●	Mr. Ben-Yohanan reports only to the Board of Directors of the Company.

Repayment of Labrys Convertible Promissory Note

In May 2021, the Company paid $250,000 cash to reduce the balance of the convertible promissory note from Labrys Fund, LP.

F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Clubhouse Media Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Clubhouse Media Group, Inc. (“the Company”) as of December 31, 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the period from January 2, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has net losses and negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-38

Valuation of Allowance for Uncollectible Accounts

Description of the Matter: At December 31, 2020, the Company’s accounts receivable was $213,422. As described in Note 2 to the consolidated financial statements, the Company maintains an allowance against potential losses through analysis of historical and current factors on a customer-by-customer basis. Auditing the allowance for uncollectible accounts requires analysis and testing of calculations and assessments made by the Company. Additionally, the Company has not had a significant operating history on which to calculate an allowance, which introduces a level of subjectivity that requires additional testing and assessment.

How We Addressed the Matter: We obtained an understanding of the Company’s processes surrounding accounts receivable and the allowance for uncollectible accounts and tested the collectability of the accounts receivable at December 31, 2020. We tested the collectability by obtaining cash receipts received subsequent to year end for the entire balance of accounts receivable at December 31, 2020.

Valuation of Derivative Liabilities for Conversion Features in Convertible Debt

Description of the Matter: At December 31, 2020, the Company’s derivative liability was $304,490. As described in Note 2 to the consolidated financial statements, the Company records a derivative liability for embedded conversion features by performing a valuation of the conversion features using the binomial model. The use of the binomial model requires the Company to determine appropriate inputs to put into the model. Auditing the valuation of the derivative liability requires testing and analysis of the underlying estimates and assumptions the Company used as inputs in the binomial model.

How We Addressed the Matter: Our audit procedures consisted of testing the key inputs that were used in the binomial model by calculating our own internal valuation of the derivative liability and comparing to what was recorded by the Company.

We have served as the Company’s auditor since 2020.

Spokane, Washington

March 15, 2021

F-39

Clubhouse Media Group, Inc.

Consolidated Balance Sheet

As of December 31,
2020
Assets
Current assets:
Cash and cash equivalents	$37,774
Accounts receivable, net	213,422
Other current assets	219,000
Total current assets	470,196

Property and equipment, net	64,792
Total assets	$534,988

Liabilities and stockholder’s equity (deficit)
Current liabilities:
Accounts payable	$219,852
Deferred revenue	73,648
Convertible notes payable, net	19,493
Shares to be issued	87,029
Derivative liability	304,490
Due to related parties	–
Total current liabilities	704,512

Notes payable - related party	2,162,562
Total liabilities	2,867,074

Commitments and contingencies	–

Stockholder’s equity:
Preferred stock, par value $0.001, authorized 50,000,000 shares; 1 share issued and outstanding at December 31, 2020	–
Common stock, par value $0.001, authorized 500,000,000 shares; 92,682,632 shares issued and outstanding at December 31, 2020	92,682
Additional paid-in capital	152,953
Accumulated deficit	(2,577,721)
Accumulated other comprehensive income	-
Total stockholder’s equity (deficit)	(2,332,086)
Total liabilities and stockholder’s equity (deficit)	$534,988

See Accompanying Notes to Consolidated Financial Statements.

F-40

Clubhouse Media Group, Inc.

Consolidated Statement of Operations

For the period from January 2, 2020 (inception) to December 31, 2020

Total Revenue, net	$1,010,405
Cost of sales	579,855
Gross profit	430,550

Operating expenses:
Selling, general, and administrative	1,494,692
Rent expense	990,413
Impairment of goodwill	240,000
Total operating expenses	2,725,105

Operating loss	(2,294,555)

Other (income) expenses:
Interest expense, net	222,207
Other (income) expense, net	(70)
Change in fair value of derivative liability	61,029
Total other (income) expenses	283,166

Income (loss) before income taxes	(2,577,721)

Income tax (benefit) expense	–
Net income (loss)	$(2,577,721)

Basic and diluted weighted average shares outstanding	52,099,680

Basic and diluted net loss per share	$(0.05)

See Accompanying Notes to Consolidated Financial Statements.

F-41

Clubhouse Media Group, Inc.

Consolidated Statement of Stockholder’s Equity (Deficit)

	Common Stock		Preferred Shares		Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity

Balance at January 2, 2020 (inception)	-	$-	-	$-	$-	$-	$-	$-

Shares outstanding as of the recapitalization	45,812,191	45,812	-	-	-	-	-	45,812
Shares issued in recapitalization	46,811,195	46,811	1	-	(92,323)	-	-	(45,512)
Stock compensation expense	30,231	30	-	-	73,552	-	-	73,582
Conversion of convertible debt	10,833	11	-	-	34,529	-	-	34,540
Shares issued to settle accounts payable	18,182	18	-	-	49,982	-	-	50,000
Imputed interest	-	-	-	-	87,213	-	-	87,213
Net loss	-	-	-	-	-	(2,577,721)	-	(2,577,721)
Balance at December 31, 2020	92,682,632	$92,682	1	$-	$152,953	$(2,577,721)	$-	$(2,332,086)

See Accompanying Notes to Consolidated Financial Statements.

F-42

Clubhouse Media Group, Inc.

Consolidated Statement of Cash Flow

For the period from January 2, 2020 (inception) to December 31, 2020

Cash flows from operating activities:
Net loss	$(2,577,721)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	41,938
Imputed interest	87,213
Stock compensation expense	160,611
Impairment of goodwill	240,000
Change in fair value of derivative liability	61,029
Interest expense in excess of derivative liability	108,000
Net changes in operating assets & liabilities:
Accounts receivable	(213,422)
Deposits and other current assets	(219,000)
Subscription receivable	–
Other assets	–
Accounts payable and accrued liabilities	343,801
Net cash used in operating activities	(1,967,551)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(79,737)
Cash paid for Tongji public shell company	(240,000)
Net cash used in investing activities	(319,737)

Cash flows from financing activities:
Borrowings from note payable - related party	2,162,562
Borrowings from convertible notes payable	162,500
Net cash provided by financing activities	2,325,062

Net increase in cash and cash equivalents	37,774
Cash and cash equivalents at beginning of period	–
Cash and cash equivalents at end of period	$37,774

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-
Income taxes	$-

Supplemental disclosure of non-cash investing and financing Activities:
Reclass of derivative liability to APIC	$27,040
Shares issued for conversion from convertible note payable	$7,500
Shares issued to settle accounts payable	$50,000

See Accompanying Notes to Consolidated Financial Statements.

F-43

Clubhouse Media Group, Inc.

Notes to Consolidated Financial Statements

For the Period from January 2, 2020 (inception) to December 31, 2020

NOTE 1 - ORGANIZATION AND OPERATIONS

Clubhouse Media Group, Inc. (formerly known as Tongji Healthcare Group, Inc. or the “Company”) was incorporated under the laws of the State of Nevada on December 19, 2006 by Nanning Tongji Hospital, Inc. (“NTH”). On December 20, 2006, Tongji, Inc., a wholly owned subsidiary of the Company, was incorporated in the State of Colorado. Tongji, Inc. was later dissolved on March 25, 2011.

NTH was established in Nanning in the province of Guangxi of the People’s Republic of China (“PRC” or “China”) by Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

NTH is a designated hospital for medical insurance in the city of Nanning and Guangxi province. NTH specializes in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention.

On December 27, 2006, Tongji, Inc. acquired 100% of the equity in NTH pursuant to an Agreement and Plan of Merger, pursuant to which NTH became a wholly owned subsidiary of Tongji, Inc. Pursuant to the Agreement and Plan of Merger, the Company issued 15,652,557 shares of common stock to the stockholders of NTH in exchange for 100% of the issued and outstanding shares of common stock of NTH. The acquisition of NTH was accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of NTH obtained control of the entity. Accordingly, the reorganization of the two companies was recorded as a recapitalization of NTH, with NTH being treated as the continuing operating entity. The Company, through NTH, thereafter operated the hospital until the Company eventually sold NTH, as described below.

Effective December 31, 2017, under the terms of a Bill of Sale, the Company agreed to sell, transfer convey and assign forever all of its rights, title and interest in its equity ownership interest in NTH to Placer Petroleum Co., LLC. Pursuant to the Bill of Sale, consideration for this sale, transfer conveyance and assignment is Placer Petroleum Co., LLC assuming all assets and liabilities of NTH as of December 31, 2017. Thereafter, the Company had minimal operations.

On May 20, 2019, pursuant to Case Number A-19-793075-P, Nevada’s 8th Judicial District, Business Court entered an Order Granting Application of Joseph Arcaro as Custodian of Tongji Healthcare Group, Inc. pursuant to Nevada Revised Statutes (“NRS”) 78.347(1)(b), pursuant to which Mr. Arcaro was appointed custodian of the Company and given authority to reinstate the Company with the State of Nevada under NRS 78.347.

On May 23, 2019, Mr. Arcaro filed a Certificate of Reinstatement of the Company with the Secretary of State of the State of Nevada. In addition, on May 23, 2019, Mr. Arcaro filed an Annual List of the Company with the Secretary of State of the State of Nevada, designating himself as President, Secretary, Treasurer and Director of the Company for the filing period of 2017 to 2019.

F-44

On May 29, 2020, Mr. Arcaro, through his ownership of Algonquin Partners Inc. (“Algonquin”), owner 65% of the Company’s common stock, entered into a Stock Purchase Agreement by and among West of Hudson Group, Inc. (“WOHG”), the Company, Algonquin, and Mr. Arcaro. The Stock Purchase Agreement, as subsequently amended, is referred to herein as the “SPA.” Pursuant to the terms of the SPA, WOHG agreed to purchase, and Algonquin agreed to sell, 30,000,000 shares of the Company’s common stock in exchange for payment by WOHG to Algonquin of $240,000 (the “Stock Purchase”). The Stock Purchase closed on June 18, 2020, resulting in a change of control of the Company. Mr. Arcaro resigned from any and all officer and director positions with the Company.

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

West of Hudson Group, Inc. (“WOHG”) was incorporated in the State of Delaware on May 19, 2020 and owned 100% of WOH Brands, LLC (“WOH”), Oopsie Daisy Swimwear, LLC (“Oopsie”), and DAK Brands, LLC (“DAK”), which were incorporated in the State of Delaware on May 13, 2020.

Doiyen LLC (“Doiyen”) was incorporated in the State of California on January 2, 2020 and renamed to Doiyen LLC in July 7, 2020 and 100% owned by WOHG.

The Company is an entertainment company engaged in the sale of own brand products, e-commerce platform advertising, and promotion for other companies on their social media accounts.

On November 12, 2020, the Company and WOHG entered into the Merger Agreement, and WOHG thereafter became a wholly owned subsidiary of the Company. WOHG was determined to be the accounting acquirer in the Merger based upon the terms of other factors, including: (1) the security holders owned approximately 50.54% of the Company’s issued and outstanding common stock as of immediately after the closing of the Merger. Following the completion of the Merger, the Company changed its name from Tongji Healthcare Group, Inc. to Clubhouse Media Group, Inc. The Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. This was a common control transactions so all amounts were based on historical cost and no goodwill was recorded.

F-45

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

Reverse Merger Accounting

The Merger was accounted for as a reverse-merger and recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). WOHG was the acquirer for financial reporting purposes and Clubhouse Media Group, Inc. was the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger will be those of WOHG and will be recorded at the historical cost basis of WOHG since its inception on January 2, 2020. The consolidated financial statements after completion of the Merger include the assets and liabilities of the Company and WOHG, historical operations of WOHG since its inception on January 2, 2020 to the closing date of the merger, and operations of the Company from the closing date of the Merger. Common stock and the corresponding capital amounts of the Company pre-merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger. In conjunction with the Merger, WOHG received no cash and assumed no liabilities from Clubhouse Media Group, Inc. All members of the Company’s executive management are from WOHG.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

F-46

Advertising

Advertising costs are expensed when incurred and are included in selling, general, and administrative expense in the accompanying consolidated statements of operations. We incurred advertising expenses of $27,810 for the period from January 2, 2020 (inception) to December 31, 2020.

Accounts Receivable

The Company’s accounts receivable arises from providing services. The Company does not adjust its receivables for the effects of a significant financing component at contract inception if it expects to collect the receivables in one year or less from the time of sale. The Company does not expect to collect receivables greater than one year from the time of sale.

The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Amounts determined to be uncollectible are charged or written-off against the reserve. As of December 31, 2020, there was $0 for   bad debt allowance for accounts receivable.

Property and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation of property, plant and equipment and are calculated on the straight-line method over their estimated useful lives or lease terms generally as follows:

Classification	Useful Life
Equipment	3 years

Lease

On January 2, 2020, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842, Leases, or ASC 842, using the modified retrospective transition method with a cumulative effect adjustment to accumulated deficit as of January 1, 2019, and accordingly, modified its policy on accounting for leases as stated below. As described under “Recently Adopted Accounting Pronouncements,” below, the primary impact of adopting ASC 842 for the Company was the recognition in the consolidated balance sheet of certain lease-related assets and liabilities for operating leases with terms longer than 12 months. The Company elected to use the short term exception and does not records assets/liabilities for short term leases as of December 31, 2020.

F-47

The Company’s leases primarily consist of facility leases which are classified as operating leases. The Company assesses whether an arrangement contains a lease at inception. The Company recognizes a lease liability to make contractual payments under all leases with terms greater than twelve months and a corresponding right-of-use asset, representing its right to use the underlying asset for the lease term. The lease liability is initially measured at the present value of the lease payments over the lease term using the collateralized incremental borrowing rate since the implicit rate is unknown. Options to extend or terminate a lease are included in the lease term when it is reasonably certain that the Company will exercise such an option. The right-of-use asset is initially measured as the contractual lease liability plus any initial direct costs and prepaid lease payments made, less any lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

Leased right-of-use assets are subject to impairment testing as a long-lived asset at the asset-group level. The Company monitors its long-lived assets for indicators of impairment. As the Company’s leased right-of-use assets primarily relate to facility leases, early abandonment of all or part of facility as part of a restructuring plan is typically an indicator of impairment. If impairment indicators are present, the Company tests whether the carrying amount of the leased right-of-use asset is recoverable including consideration of sublease income, and if not recoverable, measures impairment loss for the right-of-use asset or asset group.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company recognized revenue from providing temporary and permanent staffing solutions and sale of consumer products.

The Company generates revenue from its managed services when a marketer (typically a brand, agency or partner) pays the Company to provide custom content, influencer marketing, amplification or other campaign management services (“Managed Services”).

F-48

The Company maintains separate arrangements with each marketer and content creator either in the form of a master agreement or terms of service, which specify the terms of the relationship and access to its platforms, or by statement of work, which specifies the price and the services to be performed, along with other terms. The transaction price is determined based on the fixed fee stated in the statement of work and does not contain variable consideration. Marketers who contract with the Company to manage their advertising campaigns or custom content requests may prepay for services or request credit terms. The agreement typically provides for either a non-refundable deposit, or a cancellation fee if the agreement is canceled by the customer prior to completion of services. Billings in advance of completed services are recorded as a contract liability until earned. The Company assesses collectability based on a number of factors, including the creditworthiness of the customer and payment and transaction history.

For Managed Services Revenue, the Company enters into an agreement to provide services that may include multiple distinct performance obligations in the form of: (i) an integrated marketing campaign to provide influencer marketing services, which may include the provision of blogs, tweets, photos or videos shared through social network offerings and content promotion, such as click-through advertisements appearing in websites and social media channels; and (ii) custom content items, such as a research or news article, informational material or videos. Marketers typically purchase influencer marketing services for the purpose of providing public awareness or advertising buzz regarding the marketer’s brand and they purchase custom content for internal and external use. The Company may provide one type or a combination of all types of these performance obligations on a statement of work for a lump sum fee. The Company allocates revenue to each performance obligation in the contract at inception based on its relative standalone selling price. These performance obligations are to be provided over a stated period that generally ranges from one day to one year. Revenue is accounted for when the performance obligation has been satisfied depending on the type of service provided. The Company views its obligation to deliver influencer marketing services, including management services, as a single performance obligation that is satisfied at the time the customer receives the benefits from the services.

Based on the Company’s evaluations, revenue from Managed Services is reported on a gross basis because the Company has the primary obligation to fulfill the performance obligations and it creates, reviews and controls the services. The Company takes on the risk of payment to any third-party creators and it establishes the contract price directly with its customers based on the services requested in the statement of work. The contract liabilities as of December 31, 2020 was $73,648.

Goodwill Impairment

We test goodwill at least annually for impairment at the reporting unit level. We recognize an impairment charge if the carrying amount of a reporting unit exceeds its fair value. When a portion of a reporting unit is disposed, goodwill is allocated to the gain or loss on disposition based on the relative fair values of the business or businesses disposed and the portion of the reporting unit that will be retained.

For other intangible assets that are not deemed indefinite-lived, cost is generally amortized on a straight-line basis over the asset’s estimated economic life, except for individually significant customer-related intangible assets that are amortized in relation to total related sales. Amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In these circumstances, they are tested for impairment based on undiscounted cash flows and, if impaired, written down to estimated fair value based on either discounted cash flows or appraised values.

F-49

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2020,   there were no impairment loss of its long-lived assets.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

The Company has not completed a full fiscal year, post-recapitalization and has not filed an income tax return and incurred net operating losses from inception to December 31, 2020. The net operating losses that has future benefits will be recorded as $541,321 deferred tax assets, but net with 100% valuation allowance until the Company expected to realize this deferred tax assets in the future.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other receivable, note receivable, other current assets, accounts payable, and accrued expenses, if applicable, approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of debt were also estimated to approximate fair value.

F-50

The Company utilizes the methods of fair value (“FV”) measurement as described in ASC 820 to value its financial assets and liabilities. As defined in ASC 820, FV is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in FV measurements, ASC 820 establishes a FV hierarchy that prioritizes observable and unobservable inputs used to measure FV into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The FV hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The FV hierarchy gives the lowest priority to Level 3 inputs.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes in determining the fair value the weighted-average Binomial option pricing model following assumption inputs. The fair value of derivative liability as of December 31, 2020 was $304,490.

Basic Income (Loss) Per Share

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Potential common shares consist of the convertible promissory notes payable as of December 31, 2020. As of December 31, 2020, there are approximately 127,922 potential shares issuable upon conversion of convertible notes payable.

The table below presents the computation of basic and diluted earnings per share for the period from January 2, 2020 (inception) to December 31, 2020:

For the period from January 2, 2020 (inception) to December 31, 2020
Numerator:
Net loss	$(2,577,721)
Denominator:
Weighted average common shares outstanding—basic	52,099,680
Dilutive common stock equivalents	-
Weighted average common shares outstanding—diluted	52,099,680
Net loss per share:
Basic	$(0.050)
Diluted	$(0.050)

F-51

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

Stock based Compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under other (income) expense.

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

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Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825– 10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable a material loss was incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

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Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We did not expect the adoption of this guidance have a material impact on its consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $2,577,721 for the period from January 2, 2020 (inception) to December 31, 2020, negative working capital as of December 31, 2020, and stockholder’s deficit of $2,332,086. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

Fixed assets, net consisted of the following:

	December 31, 2020	Estimated Useful Life

Equipment	$79,737	3 years

Property, plant, and equipment, gross	79,737
Less: accumulated depreciation and amortization	(14,945)
Property, plant, and equipment, net	$64,792

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Depreciation expense was $14,945 for the period from January 2, 2020 (inception) to December 31, 2020.

NOTE 5 – GOODWILL

As of December 31, 2020, the Company paid cash of $240,000 for a public trading shell, Tongji Healthcare Group, Inc. The Company has no assets and liabilities as of the acquisition date on May 29, 2020 so the entire consideration was recorded as goodwill. The intention of this acquisition is to acquire Tongji Healthcare Group, Inc. for reverse merger purpose.

The Company impaired $240,000 goodwill for the period ended December 31, 2020 prior to the merger and recapitalization because Tongji Healthcare Group, Inc. operations will not be utilized post-acquisition in 2020.

NOTE 6 – OTHER ASSETS

As of December 31, 2020, other assets consist of security deposit of $219,000 for operating leases.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible Promissory Note – Scott Hoey

On September 10, 2020, the Company entered into a note purchase agreement with Scott Hoey, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Hoey the aggregate principal amount of $7,500 for a purchase price of $7,500 (“Hoey Note”).

The Hoey Note had a maturity date of September 10, 2022 and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Hoey Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Hoey had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On December 8, 2020, the Company issued to Mr. Hoey 10,833 shares of Company common stock upon the conversion of the $7,500 convertible promissory note issued to Mr. Hoey at a conversion price of $0.69 per share.

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Convertible Promissory Note – Cary Niu

On September 18, 2020, the Company entered into a note purchase agreement with Cary Niu, pursuant to which, on same date, the Company issued a convertible promissory note to Ms. Niu the aggregate principal amount of $50,000 for a purchase price of $50,000   (“Niu Note”).

The Niu Note has a maturity date of September 18, 2022 and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Niu Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Ms. Niu will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 30% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Convertible Promissory Note – Jesus Galen

On October 6, 2020, the Company entered into a note purchase agreement with Jesus Galen, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Galen the aggregate principal amount of $30,000 for a purchase price of $30,000 (“Galen Note”).

The Galen Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Galen Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Galen will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Convertible Promissory Note – Darren Huynh

On October 6, 2020, the Company entered into a note purchase agreement with Darren Huynh, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Huynh the aggregate principal amount of $50,000 for a purchase price of $50,000 (“Huynh Note”).

The Huynh Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Huynh Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Huynh will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

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Convertible Promissory Note – Wayne Wong

On October 6, 2020, the Company entered into a note purchase agreement with Wayne Wong, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Wong the aggregate principal amount of $25,000 for a purchase price of $25,000 (“Wong Note”).

The Wong Note has a maturity date of October 6, 2022, and bears interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Wong Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Wong will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 50% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

Convertible Promissory Note Holder	Start Date	End Date	Debt Discounts As of Issuance	Amortization	Debt Discounts As of 12/31/20
Scott Hoey	9/10/2020	9/10/2022	7,500	(7,500)	-
Cary Niu	9/18/2020	9/18/2022	50,000	(7,123)	42,877
Jesus Galen	10/6/2020	10/6/2022	30,000	(3,534)	26,466
Darren Huynh	10/6/2020	10/6/2022	50,000	(5,890)	44,110
Wayne Wong	10/6/2020	10/6/2022	25,000	(2,946)	22,054
Total				Total	135,507
				Add: Note principal	155,000
				Total convertible promissory notes, net	19,493

Future maturities of convertible notes payable at December 31, 2020 are as follows:

Years ending December 31,
2021	$-
2022	155,000
2023	–
2024	–
2025	-
Thereafter	–
$155,000

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NOTE 8 – SHARES TO BE ISSUED - LIABILITY

As of December 31, 2020, the Company entered into various consulting agreements with two directors and one consultant. The Company will issue common shares at fair value of $25,000 in each quarter. The balance of shares to be issued – liability was $87,029 and has not been issued as of December 31, 2020. The Company recorded these shares under liability based on the shares will be issued at a fixed monetary amount known at inception under ASC 480.

NOTE 9 – DERIVATIVE LIABILITY

The derivative liability is derived from the conversion features in note 7. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of December 31, 2020, the derivative liability was $304,490. The Company recorded $61,029 loss from changes in derivative liability during the period ended December 31, 2020. The Binomial model with the following assumption inputs:

December 31, 2020
Annual Dividend Yield	—
Expected Life (Years)	1.6 – 2.0 years
Risk-Free Interest Rate	0.13 – 0.17%
Expected Volatility	318 - 485%

Fair value of the derivative is summarized as below:

Beginning Balance at inception, January 2, 2020	$-
Additions	270,501
Mark to Market	61,029
Cancellation of Derivative Liabilities Due to Conversions	-
Reclassification to APIC Due to Conversions	(27,040)
Ending Balance, December 31, 2020	$304,490

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NOTE 10 – NOTE PAYABLE, RELATED PARTY

For the period ended December 31, 2020, the Company signed a note payable agreement with the Company’s Chief Executive Officer for advances up to $5,000,000 at 0% interest rate. The entire balance has to be paid back on or before January 31, 2025. As of December 31, the Company has a balance of $2,162,562 owed to the Chief Executive Officer of the Company. The note payable was subsequently amended in February 2021 (See note 15 subsequent event).

NOTE 11 – RELATED PARTY TRANSACTIONS

As of December 31, 2020, the Company’s Chief Executive Officer had advanced $2,162,562 to the Company for payment of the Company’s operating expenses. The Company recorded $87,213 as imputed interest and recorded as additional paid in capital for the period from January 2, 2020 (inception) to December 31, 2020 from the loan advanced by the Company’s Chief Executive Officer.

As of December, 31, 2020, the Company has a payable balance owed to Christian Young of $23,685.

NOTE 12 – STOCKHOLDERS’ EQUITY (DEFICIT)

On July 7, 2020, the Company increased the authorized capital stock of the Company to 550,000,000, comprised of 500,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001.

Preferred Stock

As of December 31, 2020, there was 1 preferred share issued and outstanding.

On November 12, 2020, the Company filed a Certificate of Designations with the Secretary of State of Nevada to designate one share of the preferred stock of the Company as the Series X Preferred Stock of the Company.

In November 2020, the Company issued and sold to the Company’s Chief Executive Officer 1 share of Series X Preferred Stock, at a purchase price of $1.00. The share of Series X Preferred Stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one (1). The Series X Preferred Stock shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series X Preferred Stock is issued and outstanding. The Series X Preferred Stock shall not have the right to vote on any matter as to which solely another class of Preferred Stock of the Company is entitled to vote pursuant to the certificate of designations of such other class of Preferred Stock of the Company.

The Series X Preferred Stock shall not be convertible into shares of any other class of stock of the Company and entitled to receive any dividends paid on any other class of stock of the Company.

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, a merger or consolidation of the Company wherein the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the Series X Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Company and shall not participate with the Common Stock or any other class of stock of the Company therein.

Common Stock

As of December 31, 2020, the Company had 50,000,000 shares of common stock authorized with a par value of $0.001. There were 92,682,632 shares issued and outstanding as of December 31, 2020.

On November 12, 2020, pursuant to the terms of the Share Exchange Agreement, the Company issued 46,811,195 shares of common stock to the WOHG Shareholders in exchange for 200 shares WOHG’s common stock, par value $0.0001 per share, representing 100% of the issued and outstanding capital stock of WOHG.

For the period ended December 31, 2020, the Company issued 30,231 shares to a consultant at fair value of $73,582.

For the period ended December 31, 2020, the Company issued 10,833 shares to settle a conversion of $7,500 convertible promissory note and a reclass of derivative liability of $27,040.

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For the period ended December 31, 2020, the Company issued 18,182 shares to settle an accounts payable balance of $50,000.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”), and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The Company’s suppliers may decrease production levels based on factory closures and reduced operating hours in those facilities. Likewise, the Company is dependent on its workforce to deliver its products. Developments such as social distancing and shelter-in-place directives may impact the Company’s ability to deploy its workforce effectively. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. The Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time. If the pandemic continues, it may have a material effect on the Company’s results of future operations, financial position, and liquidity in the next 12 months.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. The Company did not obtain CARES Act relief financing under the Paycheck Protection Program (“PPP Loans”) for each of its operating subsidiaries.

The Company continues to examine the impact that the CARES Act may have on our business. Currently, management is unable to determine the total impact that the CARES Act will have on our financial condition, results of operations, or liquidity.

The Company has three short term leases in the United States and one month to month lease in Europe as of December 31, 2020. All short term leases will be expired in 2021. The total monthly rent expense is approximately $136,800.

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NOTE 14 – INCOME TAXES

Income tax provision is summarized as follows:

The actual income tax provision differs from the “expected” tax computed by applying the Federal corporate tax rate of 21% to the loss before income taxes as follows:

For the period from January 2, 2020 (Inception) to December 31, 2020

“Expected” income tax benefit	$541,321
Decrease in valuation allowance	(541,321)
Income tax provision	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows as of December 31, 2020:

December 31, 2020
Deferred tax assets:
Net operating loss carry forwards	541,321
Valuation allowance	(541,321)
-

Net deferred tax assets	$-

As of December 31, 2020, we had approximately $2,577,721 in net operating loss carryforwards for federal tax purposes, respectively. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. We consider the scheduled reversal of deferred tax assets, the level of historical taxable income and tax planning strategies in making the assessment of the realizability of deferred tax assets. We have identified the U.S. federal as our “major” tax jurisdiction. With limited exceptions, we remain subject to IRS examination of our income tax returns filed within the last three (3) years.

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2020, to assess the need for potential recognition or disclosure in the consolidated financial statements. Such events were evaluated through March 15, 2021, the date and time the consolidated financial statements were issued, and it was determined that no subsequent events, except as follows, occurred that required recognition or disclosure in the consolidated financial statements.

On January 7, 2021, the Company entered into a lease agreement in Las Vegas, NV to lease a new content creation mansion. The new lease commences on February 1, 2021 and a 12-month term, and the rental costs of approximately $12,500 per month.

On January 13, 2021, the Company issued 15,688 common shares for legal services of $21,179.

On January 21, 2021, the Company issued 15,050 shares of Company common stock to a consultant as compensation for bringing in brand deals for influencers.

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Convertible Promissory Note – Matthew Singer

On January 3, 2021, the Company entered into a note purchase agreement with Matthew Singer, pursuant to which, on same date, the Company issued a convertible promissory note to Mr. Singer the aggregate principal amount of $13,000 for a purchase price of $13,000 (“Singer Note”).

The Singer Note had a maturity date of January 3, 2023, and bore interest at 8% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Singer Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty. Mr. Singer had the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of 70% of the volume weighted average of the closing price during the 20-trading day period immediately prior to the option conversion date, subject to customary adjustments for stock splits, etc. occurring after the issuance date.

On January 26, 2021, the Company issued to Matthew Singer 8,197 shares of Company common stock upon the conversion of the convertible promissory note issued to Mr. Singer in the principal amount of $13,000 on January 3, 2021 at a conversion price of $1.59 per share.

As of March 15, 2021, the Company’s Chief Executive Officer advanced an additional $130,013 to the Company to pay the Company’s operating expenses

Convertible Promissory Note – ProActive Capital SPV I, LLC

On January 20, 2021, the Company entered into a securities purchase agreement (the “ProActive Capital SPA”) with ProActive Capital SPV I, LLC, a Delaware limited liability company (“ProActive Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to ProActive Capital the aggregate principal amount of $250,000 for a purchase price of $225,000, reflecting a $25,000 original issue discount (the “ProActive Capital Note”), and in connection therewith, sold to ProActive Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed ProActive Capital the sum of $10,000 for ProActive Capital’s costs in completing the transaction, which amount ProActive Capital withheld from the total purchase price paid to the Company.

The ProActive Capital Note has a maturity date of January 20, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the ProActive Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The ProActive Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at ProActive Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by ProActive Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

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Convertible Promissory Note – GS Capital Partners

On January 25, 2021, the Company entered into a securities purchase agreement (the “GS Capital SPA”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which, on same date, the Company (i) issued a convertible promissory note to GS Capital the aggregate principal amount of $288,889 for a purchase price of $260,000, reflecting a $28,889 original issue discount (the “GS Capital Note”), and in connection therewith, sold to GS Capital 50,000 shares of Company Common Stock at a purchase price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of January 25, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The GS Capital Note (and the principal amount and any accrued and unpaid interest) is convertible into shares of Company Common Stock at GS Capital’s election at any time following the time that the SEC qualifies the Company’s Offering Statement related to the Regulation A Offering, at a conversion price equal to 70% of the Regulation A Offering Price of the Company Common Stock in the Regulation A Offering, and is subject to a customary beneficial ownership limitation of 9.99%, which may be waived by GS Capital on 61 days’ notice to the Company. The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

On February 19, 2021, the Company entered into another securities purchase agreement with GS Capital, pursuant to which, on same date, the Company issued a convertible promissory note to GS Capital the aggregate principal amount of $577,778 for a purchase price of $520,000, reflecting a $57,780 original issue discount, and in connection therewith, sold to GS Capital 100,000 shares of Company’s common stock, par value $0.001 per share at a purchase price of $100, representing a per share price of $0.001 per share. In addition, at the closing of this sale, the Company reimbursed GS Capital the sum of $10,000 for GS Capital’s costs in completing the transaction, which amount GS Capital withheld from the total purchase price paid to the Company.

The GS Capital Note has a maturity date of February 19, 2022 and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the GS Capital Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty.

The conversion price is subject to customary adjustments for any stock splits, etc. which occur following the determination of the conversion price.

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Convertible Promissory Note – Tiger Trout Capital Puerto Rico

On January 29, 2021, the Company entered into a securities purchase agreement (the “Tiger Trout SPA”) with Tiger Trout Capital Puerto Rico, LLC, a Puerto Rico limited liability company (“Tiger Trout”), pursuant to which, on same, date, the Company (i) issued a convertible promissory note in the aggregate principal amount of $1,540,000 for a purchase price of $1,100,000, reflecting a $440,000 original issue discount (the “Tiger Trout Note”), and (ii) sold to Tiger Trout 220,000 shares Company common stock for a purchase price of $220.00. As of February 8, 2021, the Company has not issued the 220,000 shares of Company common stock to Tiger Trout.

The Tiger Trout Note has a maturity date of January 29, 2022, and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the maturity date other than as specifically set forth in the Tiger Trout Note, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest at any time without penalty, provided however, that if the Company does not pay the principal amount and any accrued and unpaid interest by July 2, 2021, an additional $50,000 is required to be paid to Tiger Trout at the time the Tiger Trout Note is repaid, if the Company repays the Tiger Trout Note prior to its maturity date.

If the principal amount and any accrued and unpaid interest under the Tiger Trout Note has not been repaid on or before the maturity date, that will be an event of default under the Tiger Trout Note. If an event of default has occurred and is continuing, Tiger Trout may declare all or any portion of the then-outstanding principal amount and any accrued and unpaid interest under the Tiger Trout Note (the “Indebtedness”) due and payable, and the Indebtedness will become immediately due and payable in cash by the Company. Further, Tiger Trout will have the right, until the Indebtedness is paid in full, to convert all, but only all, of the then-outstanding Indebtedness into shares of Company common stock at a conversion price of $0.50 per share, subject to customary adjustments for stock splits, etc. occurring after the issuance date. The Tiger Trout Note contains a customary beneficial ownership limitation of 9.99%, which may be waived by Tiger Trout on 61 days’ notice to the Company.

Convertible Promissory Note – Amir Ben-Yohanan

On February 2, 2021, the Company and Amir Ben-Yohanan, its Chief Executive Officer, entered into a promissory note in the total principal amount of $2,400,000 (the “Note”). The Note memorializes a $2,400,000 loan that Mr. Ben-Yohanan previously advanced to the Company and its subsidiaries to fund their operations.

The Note bears simple interest at a rate of eight percent (8%) per annum, and the Company may prepay all or any portion of the principal amount and any accrued and unpaid interest of the Note at any time without penalty.

At the time of the qualification by the United States Securities and Exchange Commission of the Company’s Offering Circular, pursuant to Regulation A under the Securities Act of 1933, as amended, $1,000,000 of the Indebtedness shall, automatically and without any further action of the Company or the Holder, be converted into a number of restricted fully paid and non-assessable shares of shares of common stock, par value $0.001 per share, of the Company equal to (i) $1,000,000 divided by (ii) the price per share of the Common Stock as offered in the Offering Circular.

F-64

Share Exchange Agreement – Magiclytics

On February 3, 2021, the Company entered into an Amended and Restated Share Exchange Agreement (the “A&R Share Exchange Agreement”) by and between the Company, Digital Influence Inc., a Wyoming corporation doing business as Magiclytics (“Magiclytics”), each of the shareholders of Magiclytics (the “Magiclytics Shareholders”) and Christian Young, as the representative of the Magiclytics Shareholders (the “Shareholders’ Representative”). Christian Young is the President, Secretary, and a Director of the Company, and is also an officer, director, and significant shareholder of Magiclytics.

The A&R Share Exchange Agreement amended and restated in its entirety the previous Share Exchange Agreement between the same parties, which was executed on December 3, 2020. The A&R Share Exchange Agreement replaces the Share Exchange Agreement in its entirety.

On February 3, 2021 (the “Magiclytics Closing Date”), the parties closed on the transactions contemplated in the A&R Share Exchange Agreement, and the Company agreed to issue 734,689 shares of Company common stock to the Magiclytics Shareholders in exchange for all 5,000 Magiclytics Shares (the “Magiclytics Closing”). On February 3, 2021, pursuant to the closing of the Share Exchange Agreement, we acquired Magiclytics, and Magiclytics thereafter became our wholly owned subsidiary.

At the Magiclytics Closing, we agreed to issue to Christian Young and Wilfred Man each 330,610 shares of Company Common Stock, representing 45% each, or 90% in total of the Company common stock which we agreed to issue to the Magiclytics Shareholders at the Magiclytics Closing.

The number of shares of the Company common stock issued at the Magiclytics Closing was based on the fair market value of the Company common stock as initially agreed to by the parties, which is $4.76 per share (the “Base Value”). The fair market value was determined based on the volume weighted average closing price of the Company common stock for the twenty (20) trading day period immediately prior to the Magiclytics,. In the event that the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A is less than the Base Value, then within three (3) business days of the qualification by the SEC of the Offering Statement forming part of this offering circular, the Company will issue to the Magiclytics Shareholders a number of additional shares of Company common stock equal to:

(1)	$3,500,000 divided by the initial public offering price per share of the Company common stock in this Offering pursuant to Regulation A, minus;
(2)	734,689

The resulting number of shares of the Company common stock pursuant to the above calculation will be referred to as the “Additional Shares”, and such Additional Shares will also be issued to the Magiclytics Shareholders pro rata based on their respective ownership of Magiclytics Shares.

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In addition to the exchange of shares between the Magiclytics Shareholders and the Company described above, on the Magiclytics Closing Date the parties took a number of other actions in connection with the Magiclytics Closing pursuant to the terms of the A&R Share Exchange Agreement:

(i)	The Board of Directors of Magiclytics (the “Magiclytics Board”) expanded the size of the Magiclytics Board to 3 persons and named Simon Yu, a current officer and director of the Company as a director of the Magiclytics Board.
(ii)	The Magiclytics Board named Wilfred Man as the Chief Executive Officer of Magiclytics, Christian Young as the President and Secretary of the Magiclytics and Simon Yu as the Chief Operating Officer of Magiclytics.

Further, immediately following the Magiclytics Closing, the Company assumed responsibility for all outstanding accounts payables and operating costs to continue operations of Magiclytics including but not limited to payment to any of its vendors, lenders, or other parties in which Magiclytics engages with in the regular course of its business.

In connection with the closing, the Company entered in a consulting agreement with Christian Young, a Director of the Company. The compensation will be paid according to the 8-K filed on February 8, 2021 with the SEC.

On February 1 2021, the Board of Directors approved the payments of $240,000 cash bonuses to Amir Ben-Yohanan, Chris Young, and Simon for their new services in 2021.

On March 3, 2021, the Company entered into a non-binding letter of intent with “The Tinder Blog” (Instagram.com/thetinderblog).

Effective March 4, 2021, the Company entered into three (3) separate director agreements with three Amir Ben-Yohanan, Christopher Young, and Simon Yu . The Director Agreements set out terms and conditions of each of Mr. Ben-Yohanan’s, Mr. Young’s, and Mr. Yu’s role as a director of the Company.

Pursuant to the Director Agreements, the Company agreed to compensate each of the Directors as follows:

●	An issuance of 31,821 shares of the Company’s common stock, par value par value $0.001 (“Common Stock”), to be issued on the Effective Date, as compensation for services provided by each of the Directors to the Company prior to the Effective Date; and

●	An issuance of a number of shares of Common Stock having a fair market value (as defined in each of the Director Agreements) of $25,000 at the end of each calendar quarter that the Director serves as a director.

Between January 2021 to March 2021, the Company issued a total of 20,033 shares as stock-based compensation to a consultant, 15,688 shares to settle account payable from legal services, 734,689 shares for acquisition of Magiclytics, 106,707 shares for S-8 shares to Directors and consultants, and 428,197 shares as bonus shares to the convertible promissory notes holders issued in 2021.

Convertible Promissory Note – Labrys Fund, LP

On March 11, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 10% promissory note (the “Labrys Note”) with a maturity date of March 11, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. In addition, the Company issued 125,000 shares of its common stock to Labrys as a commitment fee pursuant to the Labrys SPA. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $1,000,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 10% per annum. The Labrys Note carries an original issue discount (“OID”) of $100,000. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $900,000 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a conversion price equal to $10.00 per share.

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

F-66

CLUBHOUSE MEDIA GROUP, INC.

Best Efforts Offering of

$1,000,000 Minimum Offering Amount (250,000 Shares of Common Stock)

$30,000,000 Maximum Offering Amount (7,500,000 Shares of Common Stock)

OFFERING CIRCULAR

___________, 2021

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1*	Form of Placement Agency Agreement
2.1	Articles of Incorporation of the Company. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on February 13, 2007).
2.2	Certificate of Amendment to the Company’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2020).
2.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2020).
2.4	Form of Series X Preferred Stock Certificate of Designations filed November 12, 2020 with the Secretary of State of Nevada. (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed November 12, 2020).
2.5	Certificate of Amendment to Articles of Incorporation filed November 2, 2020 with the Secretary of State of Nevada (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2020).
3.1*	Form of Placement Agent’s Warrant
4.1*	Form of Subscription Agreement for Regulation A Offering.
6.1	Share Exchange Agreement dated August 11, 2020 by and between Tongji Healthcare Group, Inc., West of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2020).
6.2	Custodian Discharge Order (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed November 12, 2020).
6.3+	Independent Director Agreement by and between the Company and Gary Marenzi dated July 28, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed July 30, 2020).
6.4+	Director Agreement by and between the Company and Harris Tulchin dated August 5, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed August 11, 2020).
6.5	Lease Agreement dated August 3, 2020 for Dobre Brothers House – Beverly Hills (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed November 12, 2020).
6.6	Lease Agreement dated September 6, 2020 for Clubhouse Europe (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed November 12, 2020).
6.7	Exchange Agreement dated July 9, 2020 between the West of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young and Simon Yu (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed November 12, 2020).
6.8	Promissory Note issued by West of Hudson Group, Inc., as borrower, to Amir Ben-Yohanan, as Lender, dated January 2, 2020 (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed November 12, 2020).
6.9	Waiver Pursuant to Share Exchange Agreement dated November 11, 2020 by and between Tongji Healthcare Group, Inc., West of Hudson Group, Inc., Amir Ben-Yohanan, Chris Young, Simon Yu and Mr. Ben-Yohanan as the representative of the WOHG Shareholders. (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed November 12, 2020).
6.10	Letter of BF Borgers CPA PC to the Commission dated September 11, 2020. (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed September 14, 2020).
6.11	Amended and Restated Share Exchange Agreement dated February 3, 2021 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.12	Promissory Note issued by the Company to Amir Ben-Yohanan dated February 2, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.13+	Consulting Agreement between the Company and Chris Young dated February 3, 2021 (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.14	Securities Purchase Agreement between the Company and Tiger Trout Capital Puerto Rico, LLC dated January 29, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.15	Convertible Promissory Note issued by the Company to Tiger Trout Capital Puerto Rico, LLC dated January 29, 2021 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.16	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated January 25, 2021 (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.17	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated January 25, 2021 (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.18	Securities Purchase Agreement between the Company and ProActive Capital SPV I, LLC dated January 20, 2021 (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.19	Convertible Promissory Note issued by the Company to ProActive Capital SPV I, LLC dated January 20, 2021 (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K filed February 8, 2021).
6.20+	Director Agreement, dated March 4, 2021, by and between the Company and Amir Ben-Yohanan (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 10, 2021).
6.21+	Director Agreement, dated March 4, 2021, by and between the Company and Christopher Young (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 10, 2021).
6.22+	Director Agreement, dated March 4, 2021, by and between the Company and Simon Yu dated (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed March 10, 2021).
6.23**+	Call Agreement, dated March 12, 2021, by and between Harris Tulchin and Amir Ben-Yohanan.
6.24**+	Call Agreement, dated March 12, 2021, by and between Harris Tulchin and Christian Young.
6.25+	Amendment to Director Agreement, dated March 12, 2021, by and between Harris Tulchin and the Company (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 12, 2021).
6.26**	Lease Agreement dated March 17, 2020 for Clubhouse BH
6.27**	Lease Agreement dated September 10, 2020 for Weheartfans House – Bel Air
6.28	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated February 19, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed February 25, 2021).
6.29	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated February 19, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed February 25, 2021).
6.30	Securities Purchase Agreement between the Company and Labrys Fund, LP dated March 11, 2021 (incorporated by reference to Exhibit 10.22 of the Company’s Annual Report on Form 10-K filed March 15, 2021).
6.31	Convertible Promissory Note issued by the Company to Labrys Fund, LP dated March 11, 2021 (incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed March 15, 2021).
6.32	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated March 22, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 26, 2021).
6.33	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated March 22, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed March 26, 2021).
6.34	Securities Purchase Agreement between the Company and GS Capital Partners, LLC dated April 1, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed April 7, 2021).
6.35	Convertible Promissory Note issued by the Company to GS Capital Partners, LLC dated April 1, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed April 7, 2021).
6.36	Securities Purchase Agreement between the Company and Eagle Equities LLC dated April 13, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed April 15, 2021).
6.37	Convertible Promissory Note issued by the Company to Eagle Equities LLC dated April 13, 2021 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed April 15, 2021).
6.38+	Employment Agreement, dated April 9, 2021, by and between the Company and Simon Yu (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed April 15, 2021).
6.39+	Employment Agreement, dated April 9, 2021, by and between the Company and Christian Young (Incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed April 15, 2021).
6.40+	Employment Agreement, dated April 11, 2021, by and between the Company and Christian Young (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed April 15, 2021).
6.41+	Employment Agreement, dated April 11, 2021, by and between the Company and Amir Ben-Yohanan (Incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed April 15, 2021).
6.42*	Lease Agreement dated August 18, 2020 for Just a House – Los Angeles
6.43*	Lease Agreement dated March 4, 2021 for Society Las Vegas – Las Vegas
6.44*	Form of Issuer Acknowledgment (Regulation A Offering) among the Company, Sutter Securities Clearing, LLC and Sutter Securities Group, Inc.
6.45*	Form of Credit Card Services Agreement between the Company and Sutter Securities Group, Inc.
9.1*	Form of Escrow Agreement between the Company and Sutter Securities Clearing, LLC.
10.1**	Power of attorney (included on signature page of Offering Statement of Form 1-A)
11.1*	Consent of Fruci & Associates II, PLLC, Independent Registered Public Accounting Firm.
11.2*	Consent of Anthony L.G., PLLC (included in Exhibit 12.1)
12.1*	Opinion of Anthony L.G., PLLC
13.1*	Testing the Waters Materials

* Filed herewith.

**Previously filed.

+ Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 3 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 28, 2021.

CLUBHOUSE MEDIA GROUP, INC.

By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan, Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No. 3 to Form 1-A has been signed by the following persons in the capacities indicated on May 28, 2021.

Name	Title

/s/ Amir Ben-Yohanan	Chairman of the Board and Chief Executive Officer,
Amir Ben-Yohanan	and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

*	President, Secretary, and Director
Christian J. Young

*	Chief Operating Officer and Director
Simon Yu

*	Director
Harris Tulchin

*	Director
Gary Marenzi

By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Attorney-in-fact*

108